EXHIBIT 10.4

AMENDED AND RESTATED LEASE AGREEMENT NO. 4,

dated as of June 9, 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Component”	5
1.41 “Fixed Term”	5
1.42 “Fixtures”	5
1.43 “GAAP”	5
1.44 “Government Agencies”	5
1.45 “Gross Revenues”	6
1.46 “Ground Leases”	6

1.47 “Guarantor”	6
1.48 “Guaranty”	6
1.49 “Hazardous Substances”	6
1.50 “Immediate Family”	7
1.51 “Impositions”	7
1.52 “Indebtedness”	8
1.53 “Index”	8
1.54 “Insurance Requirements”	8
1.55 “Interest Rate”	8
1.56 “Land”	8
1.57 “Landlord”	8
1.58 “Landlord Default”	8
1.59 “Landlord Liens”	9
1.60 “Lease Year”	9
1.61 “Leased Improvements”	9
1.62 “Leased Intangible Property”	9
1.63 “Leased Property”	9
1.64 “Legal Requirements”	9
1.65 “Lien”	9
1.66 “Management Agreement”	10
1.67 “Manager”	10
1.68 “Minimum Rent”	10
1.69 “New Property”	10
1.70 “Notice”	10
1.71 “Offer”	10
1.72 “Officer’s Certificate”	10
1.73 “Operating Rights”	10
1.74 “Original Lease”	10
1.75 “Other Leases”	10
1.76 “Overdue Rate”	10
1.77 “Parent”	10
1.78 “Percentage Reduction”	11
1.79 “Permitted Encumbrances”	11
1.80 “Permitted Use”	11
1.81 “Person”	11
1.82 “Prior Rent”	11
1.83 “Property”	11
1.84 “Property Mortgage”	11
1.85 “Property Mortgagee”	11
1.86 “Real Property”	11
1.87 “Rent”	11
1.88 “RMR”	11
1.89 “Rules”	11
1.90 “SARA”	11
1.91 “SEC”	11
1.92 “Shell”	11
1.93 “Shell Agreement”	11

1.94 “Shell SNDA”	12
1.95 “State”	12
1.96 “Subordinated Creditor”	12
1.97 “Subordination Agreement”	12
1.98 “Subsidiary”	12
1.99 “Successor Landlord”	12
1.100 “Superior Landlord”	12
1.101 “Superior Lease”	12
1.102 “Superior Mortgage”	12
1.103 “Superior Mortgagee”	12
1.104 “TA Franchise Agreement”	12
1.105 “TCA”	12
1.106 “Tenant”	12
1.107 “Tenant’s Personal Property”	12
1.108 “Term”	13
1.109 “Transferred Trademarks”	13
1.110 “Travel Center”	13
1.111 “UCC”	13
1.112 “Unsuitable for Its Permitted Use”	13
1.113 “Willington Rent”	13
1.114 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	15
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	21
3.4 No Termination, Abatement, Etc.	21
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	23
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	25
4.4 Ground Leases	25
4.5 Shell Agreement	25

ARTICLE 5 MAINTENANCE AND REPAIRS	26
5.1 Maintenance and Repair	26
5.1.1 Tenant’s General Obligations	26
5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	27
5.2 Tenant’s Personal Property	27
5.3 Yield Up	28
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	29
6.1 Improvements to the Leased Property	29
6.2 Salvage	29
ARTICLE 7 LIENS	30
ARTICLE 8 PERMITTED CONTESTS	30
ARTICLE 9 INSURANCE AND INDEMNIFICATION	31
9.1 General Insurance Requirements	31
9.2 Waiver of Subrogation	31
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	32
9.5 Indemnification of Landlord	32
ARTICLE 10 CASUALTY	33
10.1 Insurance Proceeds	33
10.2 Damage or Destruction	33
10.2.1 Damage or Destruction of Leased Property	33
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	33
10.2.4 Disbursement of Proceeds	34
10.3 Damage Near End of Term	35
10.4 Tenant’s Personal Property	35
10.5 Restoration of Tenant’s Personal Property	35
10.6 No Abatement of Rent	35
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	35
11.1 Total Condemnation, Etc.	35
11.2 Partial Condemnation	36
11.3 Abatement of Rent	36
11.4 Temporary Condemnation	37
11.5 Allocation of Award	37
ARTICLE 12 DEFAULTS AND REMEDIES	37
12.1 Events of Default	37
12.2 Remedies	39
12.3 Tenant’s Waiver	40
12.4 Application of Funds	40
12.5 Landlord’s Right to Cure Tenant’s Default	41
ARTICLE 13 HOLDING OVER	41
ARTICLE 14 LANDLORD DEFAULT	41
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	42
ARTICLE 16 SUBLETTING AND ASSIGNMENT	42

16.1 Subletting and Assignment	42
16.2 Required Sublease Provisions	43
16.3 Permitted Sublease	44
16.4 Sublease Limitation	45
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	45
17.1 Estoppel Certificates	45
17.2 Financial Statements	45
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	46
18.1 Inspection	46
18.2 Quality Control	46
18.3 Transferred Trademarks, Registration and Maintenance	46
18.4 Enforcement	46
ARTICLE 19 EASEMENTS	47
19.1 Grant of Easements	47
19.2 Exercise of Rights by Tenant	47
19.3 Permitted Encumbrances	47
ARTICLE 20 PROPERTY MORTGAGES	47
20.1 Landlord May Grant Liens	47
20.2 Subordination of Lease	48
20.3 Notice to Mortgagee and Superior Landlord	49
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	49
21.1 Prompt Payment of Indebtedness	49
21.2 Conduct of Business	49
21.3 Maintenance of Accounts and Records	50
21.4 Notice of Litigation, Etc.	50
21.5 Indebtedness of Tenant	50
21.6 Distributions, Payments to Affiliated Persons, Etc.	51
21.7 Prohibited Transactions	51
21.8 Liens and Encumbrances	51
21.9 Merger; Sale of Assets; Etc.	52
21.10 Bankruptcy Remote Entities	52
21.11 Trade Area Restriction	52
ARTICLE 22 ARBITRATION	52
ARTICLE 23 MISCELLANEOUS	54
23.1 Limitation on Payment of Rent	54
23.2 No Waiver	55
23.3 Remedies Cumulative	55
23.4 Severability	55
23.5 Acceptance of Surrender	55
23.6 No Merger of Title	55
23.7 Conveyance by Landlord	55
23.8 Quiet Enjoyment	56
23.9 No Recordation	56
23.10 Notices	56
23.11 Construction	57
23.12 Counterparts; Headings	57

v

23.13 Applicable Law, Etc.	57
23.14 Right to Make Agreement	58
23.15 Attorneys’ Fees	58
23.16 Nonliability of Trustees	58
23.17 Original Lease	58

AMENDED AND RESTATED LEASE AGREEMENT NO. 4

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 4 is entered into as of June 9, 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1          “AAA”  shall have the meaning given such term in Article 22.

1.2          “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3          “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4          “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5          “Agreement”  shall mean this Amended and Restated Lease Agreement No. 4, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6          “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7          “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8          “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9          “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10        “Base Year”  shall mean the 2015 calendar year.

1.11        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

1.14        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16        “Claim”  shall have the meaning given such term in Article 8.

1.17        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18        “Commencement Date”  shall mean the date hereof.

1.19        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24        “Disputes”  shall have the meaning given such term in Article 22.

1.25        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such

Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40        “Fixed Component”  shall have the meaning given such term in Section 4.4.

1.41        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.42        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.43        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.44        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.45        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.46        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.47        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.48        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.49        “Hazardous Substances”  shall mean any substance:

(a)           the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)           which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability

Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)           which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)           the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)           without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)            without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)           without limitation, which contains or emits radioactive particles, waves or material.

1.50        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.51        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.52        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.53        “Index”  shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S., All Items, 1982-1984=100.  The Index is presently published by the Bureau of Labor Statistics of the United States Department of Labor.  If publication of the Index ceases, computations with respect to which the Index is to be applied shall be computed on the basis of whatever index published by the United States Department of Labor at that time is most nearly comparable.  If the Index ceases to use 1982-84=100 as the basis of calculation, then the Index shall be converted to the amount(s) that would have resulted had the manner of calculating the Index in effect at the Commencement Date.

1.54        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.55        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.56        “Land”  shall have the meaning given such term in Section 2.1(a).

1.57        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.58        “Landlord Default”  shall have the meaning given such term in Article 14.

1.59        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.60        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.61        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.62        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.63        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.64        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.65        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.66        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.67        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.68        “Minimum Rent”  shall mean Forty Million Three Hundred Thirty-Six Thousand Four Hundred Fifty-Eight Dollars ($40,336,458) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.69        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.70        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.71        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.72        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.73        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.74        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.75        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.76        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.77        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.78        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.79        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.80        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.81        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.82        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.83        “Property”  shall have the meaning given such term in Section 2.1.

1.84        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.85        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.86        “Real Property”  shall have the meaning given such term in Section 2.1.

1.87        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.88        “RMR”  shall have the meaning given such term in Article 22.

1.89        “Rules”  shall have the meaning given such term in Article 22.

1.90        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.91        “SEC”  shall mean the Securities and Exchange Commission.

1.92        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.93        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.94        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.95        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.96        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.97        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.98        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.99        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.100      “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.101      “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.102      “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.103      “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.104      “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.105      “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.106      “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.107      “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.108      “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.109      “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.110      “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.111      “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.112      “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.113      “Willington Rent”  shall have the meaning given such term in Section 4.4.

1.114      “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1          Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)           those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-36, attached hereto and made a part hereof (the “Land”);

(b)           all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)           all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)           all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)           all of the Leased Intangible Property;

(f)            any and all leases of space in the Leased Improvements; and

(g)           all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2          Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO

ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3          Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2030.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4          Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2031 and expire on December 31, 2045 and the second Extended Term shall commence on January 1, 2046 and expire on December 31, 2060.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2060.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2029, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2044, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such

Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1          Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1       Minimum Rent

(a)           Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)           Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2       Additional Rent

(a)           Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)           Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)           Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)           Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3       Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)           Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)           Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)           Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)           Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)           Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)            Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-One Million Two Hundred Thirty-Two Thousand Nine Hundred Eleven Dollars ($21,232,911).

3.2          Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3          Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4          No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1          Permitted Use

4.1.1       Permitted Use

(a)           Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)           In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2       Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3       Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2          Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3          Environmental Matters.

4.3.1       Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any

Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2       Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3       Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4       Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4          Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases, except that (a) Landlord shall pay the basic and minimum rent and percentage rent due under the Ground Lease for the Willington Travel Center (and Tenant shall reasonably cooperate with Landlord in providing timely information and computations for purposes of computing such rent under such Ground Lease) and (b) Tenant shall, during the term of such Ground Lease, pay to Landlord, monthly in advance, the Willington Rent.  The “Willington Rent” shall be the sum of (i) all the payments required under Section 5(a) of such Ground Lease on account of debt service, including without limitation, amounts described in Section 5(a)(iii) thereof (it being understood that if such debt service or any component thereof is ever determined on the basis of a formula not compliant with Section 856(d)(2) of the Code, then the parties shall renegotiate a compliant substitute for the amounts described under this clause (i)), plus (ii) the “Fixed Component” which initially shall be Ninety-Eight Thousand Eight Hundred Ninety-Four and Twenty-One Hundredths Dollars ($98,894.21) per month as of the Commencement Date and which shall increase annually on each October 1 to be the product of the Fixed Component for the month prior to the increase multiplied by the sum of 1 plus the percentage increase (if any) in the Index (expressed as a decimal) during the year preceding the increase.  To the extent the Index shall decrease during any such prior year, the Fixed Component shall remain unchanged.]  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5          Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1          Maintenance and Repair

5.1.1       Tenant’s General Obligations

(a)          Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)          Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2       Landlord’s Obligations

(a)           Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)           If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3       Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2          Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3          Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4          Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1          Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2          Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1          General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2          Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3          Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30)

days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4          No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5          Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2        Damage or Destruction

10.2.1     Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2     Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3     Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if

Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4     Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)           should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)           should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)           should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)           should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)            should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)           should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)           should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)            should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)            should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to eleven and two tenths percent (11.2%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by

Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.  No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this

Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)           within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)           within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)           within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)           at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)           promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)            promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and

sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)           the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)           Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)           Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the

Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)           Indebtedness of Tenant to Landlord;

(b)           Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)           Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)           unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)           Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)            Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)           A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)           Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)           Permitted Encumbrances;

(c)           Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)           As permitted pursuant to Section 21.5.

21.9        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10      Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11      Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10      Notices.

(a)           Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)           All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

Telecopier No. (617) 969-5730

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11      Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12      Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13      Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14      Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15      Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16      Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17      Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Amended Restated Lease No. 4]

EXHIBITS A-1 through A-36

Land

Exhibit	TA Site No.	Property Address
A-1	224	1806 Highway 371 W, Prescott, AR 71857.
A-2	41	46155 Dillon Road, Coachella, CA 92236.
A-3	346	28991 West Gonzaga Rd., Santa Nella, CA 95322.
A-4	148	5101 Quebec Street, Commerce City (Denver East), CO 80022.
A-5	22	327 Ruby Road, Willington, CT 06279.
A-6	53	556 St. Rt. 44, Wildwood, FL 34785.
A-7	45	P.O. Box 592, Madison, GA 30650.
A-8	367	5915 Monee Rd., Monee, IL 60449.
A-9	43	4510 Broadway, Mt. Vernon, IL 62864.
A-10	257	10346 S. State Rd. 39, Clayton, IN 46118.
A-11	220	1600 West US Hwy 20, Porter, IN 46304.
A-12	252	2775 US Hwy 75, Lebo (Beto Junction), KS 66856.
A-13	28	145 Richwood Road, Walton, KY 41094.
A-14	180	1682 Gause Blvd., Slidell, LA 70458.
A-15	19	1400 Elkton Road, Elkton, MD 21921.
A-16	175	3265 N. Service Road East, Foristell, MO 63348.
A-17	193	8033 W. Holling Rd., Alda (Grand Island), NE 68810.
A-18	6	2 Simpson Road, Columbia, NJ 07832.
A-19	81	2501 University Blvd. NE, Albuquerque, NM 87107.
A-20	207	753 Upper Court St., Binghamton, NY 13904.
A-21	194	8420 Alleghany Rd., Corfu (Pembroke), NY 14036.
A-22	221	153 Wiggins Road, Candler, NC 28715.
A-23	701	715 US 250 East, Ashland, OH 44805.
A-24	139	12403 US Rt. 35 NW, Jeffersonville, OH 43128.
A-25	95	4450 Portage St. NW, North Canton, OH 44720.
A-26	152	P.O. Box 171, Sayre, OK 73662.
A-27	67	5644 SR 8, Harrisville (Barkeyville), PA 16038.
A-28	68	5600 Nittany Valley Drive, Lamar, PA 16848.
A-29	179	3014 Paxville Highway, Manning, SC 29102.
A-30	245	155 Hwy. 138, Denmark (Jackson), TN 38391.
A-31	34	111 N. First Street, Nashville, TN 37213.
A-32	150	7751 Bonnie View Road, Dallas (South), TX 75241.
A-33	153	1010 Beltway Parkway, Laredo, TX 78045.
A-34	232	4817 I-35 North, New Braunfels, TX 78130.
A-35	32	RR1, Valley Grove, WV 26060.
A-36	188	P.O. Box 400, Ft. Bridger, WY 82933.

[See attached copies.]

EXHIBIT A-1

TA Prescott
1806 Highway 371
Prescott, AR

Legal Description

Part of the Southwest Quarter of the Southeast Quarter (SW 1/4 SE 1/4) and part of the Southeast Quarter of the Southeast Quarter (SE 1/4 SE 1/4) of Section 1, Township 11 South, Range 23 West, Nevada County, Arkansas, more particularly described as follows: Commence at the Northwest corner of said SW 1/4 of SE 1/4, run thence South 02 degrees 15 minutes 39 seconds West along the West line of said SW 1/4 of SE 1/4 for 342.00 feet to the POINT OF BEGINNING; run thence South 89 degrees 03 minutes 10 seconds East parallel with the North line of said SW 1/4 of SE 1/4 and SE 1/4 of SE 1/4 for 2150.63 feet to the Westerly right of way of Interstate No. 30; run thence South 49 degrees 27 minutes 32 seconds West along said right of way for 180.32 feet to a right of way monument; run thence South 53 degrees 51 minutes 23 seconds West along said right of way for 252.20 feet to a right of way monument; run thence South 62 degrees 25 minutes 58 seconds West along said right of way for 215.14 feet to a right of way monument; run thence South 75 degrees 24 minutes 48 seconds West along said right of way for 174.60 feet to a right of way monument; run thence South 81 degrees 18 minutes 31 seconds West along said right of way for 834.59 feet to a right of way monument; run thence South 46 degrees 14 minutes 52 seconds West along said right of way for 202.64 feet to a right of way monument; run thence South 17 degrees 11 minutes 00 seconds West along said right of way for 194.80 feet to a right of way monument; run thence North 89 degrees 00 minutes 40 seconds West along said right of way for 200.00 feet to a right of way monument; run thence South 00 degrees 59 minutes 20 seconds West along said right of way for 60.00 feet to a ½ inch rebar with cap on the North right of way of Highway No. 24; run thence North 89 degrees 00 minutes 40 seconds West along said North right of way for 257.53 feet to the West line of said SW 1/4 of SE 1/4; run thence North 02 degrees 15 minutes 39 seconds East along said West line for 951.16 feet to the POINT OF BEGINNING, and containing 25.83 acres, more or less.

EXHIBIT A-2 TA Coachella 46155 Dillon Road Coachella, CJ\ LEGAL DESCRIPTION Real property in the Oty of Coachella, County of Riverside,State of California,described as Foflows: A PARCEL OF lAND LOCATED IN A PORTION OF PARCEL ''A'' OF lOT LINE ADJUSTMENT RECORDED OCTOBER 11, 1989 AS INSTRUMENT NO. 352183,OFAC1Al RECORDS OF THE OTY OF COACHELLA,COUNlY OF RIVERSIDE, STATE OF CAUFORNIA 1 ALSO BEING IN A PORTION OF THE NORTiiWESf QUARTI:R OF SECflON 29,mWNSHIP 5 SOUTH, RANGE 8 EAST,SAN BERNARDINO MER!DlAN, MORE PARTIOJLARLY DESCRIBED AS FOU.OWS: COMMENCING AT THE NORTiiWEST CORNER OF SECflON 29, ntENCE S 00°09'29.. E AlONG THE WEST UNE OF lliE NORTiiWEST QUARTER OF SAID SECTION 29, A DISTANCE OF 70.09 FT.; THENCE N 89"50'31" E, A DISTANCE OF 30.00 FT.; THENCE S 89°59'38'' E PARAU£l TO AND 70.00 FT. SOUTH OF THE NORTH UNE OF SAID SECTION 29, A DISTANCE OF 1005.53 FT.; THENCE 5 83°57'38' E A DISTANCE OF 92.54 Fr. TO TifE TRUE POINT OF BEGlNNING.; THENCE CONTINUING S 83°57'38" E A DISTANCE OF 652.46 FT. ALONG THE NORTHERLY LINE OF PARCEL "B" OF SAID lOT UNE ADJUSTMENT; . lliENCE S 88°09'12" E ALONG THE NORTHERLY UNE Of SAID LOT UNE ADJUSTMENT,A DISTANCE Of 472.29 FT; lliENCE S 79°00'00" E A DISTANCE OF 33.39 Fr. TO THE BEGINNING OF A TANGENT CURVE; TliENCE SOUTHERLY ALONG SAID CURVE CONCAVE TO THE SOUllfWESTTHROUGH A CENTRAL ANGLE OF 112°00'00" A RADIUS OF 40.00 Ff. AND AN ARC lENGTli OF 78.19 FT. lliENCE S 33°00'00" W A DISTANCE OF 113.38 FT. TO A POlNT ON THE NORTli RIGHT OF WAY LINE OF DILLON ROAD; THENCE 5 44°53'51" W ALONG SAID DILLON ROAD RIGHT OF WAY UNE A DISTANCE OF l221.46 FT.; TifENCE 5 89°51'54'1 W A DISTANCE OF 53.06 FT. TO A POINT ON lHE SIXTEENTH SECTION UNE 137.80 FT. NORTH OF WE CENTER NORTI-IWEST QUARTER OF SAID SECTION 29; THENCE N 00°08'06" W ALONG SAID SIXTEENll-f SECflON UNE A DISTANCE OF 261.56 FT.; THENCE N 89"51'54" W A DISTANCE OF 200.00 FT.; THENCE N 00°08'06" W PARALlEL TO AND 200.00 FT. WEST OF SAID SIXTEENTii SECTION LINE, A DISTANCE OF 850.6lJ FT.TO ntE TRUE POINT OF BEGINNING. CONTAINING 17.55 ACRES MORE OR LESS I of2

PARCEL 2 Of EXHIBIT "6" OF "CERTIFICATE OF COMPUANCE FOR LOT UNE ADJUSTMENT' IS RECORDED ON JUNE 29, 2000 AS INSTRUMENT NO. 2()0(}252673 OF OffiCIAL RECORDS. APN: 603-101-018-6 2 of2

EXHIBIT A-3

Santa Nella, CA
28991 West Gonzaga Road
Santa Nella, CA 95322

Real property in the County of Merced, State of California, described as follows:

Parcels A and B, as shown on that certain map entitled "PARCEL MAP FOR SAN LUIS PARTNERSHIP", filed August 31, 1994 in Book 77, Pages 29 thru 35 of Parcel Maps, Merced County Records.

EXCEPTING all oil, oil right, minerals, mineral rights, natural gas rights and other hydrocarbons by whatsoever name known that may be within or under the parcels of land hereinabove described without, however the right ever to drill, dig or mine through the surface of said land therefrom or otherwise in such manner as to endanger the safety of any highway that may be constructed on the lands hereby conveyed, without, however, the right of ingress or egress to the above described parcels of land over and across the highway right of way line as reserved in the deed from Anna Cuiffo recorded July 1, 1954 in Volume 1162, page 195 of Official Records.

APN: 078-330-004, 078-330-005

EXHIBIT A-4

Denver East, CO (TA)
5101 Quebec Street
Commerce City, CO 80022

Parcel A:

A leasehold interest, as described in that certain Lease to TA Operating Corporation, a Delaware corporation, as evidenced by Memorandum of Lease, recorded January 22, 1998, in Book 5213, at Page 875, and Assignment of Lease recorded February 26, 2007, at Reception Number 2007000019995, in and to the following described property:

A Parcel of land situated in the East one half of Section 17, Township 3 South, Range 67 West of the Sixth Principal Meridian, together with Lot 51, Kemp Subdivision, The Subdivision of which is recorded in the offices of the Adams County Clerk and Recorder in Book 4, at Page 35, City of Commerce City, County of Adams, State of Colorado, a being more particularly described as follows:

Commencing at the Southeast corner of the Northeast Quarter of the Southeast Quarter of Section 17; Thence North 00°31'37" West along the Easterly line of said Southeast Quarter 132.10 feet to a point on a curve on the Northerly right-of-way line of U.S. Interstate No. 270, also being the point of beginning;

Thence Northwesterly, along said Northerly right-of-way line and along a curve to the left having a central angle of 17°38'06", a radius of 1960.19 feet, an arc distance of 603.33 feet and having a chord which bears North 45°21'35" West 600.95 feet to a point of tangency; Thence continuing along said Northerly right-of-way line North 54°10'48" West 415.14 feet; Thence departing said right-of-way line North 00°31'09" West 429.66 feet; Thence South 89°24'48" West 267.11 feet to the Southeast corner of Thuringer Subdivision No. 2 the Subdivision of which is recorded in the Offices of the Adams County Clerk and Recorded under Reception Number 392231; said Thuringer Subdivision No, 2 and along the Easterly line of Lot 58 of said Kemp Subdivision, 600.36 feet; Thence North 89°24'48" East along the Southerly line of Lot 53 and Lot 52 a distance of 395.13 feet to the Southwest corner of Lot 51, all in said Kemp Subdivision; Thence along the boundary lines of said Lot 51 the following Three (3) courses:

1. North 00°31'09" West 349.92 feet to the Southerly right-of-way line of East 53rd Place;

2. North 89°24'48" East along said right-of-way line 200.01 feet;

3. South 00°31'09" East 349.92 feet to the Southeast corner of said Lot 51;

Thence North 83°24'48" East along the Southerly line of Lot 50, said Kemp Subdivision, 80.03 feet; Thence South 00°31'09" East 199.96 feet; Thence North 89°24'48" East 349.86 feet to the Easterly line of the Northeast Quarter of said Section 17; Thence South 00°31'09" East along said Easterly line 305.81 feet to the East Quarter corner of said Section 17; Thence South 00°31'37" East along the Easterly line of the Southeast Quarter of said Section 17, 1197.27 feet to the point of beginning,

EXCEPT that poriion of said property described in Quit Claim Deed recorded August 26 1998, in I3ook 5443at Page 245,AND EXCEPT that portion of said property described in Quit Claim Deed recorded .Tunc 28, 1999, in Book 5804, at Page 980, County of Adams, State of Colorado. Parcel 8: Beneficial Easement as described in Reciprocal Easement Agreement recorded August 12, I 999, in I3ook 5855, at Page 763, County of Adams, State of Colorado.

EXHIBIT A-5 TA \Villington 327 Ruby Road \VillingtonCT Parcel I All those certain pieces.or patc.els of land shown and described as "Parcel B-1", "Parcel B-2"and "Parl H" oacertain p an entitled, ''Lease Site Plan Willington TravelPlaza Ruby Road a.k.a. Ct. Route 320 Willington, Ct.,, prepared by Gardner & Peterson Associates, 178 Hartford Turnpike Tolland, Connecticut Professional Ep.gineers Land Surveyors Scale 1" = I 00' date 6/14/95 Sheet No. 1 of 1 Revisions 6/16/95, 6/23/95, Map. No. 8954-LS, which plan is on file in the offices of the Landlord and Tenant Parcel II That certain parcel of land, situated in the Town ofWillirigton, County of Tolland and State of Connecticut on the westerly side of Ruby Road (Rte. 320) as relocated, containing 0.18 of an acre, as shown on a map entitled ''TOWN OF WILLINGTON MAP SHOWING LAND RELEASED TO ROYCE PROPERTIES LLC BY TilE STATE OF CONNECTICUT RUBY ·ROAD-CONN; ROUTE 32{) SCALE 1'=40" JULY 1996" prepared by Gardener & Peterson Associates, Tolland, Connecticut, Job 8954. Said premises are more particularly bounded and described as follows: EASTERLY by Ruby Road (Rte. 320) as relocated, 386.63 feet; SOUTIIERLY - running to a point; Generally WESTERLY - by land now of Royce Properties LLC, 392.86 feet; NORTHERLY -running to a point. {80602124; 1}

EXHIBIT A-6 TA Wildvvood 556 St. Rt. 44 Wildwood, FL COMMENONG AT THE SOUlliEAST CORNER OF SECTION 34, TOWNSHIP 18 SOUTH, RANGE 22 EAST; lliENCE SOUTli 89°28'30'' WEST ALONG SECTION UNE 2647.34 FEET TO THE SOUTHWEST CORNER Of THE SOlJTliEAST 1/4 OF SAID SECITON; THENCE NORTH 0°31'30" WEST 1320.00 FEET FOR THE POINT OF BEGINNING; lliENCE NORTH 89°28'30EAST 605.99 FEET TO TiiE WESTERLY RIGHT-OF WAY UNE OF INTERSTATE HIGHWAY NO. 75; THENCE SOUTH 6°01'45" WEST ALONG SAID WESTERLY RIGHT-OF-WAY UNE,691.45 FEET; THENCE SOLITH 47°18'12" WEST ALONG SAID WESTERLY RIGHT OF-WAY UNE 142.78 FEET TO TI1E NORTHERLY RIGHT-OF WAY UNE OF STATE ROAD NO. 44, SAID POINT BEING THE INTERSECTlON OF THE WESTERLY RIGHT-OF-WAY UNE OF INTERSTATE HIGHWAY NO. 75 AND THE NORTHERLY RIGiiT-OF-WAY UNE OF STATE ROAD NO. 44;lliENCE NORTH 71 o16'15" WEST ALONG SAID NORTHERLY RlGiiT-OF-WAY UNE 70S.n FEET; THENCE NORTH 0°31'30" WEST 550.08 FEET; THENCE NORTif 89°28'30" EAST 245.00 FEET TO iriE POINT OF BEGINNING; All BEING IN SECTION J4, TOWNSHIP 16 SOUTH, RANGE 22 EAST, All LYING AND BEING IN SUMTER COUNTY, FLORIDA. EXCEPT ROAD RIGt-rr-OF-WAY FOR SfATE ROAD.NO. 44, IF ANY; AND EXCEPT ANY ROAD RIGHT-OF-WAY FOR INTERSTATE HIGHWAY NO. 75, IF ANY. COMMENONG AT THE SOUTHEAST CORNER OF SECTION 34, TOWNSHIP 18 SOUTH, RANGE 22. EAST; THENCE SOUTii 89°28'30" WEST1 ALONG SECTlON UNE, 2647.34 FEET TO THE SOUTHWEST CORNER OF THE SOUTHEAST 1/4 OF SAID SEmON; THENCE NORnf 0°31'30" WEST, 13?0.00 FEET FOR THE POINT OF BEGINNING; THENCE NORTH 89°26'30" EAST,605.99 FEET TO lliE WESTERLY RlGHT-OF WAY UNE OF lNTERSTATE HIGHWAY NO. 75; THENCE NORTH 6°01'45" EAST, ALONG SAID WESTERLY RIGfiT-Of-WAY UNE, 364.12 FEET; THENCE NORTH 2°58'15• WEST,ALONG SAID WESTERLY RIGHT OF-WAY UNE 171.60 FEET TO A POINT ON THE EASTERLY PROJECTION OF TiiE SOUTH BOUNDARY OF A BORROW PIT; THENCE SOt.mi 87°02'27" WEST AlONG SAID EASTERLY PROJECTlON 300.00 FEET TO THE SOUTHEAST CORNER OF SAID BORROW PIT; THENCE SOUTH 87°02'27" WEST ALONG SAID SOlffii BOUNDARY 586.03 FEET; THENCE SOlJTH 0°31'30" EAST, 495,56 FEET; THENCE NORTl-i 89°26'30" EAST, 245.00 FEET TO THE POir-IT OF BEGINNING; EXCEPT All ROAD RIGt-ITS OF WAY. ALSO DESCRIBED AS FOLLOWS: THAT PART OF THE WEST 1/2 OF THE SOliTHEASf 1/4 AND THAT PART OF THE EAST 1/2 OF THE SOUTHWEST l/4 OF SECflON 34, TOWNSHIP 18 SOlflli, RANGE 22 EAST IN SUMTER COUNTY, FLORIDA, BOUNDED AND DESCRIBEDFOLLOWS: FROM TiiSOUTHEAST CORNER OF SAID SEcnON 34, RUN SOUll-i 89°28'30" WEST ALONG lliE SOUTli UNE THEREOF 2647.34 FEET TO TliE SOUTHWEST CORNER Of SAID SOliTHEAST 1/4; THENCE NORTli 0°31'30" WEST 1320 FEET TO THE POINT OF BEGINNING OF lliiS DESCRIPTION; FROM SAID POINT OF BEGINNING,RUN NORlli 89°26'30" EAST, 605.99 FEET TO THE WESTERLY UNE OF THE RIGHT OF WAY OF INTERSTATE HIGHWAY NO. 75; THENCE SOlJTl-1 06°01'45" WEST ALONG THE WESTERLY UNE OF SAID RIGHT OF WAY 691.45 FEET; THENCE SOUTH 47°18'12" WEST ALONG THE WESTERLY UNE OF SAID RIGHT OF WAY 142.78 FEET TO THE NORTHERLY UNE OF THE RIGHT OF WAY OF STATE ROAD NO. 4'1;THENCE NORTH 71°16'15• WEST ALONG THE NORTiiERLY LINE OF SAID 1 of2

RIGiff OF WAY 705.72 FEET;THENCE NORTli 0°31'30" WEST, 550.08 FEET; THENCE NORTli 89°28'30" EAST 245 FEET TO THE POINT OF BEGfNNING. AlSO: 11-iAT PART OF lliE WEST 1/2 OF THE SOUTHEAST 1/4 AND THAT PART OF TlfE EAST 1/2 OF THE SOUTiiWEST 1/4 OF SECTION 34, TOWNSHIP 18 SOUTH, RANGE 22 EAST, IN SUMTER COUNTY, FLORIDA B_OUNDED AND DESCRIBED AS FOU.OWS: FROM THE SOUTHEAST CORNER OF SAID SECTION 34,RUN SOlfTH 89°28'30" WESr ALONG TifE SOIJlli UNE THEREOF, 2647.34 FEET TO THE SOUTliWEST CORNER OF SAID SOUTHEAST 1/4; THENCE NORllf 0°31'30" WEST 1320 FEET TO THE POrNT OF BEGINNING OF THlS DESQUPTION; FROM SAID POINT OF BEGINNING, RUN NORTH 89°28'30" EAST, 605.99 FEET TO THE WESTERLY UNE OF THE RIGHT OF WAY OF UITEATE HIGHWAY NO. 75;ntENCE NORTH 06°01'45" EAST AlONG THE WESTERLY UNE Of SAID RIGHT OF WAY 364.12 ffET;11-iENCE NORlli 02°58'15" WEST ALONG TiiE WESTERLY UNE OF SAID RIGHT OF WAY 171.6 FEET TO A POINT ON lliE EASTERLY PROJECTION OF THE SOUTH BOUNDARY OFA BORROW PIT;11-IENCE SOUlli 87°02'27" WEST ALONG SAID EASTERLY PROJECTION AND AlONG SAID SOUTH BOUNDARY 886.03 FEET;lliENCE SOUTH 0°31'30" EAST 495.56 FEET;THENCE NORTif 89°26'30" EAST 245 FEET TO THE POINT OF BEGINNING. 2 of2

EXHIBIT A-7

TA Madison
I-20 & Us 441 Exit 114
Madison, GA

All that tract or parcel of land lying and being in the 286 GMD of Morgan County, Georgia, containing 5.300 acres and being more particularly described as follows:

BEGINNING at a ½ inch reinforcing rod situated on the northerly right of way of Pierce Dairy Road (60 foot right of way), said beginning point being located by starting at a concrete right of way post at the northwesterly intersection of the right of way of U.S. 441 Highway with the northerly right of way line of Pierce Dairy Road and running thence south 47 degrees 57 minutes 40 seconds west 802.59 feet to the point of beginning; running thence from said point of beginning south 48 degrees 14 minutes 30 seconds west 343.00 feet along the northerly right of way line of Pierce Dairy Road to a ½ inch reinforcing rod; thence north 14 degrees 20 minutes 01 second west 668.98 feet along property of Carmichael to a ½ inch reinforcing rod; running thence north 62 degrees 21 minutes 38 seconds east 434.85 feet along property of Carmichael to a ½ inch reinforcing rod; thence south 01 degree 41 minutes 00 seconds east 617.90 feet along property of Union Oil Company of California to a ½ inch reinforcing rod; thence south 01 degree 41 minutes 00 seconds east 13.11 feet along said right of way of Pierce Dairy Road to the beginning ½ inch reinforcing rod. All directions recited herein are referenced to the magnetic north meridian.

The property herein described is fully shown on a plat entitled "Survey for Union Oil Company of California", dated March 15, 1990 (revised June 4, 1990) by Ben McLeroy and Associates, Inc., Engineers and Surveyors, Athens, Georgia, recorded in Plat Book ____, page ___, Morgan County records; and is conveyed subject to all easements and rights of way of record in said Clerk's Office. Also conveyed herewith are all appurtenances thereto belonging or in anywise appertaining to said real property, and all right, title and interest of Party of the First Part in and to any and all roads, streets, alleys and ways bounding said premises.

All that tract or parcel of land lying and being in Land Lot 8 of the 5th District, Morgan County, Georgia, being more particularly described as follows:

BEGINNING at a point formed by the intersection of the southwest corner of Interstate Highway 20 and U.S. Highway 441, also known as State Route No. 24; thence south 14 degrees 58 minutes 30 seconds east along the southwestern side of U.S. Highway 441, 50 feet to a concrete marke; thence north 75 degrees 02 minutes 30 seconds east 25 feet to a concrete marker on the southwestern side of U.S. Highway 441, having an 80 foot right of way at this point; thence running south 14 degrees 59 minutes east along the southwestern side of U.S. Highway 441, 272.8 feet to an iron pin on the northwestern side of County Road, having a 50 foot right of way; running thence south 48 degrees 16 minutes west along the northwestern side of said County Road, 290 feet to a point; thence running north 14 degrees 59 minutes west 485 feet to an iron pin; thence north 13 degrees 24 minutes east 167.7 feet to an iron pin located on the southwestern side of Interstate Highway 20; running thence southeasterly along the southwestern side of Interstate Highway 20 a distance of 100 feet to a concrete marker; running thence south 40 degrees 05 minutes 30 seconds east along the southwestern side of Interstate Highway 20, a distance of 149.4 feet to a concrete marker located on the southwestern side of U.S. Highway 441 and the point of beginning, as shown by plat of survey made by Joseph C. King, Registered Land Surveyor, dated February 18, 1968, revised May 16, 1968.

1 of 2

All that tract or parcel of land lying and being in Land Lot 8 of the 51 Land District, Morgan h County, Georgia, being more particularly described as follows: BEGINNING at an iron pin on the northwestern side of Pierce Dairy Road 289.86 feet southwesterly as measured along the northwestern side of Pierce Dairy Road from an iron pin at the comer formed by the intersection of the northwestern side of Pierce Dairy Road with the western side of U.S. Highway 441 (said point of beginning also being the southwestern comer of other propelty now owned by Union Oil Company of Califomia); running thence south 48 degrees 05 minutes I 0 seconds west along the northwestern side of Pierce Dairy Road n distance of 507.48 feet to an iron pin at the southwest corner of the tract being described, said iron pin also being located at the southeastern corner of property riow or fmmerly owned by Charles William Johnson; running thence north 01 degrees 41 minutes 00 seconds west along the eastern line of said property now or fonnerly owned by Charles and William Johnson a distance of 1 ,052.43 feet to an iron pin on the southwestern side of a local service road having a right of W!lY of l 00 feet; nmning thence south 70 degrees 25 minutes J 1 seconds east along the southwestern side of said local service road a distance of 69 feet to a point; continuing thence southeasterly along the southwestern side of said local service road and following the curvature thereof a distance of 27l.l6 feet to the northwestern corner of said other property owned by Union Oil Company of California (the chord of said lasl described course being 270.94 feet in a direction of south 74 degrees 23 minutes 20 seconds east); nmning thence south 13 degrees 24 minutes 00 seconds west along the northwestern llne of said Union Oil Company of California property a distance of 167.70 feet to a point; rurming thence south 14 degrees 59 minutes 00 seconds east along the southwestern line of said Union Oil Company of California property a distance of 469.78 feet to the point of beginning, all according to plat of survey by Paul J. Emilius & Associates for Union Oil Company of California, datecf December 28, 1972, last revised May 1, 1973. 2 of2

EXHIBIT A-8

Monee, IL
5915 Monee Rd.
Monee, IL 60449

Real property in the Village of Monee, County of Will, State of Illinois, described as follows:

PARCEL 1:

THE WEST 6 ACRES OF THE FOLLOWING DESCRIBED LAND TAKEN AS A TRACT:

THE EAST 1/2 OF LOT 5 (EXCEPT THEREFROM THE WEST 200 FEET) AND LOT 6 IN ASSESSORS SUBDIVISION OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF SECTION 17, TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN EXCEPTING THEREFROM THE FEE SIMPLE TITLE CONVEYED TO THE STATE OF ILLINOIS BY DEED RECORDED JANUARY 25, 1967 AS DOCUMENT NUMBER R67-1386 IN WILL COUNTY, ILLINOIS ALSO EXCEPT THAT PART HERETOFORE DEDICATED FOR PUBLIC USE TO WILL COUNTY DEPARTMENT OF HIGHWAYS RECORDED SEPTEMBER 17, 2007 AS DOCUMENT NO. R2007138624.

PARCEL 2:

THE EAST 689.36 FEET OF THE WEST 909.36 FEET OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 OF SECTION 20, IN TOWNSHIP 34 NORTH, AND IN RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN WILL COUNTY, ILLINOIS, EXCEPTING THEREFROM THAT PART CONVEYED TO THE STATE OF ILLINOIS BY DEED RECORDED APRIL 20, 1967 AS DOCUMENT NO. R67-4933. SAID PARCEL OF LAND ALSO DESCRIBED BY METES AND BOUNDS AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 OF SECTION 20 AFORESAID WITH THE EAST LINE OF THE WEST 909.36 FEET OF SAID NORTH 60 ACRES; THENCE SOUTH 89 DEGREES 20 MINUTES 41 SECONDS WEST ALONG THE SOUTH LINE OF SAID NORTH 60 ACRES 689.36 FEET TO THE WEST LINE OF THE EAST 689.36 FEET OF THE WEST 909.36 FEET OF SAID NORTH 60 ACRES; THENCE NORTH 00 DEGREES 14 MINUTES 18 SECONDS WEST ALONG THE LAST DESCRIBED LINE 936.65 FEET TO THE SOUTH LINE OF PROPERTY CONVEYED TO THE STATE OF ILLINOIS PER DOCUMENT NO. R67-4933; THENCE NORTH 89 DEGREES 20 MINUTES 41 SECONDS EAST ALONG SAID SOUTH LINE 450.08 FEET TO THE SOUTHEAST CORNER OF PROPERTY CONVEYED AFORESAID; THENCE NORTH 00 DEGREES 14 MINUTES 18 SECONDS WEST ALONG THE EAST LINE THEREOF 15.0 FEET TO THE SOUTHWEST CORNER OF PROPERTY CONVEYED TO THE STATE OF ILLINOIS PER DOCUMENT NO. R73-35249; THENCE NORTH 89 DEGREES 20 MINUTES 41 SECONDS EAST ALONG THE SOUTH LINE OF PROPERTY CONVEYED BY DOCUMENT R73-35429 FOR A DISTANCE OF 239.30 FEET

TO THE EAST LfNE OF TJ:-IE WEST 909.36 FEET OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 AFORESAID; THENCE SOUTH 00 DEGREES 14 MINUTES 18 SECONDS EAST ALONG THE LAST DESCRIBED LINE 951.65 FEET TO THE POINT OF BEGINNING, IN WILL COUNTY, ILLINOIS.

EXHIBIT A-9

TA Mt Vernon
4510 Broadway
Mt. Vernon, IL

EXHIBIT A - LEGAL DESCRIPTION

The West Half of the East Half of the Southwest Quarter and the Five (5) Acres off the West side of the East Half of the East Half of the Southwest Quarter, EXCEPT Twenty-Five (25) Acres off the South end of the said two tracts, and the West Half of the Southwest Quarter of the Southwest Quarter; the Southwest Quarter of the Northwest Quarter of the Southwest Quarter; the Northeast Quarter of the Northwest Quarter of the Southwest Quarter and the Northwest Quarter of the Northwest Quarter of the Southwest Quarter all in Section 26, Township 2 South, Range 2 East of the Third Principal Meridian, and (18) acres off the West side of Lot (5), said Lot 5 being described as follows, to-wit: Beginning at the Northwest corner of the North half of the Northwest Quarter of Section 35 and running 122 rods East, thence South 38 rods, thence East 38 rods, thence South 1 rod, thence West 20 rods, thence South 1 rod, thence West 60 rods, thence South 2.40 rods, thence in a Southwesterly direction to a point on the West line of said North Half of the Northwest Quarter 19 rods North of the Southwest corner thereof, thence North with said West line 61 rods to the place of beginning, being a part of the North Half of the Northwest Quarter of Section 35, Township 2 south, Range 2 East of the Third Principal Meridian, JEFFERSON COUNTY, ILLINOIS,

EXCEPT HOWEVER the premises heretofore conveyed to the State of Illinois for the use of the Department of Public Works, and Buildings, more particularly described as follows:

Part of the East Half of the Southwest Quarter of Section 26 and part of Lot 5 of the North Half of the Northwest Quarter of Section 35; all in Township 2 South, Range 2 East of the Third Principal Meridian, JEFFERSON COUNTY, ILLINOIS, more particularly described as follows: TRACT I: Beginning at the Point of Intersection of the West line of the North Half of the Northwest Quarter of Section 35, Township 2 South, Range 2 East of the Third Principal Meridian and a line 70 feet perpendicular distance Northwesterly of and parallel with the survey centerline for Relocated State Bond Issue Route 15, as recorded in Cabinet 1, Drawer B, Instrument No. 188, in the Office of the Recorder of needs of JEFFERSON COUNTY, ILLINOIS; thence Northeasterly along a line 70 feet Northwesterly of and parallel with the said recorded survey centerline for Relocated S.B.I. Route 15 to a point on a line perpendicular to the said recorded survey centerline for Relocated S.B.I. Route 15 at Station 509+00; thence Northeasterly along a straight line to a point 85 feet Northwesterly of and on a line perpendicular to the said recorded survey centerline for Relocated S.B.I. Route 15 at Station 511+00; thence Northeasterly along a line 85 feet Northwesterly of and parallel with the said recorded survey centerline for Relocated S.B.I. Route 15 to a point on the East line of the West 18 acres of Lot 5 of the North Half of the Northwest Quarter of said Section 35; thence southerly along the East line of the said West 18 acres to a point on the

Continued on next page

-1-

CONTINUATION OF EXHIBIT "A"

center of the Mt. Vernon and Ashley Road; thence Southwesterly along the center of said road to a point on the West line of the North Half of the Northwest Quarter of said Section 35; thence Northerly along the West line of the North half of the Northwest Quarter of said Section 35 to the point of beginning; **TRACT II:** All that part of the West Half of the East Half of the Southwest Quarter of Section 26, Township 2 South, Range 2 East of the Third Principal Meridian and all that part of the West 5 acres of the East Half of the East Half of the Southwest Quarter of said Section 26, except 25 acres off the South end of the said two tracts, lying northeasterly of a line 165 feet perpendicular distance Southwesterly of and parallel with the survey centerline for Federal Aid Interstate Route 57, as recorded in Book 299 of Miscellaneous Deeds, Page 344 in the office of the Recorder of Deeds of JEFFERSON COUNTY, ILLINOIS;

And further EXCEPT from all the above described real estate all that part conveyed by the Union Oil Company of California, a California Corporation to Gould, Inc., a Delaware Corporation by Special Warranty Deed dated March 27, 1979 and recorded May 18, 1979 in Cabinet 2, Drawer S, Instrument No. 3239 in the office the Recorder of JEFFERSON COUNTY, ILLINOIS and Corrective Deed dated August 20, 1979 and Recorded August 30, 1979 in Cabinet 2, Drawer T, Instrument No. 1530 in the office of the Recorder of JEFFERSON COUNTY, ILLINOIS and more specifically described as follows, to-wit:

A part of the Southwest Quarter of Section 26, Township 2 South, Range 2 East of the Third Principal Meridian, JEFFERSON COUNTY, ILLINOIS, more particularly described as follows: COMMENCING at a stone at the Southwest corner of said Section 26, thence North 00 degrees 01 minutes 22 seconds East along the West line of said Section 26, a distance of 2,641.82 feet, more or less, to a point, said point being the Northwest corner of the Southwest Quarter of said Section 26 thence South 89 degrees 50 minutes 23 seconds East along the Northern Line of the Southwest Quarter of said Section 26, a distance of 50.00 feet to the POINT OF BEGINNING, continuing thence South 89 degrees 50 minutes 23 seconds East a distance of 1,373.31 feet to a concrete monument on the westerly Right-of-Way line of Interstate 57; thence along a chord bearing and distance, South 12 degrees 16 minutes 54 seconds East, 1,250.00 feet to an iron pin, thence South 89 degrees 21 minutes 03 seconds West a distance of 350.00 feet to an iron pin, thence North 00 degrees 31 minutes 38 seconds West a distance of 525.00 feet thence

Continued on next page

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CONTINUATioN or m:t:arr UA" South 8·9 degrees 02 minutes25 seconds Westa distance of 1,284.87 feet· toan iron pin aet 50 feet Eaate ly of the Weat line of said Southwest· Quarter in Section 261 thence North 00 minutes22 ·seconds E st· long a line so feet degrees0 Easterlyof·:and parallelto -the said Westline· ofsaid SouthwestQuart-er a distance of 725.12 feet to the POINT OF B·ECUNNINO; containing in all 2 7 .12. acres, mote or less; Aridfurther EXCBPTl that part of all the above described real estate as conveyed to the.City.of Mt. Vernon, Illinois for the sole purpo e of constructing and maintaining a permanent roadway for.the use of the general public by Deed of-Dedication dated January ll, 1979 and recorded February 7, 1979 in Cabinet 2, Drawer S, Instrument No.1527 in the office of the Recorder of JEFFERSON c6u.NTY, Illinois and more particularlydescribed as foll.ows, to-wit: · · so feet in even width, off the West side of all that partof the NorthwestQuarter of tne_ Northwest Quarter of Section 35, Township 2 South, Range 2 East of the Third PrincipalMeridian, whichlies North of lllinoia Route15 Right-of-Way as now located, and also 50 feet in even width,· off of the Westside of· the South Hall of Section 26, Township 2 South, Range 2 East of the Third Principal Meridian; AlsoEXCEPT from all the above described real estate an undivided one-half {1/2) interest in and to the coal, oil, gas and other minerals underlying the surface thereof together with the right to mine and remove · the same as reserved in the Warranty Deed dated August 28, 1969 and recorded August 28, 1969 in cabinet 1, Drawer E, Instrument No. 3273 in the office of the Recorder of Deeds of JEFFERSON COUNTY, ILLINOIS from Gerald B. Metcalf, Ruth B. Metcalf, husband and wife et. al. to Union Oil Company of California, a california Corporation} And further except that parcel of laod conveyed by Special Warranty Deed recorded December 16, 1994 in cabinet 5, Drawer 2, Instrument No. 2977 from National Auto/Truck Stops, Inc. to Darrell G. Jent and Shirley F. Jent more particularly.described as: A part of the Southwest Quarter of the Northwest Quarter of the Southwest Quarter of Section 26, Township 2 south, Range 2 East of the Third Principal Meridian, JEFFERSON COUNTY, ILLINOIS, being more particularly described as follows; Commencingatan -3-- · Continued on next page

'iron pin at the Northwest· COrlie:I' of said. Southwe.st Qilart.'r o.f. the·. Northwest Quarter of the Southwest OU.arter; thence .south 89 degree·s17 minutes 31. seconds East ! long·.the North line. of said SOUthwest QUartet.: of· the Jilortllwes-t Quarter of. ·the· · Southwest Quarter,a distance of so.o feet. to a·n i-ron p;ln at the point ·of . b ginniagi thence continuing._South 8·9degreesl7 minutes31 secon4s_· Eastalong said: North l-ine of t.he southwesQUarter of. the Northwest Quarter of the ·southwest Quarter, adistance of 622.47 ·feet to I?-ironpin; th nce.-outh 0.0· degrees 40 inutes. 25 seconds West ·long thEaa·t line _ofsaid SouthwestQuarter oe the .Northwest Quarter of t-he So'\lthweat Quarter, a distance of'730.44 feet··to an -irop. ·pin; .thence NorthB9 degrees· 16 minutes 00 seconds West, a distance of 624.03 feeto a point on the East :right-:of'-way line of a 50:foot roadway shoWn by Deed· of Dedicationin Cabinet 2, Drawer S, Instrument No.1527 in the Off·iceof the Recorder of ne·edsof . .:JeffersonCounty, Illinois; thence North 00 degrees 47 minutes 44 seconds East along the Eaat right-of-way line ofsaid 50 foot roadway, a distanceof73 0.17 feet to the point of beginning containing (!o.49 acre · Andfurther except that partof the premises in question as conveyed August 1, 1996 in Cabinet 5, Drawer 5,InstrumentNo. 3914 in Corporate Warranty Deed dated July 30, 1996and recorQed August 1, 1996 from National Auto/Truck Stops, Inc. to the City of Mt. Vernon, Illinois more particularly described as follows: A part of the West 8 acres of Lot S in the North Half of the Northwest Quarter of Section 35, Township 2 South, Range 2 Eaat of the Third Principal Meridian; all beingsituated in and being moreparticularly JEFFERSON COUNTY, ILLINOIS described aa follows: Commencing at a atone at the Northwest· corner of said Section 35; thence South 89 degrees 23 minutes 51 seconds East 50 feet to the East line of a 50 foot dedicated roadway as recorded in Cabinet 2, Drawer s( Instrument No. 1527 in the Office of the Recorder of Deeds of Jeffe son County also the point of beginning. Thence continuing south 89 degrees 23 minutes51 seconds East 20 feet to a point; thence Sooth 00 degrees 28 minuts 44 seconds West 20 feet East of and parallel to the East line of said dedicated roadway a distance of 515.44 feet to a point; thence Southeasterlyo a point lYing 90 feet perpendicular distancenortherly of the survey centerline of relocatedS.B.I. Route15 at Station 505+02; thence Southeasterly to a point_lying 70feet perpendicular distance · Continued on next page -4-

norther y of the Y centerline· of ·refocated._"S.ij.• :t.Rcn.ite ·ls at Station -505+22; thence. Southwesterly alongthe North line of relocated S.B.I. Ro te l5 to the right•of·way Intersection of the North right-of-way line ot relocatedS.B.I. Route15 with the Eat line of said sd f09dedicatd roadway; thence North 00 degrees 28 minutes· 44 seconds Bastalong the Bastlineof said dedic ted so foot roadand parallel with the West line of said Section 35 a. distanceof 924•.94:feetto the point of beginning containing 0.94 acres. All of. the above situated in the COUNTY OF JEFFERSON .ANDSTATE OF ILLINOIS. Ail·tbe above described property described-as follows: A part of the west Half of the southwest Quarter of·the Southwest Quarter of Section 26, Township 2 South, Range 2 East of · the Third .Principal Meridian; a part of the West 18 Acres of Lot 5 in the North half of the Northwest Quarter of Section JS, To ship 2 South, Range 2 East of the Third Principal Meridian, all being situated in JEFFERSON COUNTY, ILLINOIS and being more particularly described as follows:Commencing at a stone at the southwest corner of said Section 26; thence South 89 degrees08 minutes36 seconds East (ABsumed·Bearing) along the South line of said Section 26; a distance of 50.00 feet to an iron.pipe .on the East right-of-way line of Davidson (Variable width) Avenue and the paintofbeginning of the tractofland herein described;thence North 00 degrees 47 minutes 44 seconds East along said Easterly right-of-way line, adistance· of l·r262.80 feet to an iron pipe;thence South 89 degrees 16 minutes 02 seconds ·sast and leaving said right-of-way line, a distance of 624.03fee.t to an iron pin on the East line of said West Half of the southwest Quarter of the Southwest Quarter of aaid section 26; thence South oo -degrees 40 minutes 25 seconds West along said East line, a distance of 1,264.15feet toan iron pipe oc the Northline of saidSection· 35;thence South B9degrees 23 minutes 51 seconds East along saidNorthline,a distance of 219.89 feet {220 feet record) to an iron pin; thence South 00 degrees 54 minutes 11 seconds We t along the Baet line of the West 18 acree of aaid Lot 5 in the North Half of the Northwest Quarter of said Section 35, a distance of 644.82 feet{644.87 feet record) toan iron pipeon the Northerly right-of-way line of Broadway (Variable width)(A/K/A relocatedState BondIssue Route 15 as recorded in Cabinet 1, Drawer B, Instrument o. 188 in the Jefferson County, Illinois, Continued on next page -5-

CONTINUATION OF EXHIBIT "A"

Recorder's Records) being on a 3,522.75 foot radius non tangent curve to the left having a chord 151.21 feet in length bearing South 75 degrees 17 minutes 38 seconds West; thence Southwesterly along said curve and Northerly right-of-way line an arc distance of 151.21 feet to an iron pin; thence South 68 degrees 25 minutes 18 seconds West along said Northerly right-of-way line, a distance of 203.55 feet to an iron pin; thence South 72 degrees 02 minutes 38 seconds West along said Northerly right-of-way line a distance of 273.34 feet to an iron pipe at the beginning of a 3,367.87 foot radius tangent curve to the right; thence Southwesterly along said curve and Northerly right-of-way line, an arc distance of 103.15 feet to an iron pin; thence North 60 degrees 28 minutes 25 seconds West along the Easterly right-of-way line of said Davidson Avenue, a distance of 27.96 feet to an iron pin; thence North 16 degrees 04 minutes 16 seconds West along said Easterly right-of-way line, a distance of 369.25 feet to an iron pipe; thence North 00 degrees 28 minutes 44 seconds East along said Easterly right-of-way line, a distance of 515.44 feet to an iron pipe on the said North line of Section 35; thence North 89 degrees 08 minutes 36 seconds West along said North section line, a distance of 20.00 feet to the point of beginning, containing 1,413,432 square feet or 32.45 acres, more or less. Situated in the COUNTY OF JEFFERSON STATE OF ILLINOIS.

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EXHIBIT A-10 Clayton, IN (TA) 10345 S. State Route 39 Clayton, IN 46116 North Parcel A part ofthe Nmiheast Quarter of Section 35, Tov.:nship 14 North, Range 1 West located in Liberty Township, Hendricks County, Indiana, being bounded as follows: Commencing at the northeast corner (railroad spike found) of the Northeast Qumier of Section 35, Township 14 NOiih: Range 1 \Vest, said point being South 89 degrees 54 minutes 15 seconds \Vest (assumed bearing) from the northeast corner (iron rod found) of the Northwest Quarter of Section 36, Township 14 North, Range 1 West; thence South 00 degrees 10 minutes 53 seconds East I 036.86 feet on the along the east line of said Northeast Qumier; thence Soutll 89 degrees 58 minutes 48 seconds West 27.09 feet to 5/8" iron rod \.Vilh cap, said point being on the northerly right-of-way line of Interstate 70, said point also being the POrNT OF BEGINNING of this description; {the following three (3) courses are on and along the n011herly right-of-way line of said Interstate 70) 1.) thence South 67 degrees 56 minutes 00 seconds West 86.86 feet to a 5/8" iron rod with cap; 2.) thence South 65 degrees 04 minutes 15 seconds West 400.50 feet to a 5/8' iron rod with cap; 3 .) thence South 67 degrees 56 minutes 00 seconds West 254.99 feel to a 5/8" iron rod with cap; thence North 00 degrees 06 minutes 26 seconds \Vest 297.00 feet to a 5/8" iron rod with cap; thence North 89 degrees 58 minutes 48 seconds East 680.56 feet puallel with the north line of said Northeast Quarter to the POINT OF BEGll\TNTNG. South Parcel A part of the \-Vest half or the Northwest Quarter of Section 3 6, Township 14 North, Range 1 \Vest, located in Liberty To-vvnship, Hendricks County, Indiana, being bounded as follows: Commencing at the northwest corner (railroad spike found) of the Northwest Quarter of Section 3ti, Township 14 North, Range 1 West, said point being South 89 degrees 54 minutes 15 seconds \Vest (assumed bearing) from the northeast corner (iron rod found) of said Northwest Quarter; thence North 89 degrees 54 minutes 15 seconds East 1318.42 feet to the Northeast comer of the west half of said North\vest Qumier, said point being collinear and equidistant from the noiihwest corner of the notiheast corner of said Not1hwest Quarter; thence south 00 degrees 21 minutes 30 seconds East 21 15.58 feet of and along the east line of the west half of said Nortlnvest Quarter; thence Notih 89 degrees 27 minutes 15 seconds West 20.00 feet to a 5/8" iron rod with cap, said point being the POINT OF BEGINNrNG of this description; thence North 89 degrees 27 minutes 15 seconds West 450.00 feet to a 5/8" iron rod with cap; thence N011h 00 degrees 21 minutes 30 seconds West 365.13 feet parallel with the cast line ofthe west halfof said Northwest Quarter to a 5/R" iron rod with cap; thence South 89 degrees 48 minutes 40 seconds West 210.48 feet to a 5/8" iron rod yvith cap; thence North 38 degrees 09 minutes 09 seconds West 604.25 feet to the southerly right-of-way line of Interstate 70, said point being 5/8" iron rod with cap; (the following three (3) courses are on and along the southerly right-of-way line of Interstate 70, l.) thence N01th 70 degrees 13 minutes 26 seconds East 49.16 feet to the point of curvature of a curve to the right, said point being North I 9 degrees 46 minutes 34 seconds \Vest 1819.86 feet from the radius point of said curve, said point being 5/8" iron rod with cap; 2.) thence 6 J 6.78 feet on and along said curve to the right to the point of tangency of said curve to the right, said point being North 00 degrees 21 minutes 28 seconds West 1819.86 feet from the radius point of said curve, said point being 5/8" iron road with cap; 3.) thence South 88 degrees 05 minutes 09 seconds East 252.18 feet to the westerly right-of-way line of State Road 39 approach to Interstate 70, said point being a 5/R" iron rod with cap; (the following four (4) courses arc on and along the westerly right-of-way line of the State Road 39 approach to Interstate 70). 1.) thence South 37 degrees 06 minutes 39 seconds East 62.40 feet to a 5/8" iron rod with cap; 2.) thence South 12 degrees 45 minutes 57 seconds East 255.98 feet to a 5/8" iron rod with cap; 3.) thence South 00 degrees 21 minutes 30 seconds East 169.13 feet parallel with the east line of the west half of said Northwest Quarter to a 5/8" iron rod with car; 4.) thence North 89 degrees 27 minutes 15 seconds West 45.00 feet to the westerly access right-of-way line of the State Road 39 approach to Interstate 70, said point being a P K nail; (the following four (4) courses are on and along the westerly access right-of-way line of the State Road 39 approach to Interstate 70, 1.) thence South 00 degrees 21 minutes 30 seconds East 231.58 feet parallel ·with the cast line of the west half ot·said Northwest Quarter to a 5/8" iron rod with cap; 2.) thence North 89 degrees 38 minutes 30 seconds East 45.00 feet to a 5/8" iron rod with cap; 3.) thence South 00 degrees 21 minutes 30 seconds East 150.00 feet parallel with the east line of the west hair of said Northwest Quarter to a 5/8" iron rod with cap; 4.) thence South 35 degrees 21 minutes 10 seconds East 61.03 feet to the westerly right-of-way line of State Road 39, said point being a 5/8" iron rod with cap; thence South 00 degrees 21 mixtures 30 seconds East 60.20 feet on and along the \Vesterly right-of-way line ofState Road 39 and parallel with the cast line of the west half or said Norlhwest Quarter to the POINT OF BEGINNING. Except that part conveyed to the State of Indiana by a deed recorded April 4, 2008 as [nstrument No. 200808307 in the Oftice of the Recorder of Hendricks County, Indiana, to-wit: A part ofthe West Halfofthe Northwest Quarter of Section 36, Township 14 North, Range 1 \Vest, Hendricks County, Indiana, described as Collows: Commencing at the northeast corner of said hal f-q uartcr section; thence South 2 degrees 12 minutes 10 seconds East 644.859 meters (2, 115.68 feet) along the east line of said half-quarter section to the prolonged south line or the grantors lanJ; thence South 88 degrees 42 minutes 05 seconds West 6.096 meters (20.00 feet) along said prolonged south line to the \Vest boundary of S.R. 39 and the point of beginning of this descriptionwhich point is also the southeast corner of the grantor's land: Thence South 88 degrees 42 minutes 05 seconds West 10.280 meters (33.73 feet) along the south l inc of the grantor's land; thence N01ih 2 degrees 07 minutes 33 seconds

\Vest 13.054 meters (42.83 feet) to a point; thence North 3 degrees 20 minutes 47 seconds West 20.375 meters (66.85 feet) to the southwestern boundary said S.R. 39; thence South 37 degrees 11 minutes 50 seconds East 18.602 meters (61.03 feet) along the boundary of said S.R. 39; thence south 2 degrees 12 minutes 10 seconds East 18.349 meters (60.20 feet) along said boundary to the point of beginning and containing 0.0267 hectares (0.066 acres), more or less.

EXHIBIT A-ll TA Porter 1600 West US Hwy 20 Porter. IN Legal Description Parcell: That pm of Government Lot Number 4 in Section 34, Township 37 No£tb, Range 6 West of the Second Principal Meridian, in Porter County, Icdiana, Lot Number 4 being lhe Northwest Qu:u:tet of said Section 34, South of the lnclian Boundary Line; aod that part of the Southwest Qu:uter of said Section 34lying Soum of the South cight-of-way line of the New York Central .R.aikoad Company, and North of the center line of U.S. Highway Number 20, and being the East 348 feet by rectangular measurement of said above described parcels between Notth and South limits. Less and Except A tract of land in Govcrrunent Lot 4 in the Northwest 1/4 of Sec:tioo 34, Township 37 North, Range 6 West of the Second P cipal Meridian, in Porter county, Indiana, said tract being located io the Nonhwest comer of Pared 2 as conveyed by L & G Truckers City, Ioc., to Roadway Motor Plazas, Inc., in a corporate Warranty Deed dated }3Iluary 9,1989, and recorded in the Office of the Recorder of Porter County, Indiana, as Document Number 89-00569 onJaoua.ry 12,1989, io Deed Record 394, Page 91, said tract described as follows: . Beginning at the Northwest comer of said Pared 2, said point of beginoiflg being oc the Southerly line of the Coruail right of way, 1528.40 feet East of the West lice of said Section 34 as measured at right angles to sald West line:; thence South 82 degrees 08 minutes 07 secoods East, along said Soulbecly right of way line, 324 feet; thence South 65 pegrees 09 minutes 54 seconds West, 353_96 feet to a point on the West line of said Parce12, 193 feet South of the point of beginning; thence North 00 degrees 04 minutes 50 seconds East, along said Wesr line and parallel with the West line of said Section 34,193 feet to the poiot of beginning-Pa..rccl2: A parcel of land in the Northeast Quarter and the Southea.'it Qu rter of s ction 34, Towr-..sh.ip 37 North, Raogt G West of rhe Second Principal Meridian, in Porter County. Indiana, more partic:ularly described as follows: Commencing at the Northwest corner of the Southeast Quarter of said Section 34, said point also being the Southwest corner of the Northeast Quarter of said Section 34; thence North, along the West line of said Northeast Quarter, 167.9 feet; thence South 50 degrees 49 minutes East, 32.59 feet to a line being parallel to and 25 feet East of the West line of said Northeast Quarter; thence South, along said par:allelline, 147.94 feet to the South line of said Southeast Quarter, theoce continuing South, along a line being pnallcl to and 25 feat East of the West line of the Southeast Quanec of said Section 34, to the centerline of U.S. Highway Number 20; thence Southwesterly, along said centerline, to its intersection with the West line of said Southeast Quartet Section; thence North, along said West line of said Southeast Quarter, 383.60 feet, mo(e or less, to the point of beginning. Pared 3: A parcel of land in the Southwest Quarte..r of Section 34, Township 37 North, Range 6 West of the Second Principal Meridian, in Porter County, Indiana, being more particularly described as follows: Beginning at a point located 1,528AO feet East and 1,545.10 feet North of the Southwest comer of said Southwest Quarter, said point also being on the North cight-of-way line of U.S. Road Number 20; thence Noeth, paraDe! to the West line of I ofJ said Southwest Quarter, a distance of 809.50 feet; thence South 89 degrees 22 m.inutes East a distance of 398.32 feet; thence South 00 degrees 02 minutes West a distance of 551.36 feet to the North right-of-way line of U.S Road Nwnber 20; thence South 57 degrees 29 m1nutcs West, along said North right-of way line, a tance of 47203 feet to the point of beginning. Parcel4: That part of Government Lot 4 in Section 34, Township 37 North, Range 6 West of the Second P cipal Meridian, in the Town of Porter, Porter County, Indiana, (which is in the Northwest Quarter of sald Section 34 South of the Indian Boundary Line) and that put of the Southwest Quarter of said Section 34 lying South of the right-of·way of the New York Central Railroad and North of the center line of U.S. llighway Number 20 and further being the West 312 feet of the Ea.st 660 feet of said factions between above North a ad South limits. Paccel5: A parcel of land in Section 34, Township 37 North, Range 6 West of the Second Principal Meridian, in Porter County, Indiana, Noeth of U.S. Highway Nutnbe..r 20 and South of the Peon-Central Railroad cight-of.way, more particularly described as follows: Beginning at a point 2354.6 feet North and 1528.4 feet East of the Southwest comc..r of Section 34, Township 37 North, Range 6 West; thence Northerly parallel to the West line of said Section 34, a distance of 315.71 feet to a pipe; thence continuing Northerly parallel to said West line 678.91 feet to the South right-of-way line of the Penn-centtal Railroad; thence Southeasterly bearing South 82 degrees 12 IIlillutes 40 seconds East 2long said Penn-Centtal right-of-way, 463.57 feet; thence Southerly bea.r::iog South 01 minute and 11 seconds East, a distance of 1446 feec to the North lioe of U.S. Highway Nwnber 20; theuce Southwesterly along said North right-of-way line 73.97 feet; thence Northerly along a liJJ.e parallcl to said West line of Section 34, a distance of 551.36 feet; thence Westerly bg North 89 degrees 28 minutes West 398.32 feet to the point of begina.ing; ALL OF THE FOREGOfNG PARCELS BEING AND fNTEND£NG to be the same property as set forth on a survey daced May 4, 1999, made by John A. Doyle & Associate.s, Inc., and described as follows: A part:d of land in Section 34, Township 37 Notth, Rings 6 West of the Second Principal Meridian in the Town of Porter, Porter County Indiana, comprising a part of Government Lot 4 (said Lot 4 being the Northwest Quarter of said Section 34 South of the Indian Boundary Line) and those parts of the Northeast Quarter, che Southeast Quarter, and the Southwest Quarter of said Section 34 lying Soulh of the South right-of-way line of the New York Central Railroad Company and Noeth of the North right-{)f-way line of U.S. Highway Number 20, and being mote particularly described as follows: Beginning at a point located 1,528.40 feet East and 1,545.10 fecr Nonh of the Southwest comer of the Southwest Quarter of said Section 34, said point of beginning being also oo the Noeth tight-of way line of U.S. Highway Number 20; thence North parallel with the West line of said Southwest QLJarter a distance of 1,804.12 feet to a poinc in the South dght-of-way line of the New York c·entral Railroad Company; thence South 82 degrees 12 minutes 40 seconds East a distance of 1,129.75 feet along said South right-of-way lioe to a point in the West line of the Northeast Quarter of said Section 34; thence South along said West line to a point which is 167.9 feet North of the Southwest corner of said Northwest Quarter and 551.5 feet Noeth of the center line of U.S. Highway Number 20; thence South 50 degrees 49 mlnute.s East a distance of 32.59 feet to a line parallcl with and 25 feet East of the West line of said Northeast Quarter, thence South along said parallel line a distance of 147.94 feet to the South line of said Nottheast Quarter; thence continuing South along a line para.llcl with and 25 feet East of the West fine of the Southeast Quarter of said Section 34 to the North cight-of-way line of U.S. Highway Number 20thence Southwesterly along said Noeth right-of-way line to the point ofbeginniog 2 of3

AND EXCEPTING THEREFROM THE FOLLOWNG:

A tract of land in Government Lot 4 in the Northwest 1/4 of Section 34, Township 37 North, Range 6 West of the Second Principal Meridian, in Porter county, Indiana, said tract being located In the Northwest corner of Parcel 2 as conveyed by L & G Truckers City, Inc., to Roadway Motor Plazas, Inc., in a corporate Warranty Deed dated January 9, 1989, and recorded in the Office of the Recorder of Porter County, Indiana, as Document Number 89-00569 on January 12, 1989, in Deed Record 394, Page 91, said tract described as follows;

Beginning at the Northwest corner of said Parcel 2, said point of beginning being on the Southerly line of the Conrail right of way, 1528.40 feet East of the West line of said Section 34 as measured to a right angles to said West line; thence South 82 degrees 08 minutes 07 seconds East, along said Southerly right of way line, 324 feet; thence South 65 degrees 09 minutes 54 seconds West, 353.96 feet to a point on the West line of said Parcel 2, 193 feet South of the point of beginning; thence North 00 degrees 04 minutes 50 seconds East, along said West line and parallel with the West line of said Section 34, 193 feet to the point of beginning.

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EXHIBIT A-12 Beto Junction, KS 2775 U.S. Hwy 75 Lebo, KS 66856 Parcel I: A TRACT OF LAND IN THE NORTHWEST QUARTER (NW l/4) AND THE SOUTHWEST QUARTER ( 1/4) OF SECTION TWO (2), TOWNSHIP NINETEEN (19) SOUTH, RANGE FIFTEEN (15), EAST OF THE SIXTH PRINCIPAL MERIDIAN, COFFEY COUNTY, KANSAS, DESCRllJED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER SECTION; THENCE NORTH 88°12'22" EAST, COINCIDENT WITH THE SOUTH LINE OF SAID NORTHWEST QUARTERFOR A DISTANCE OF 165.40 FEET, TO A POTNT ON THE EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY 75 AND THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE JIIGIIWA Y 35, AND THE POINT OP BEGINNING; THENCE NORTH 05°37' 10" EAST, COINCIDENT WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID INTERSTATE HIGJ-1\VA Y 35 FOR A DISTANCE OF 317.59 FEET; THENCE NORTH 25° 17'29" EAST, COINCIDENT WIT!I LAST SAID RIGHT-OF-WAY LINE FOR A DISTANCE OF 157.46 FEET; THENCE NORTH 45°30'51" EAST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE, FOR A DISTANCE OF 691.47 FEET; THENCE NORTH 69°51' 19 11 EAST, COINCIDENT \VITI-I LAST SAID RIGHT-OF-\VA Y LINE, FOR!\ DISTANCE OF 898.40 FEET; THENCE LEAVING SAID RIGHT-OF-WAY OF INTERSTATE HIGHWAY 35, SOUTH 00°35'38" EAST, FOR A DISTANCE OF 690. I 0 FEET; THENCE NORT1166Cl48'56'' EAST, FOR A DISTANCE OF 168.04 FEET; THENCE SOUTH 22°21 '04" EAST, FOR A DISTANCE OF 359.62 FEET; THENCE SOUTH 66°21 '55" WEST, FOR A DISTANCE OF 649.02 FEET, TO A POINT ON THE SOUTH LINE OF SAID NORTHWEST QUARTER; THENCE SOUTH 88°12'22" WEST, COINCIDENT WITH THE SAID SOUTH LINE, FOR/\ DISTANCE OF 43.48 FEET; THENCE SOUT!! 00°47'39'' EAST, FOR A DISTANCE OF 59.17 FEET; THENCE SOUTH 88°03'25" WEST, FOR A DISTANCE OF 1,096.05 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE or U.S. HIGHWAY 75; THENCE NORTH 00°47'39" WEST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE, FOR DISTANCE OF 62.02 FECT TO A POINT ON THE SOUTH LINE OF SAID NORTHWEST QUARTER (NWJ/4), AND TilE POINT OF BEGINNING. Parcel 2: Easement Cor discharge and llO\vage pursuant to Grant of Easement by \Villiam David Schrader and Jnnice Lou Schmdcr, as Trustees of the William David Schrader and Janice Lou Schrader Revocable Trust dated July 23, 2007, in favor of IIPT Investments, LLC, recorded March 14. 2013, in Book 3I, Page 546.

EXHIBIT A-13 TA Walton 145 Richvvood Road 'v\fa]ton. KY i I Legal Description i Lying and being in the State of Kentucky and the County of Boone, located on the east side ofl-75 and the south side of Kentucky 338 at their intersection and more particularly described as follows: Beginning at the point, said point being a State of Kentucky right of way marker for Kentucky 338, and being 70.00 feet south of and radiaJ from the centerline of said Kentucky 338; thence along the south right of way line of said Kentucky 338 on a curved line deflecting to the left 231:2 feet,·having a radius of 1707.02 feet, chord of said curve bears North 64° 34' 47" East a dis ce of 231.03 feet to a p<>int, said point being a ·set iron pin; thence leaving said southerly right of way line of Kentucky 338, South 36° 19' 00" East 140.13 feet to a point, said point being a set iron pin; thence South 53° 04' 00" West 136.00 feet to a point, said point being a set iron pin; thence South 14° 36' 59, West ·232.34 feet to a point, said point being an existing concrete monument; thence South 24; 52' 2i' West, 113.22 feet to a point, said point being a set iron pin thence South 23° 21' 00" West, 467.33 feet to a point. said point being a set iron pin; thence North 71° 42' 00" West, 100.83 feet to a point, said point being an existing post; thence North 83o 24' 03" West, 298.98 feet to a point, said point being an existing concrete monument, and also being in the limited access line of Interstate 75 and also being 94.00 feet cast and radial off of ramp "D" oflnterstate 75; thence along said limited access line of the following courses and distance, along a curve deflecting to the right 177.94 feet. having a radius of 1816.00 feet, chord of said curve bears North 1 I 0 36' 31" East a distance of 177.87 feet to a point, said point being 94 feet east of and radial from ramp "D" baseline station 6-70.3 and also being a set iron pin North 15° 53' 42" East, 541.70 feet to a point, said point being an existing State of Kentucky right of way marker, and being 94.00 feet east. of and radial from baseline station 12+12 Ramp "D,and also being 70.00 feet south of and radial from centerline of survey station 17+93 Kentucky 338, North 7849' 12" East 47.77 feet to a point; said point being a set.iron pin and also being 70.00 feet south of and radial from centerline of survey station I 8+40.77 K(1ntuck:y 338, on a curved line deflecting to the left 282.59 feet raditis of said curve being 1707.02 feet, chord of said curve bears North 73°.12' I 2" et a distance of 282.27 feet to a pciint, said. point being an existing State of Kentucky right-of-way marker and also being 70.00 feet south of and radial to Kentucky 338, and also being the approximate location of the end of said limited access line to Interstate 75, and also being the point of beginning containing 9.0166 acres of land, more or Jess. Being the same property conveyed to TA Operating Corporation, a Delaware corporation, by Deed dated December 9, 1993, and recorded in Deed Book 529, Page 56, in the Office of the Boone County Clerk.

EXHIBIT A-14 TA Slidell 1682 Gause Blvd. Slidell, LA Legal Description Parcell A certain portion or tract of ground in St. Tammany Parish. Louisiana, in Section 1 of Township 9 South, Range 14 East, more particu]arly described as follows: From the section comer conunon to Sections 1, 2, 11 and J 2 of Township 9 South, Range 14 East, go North 89 degrees JJ minutes JO seconds East for a distance of 403.66 feet; thence North 0 degrees 42 minutes 59 seconds West for a distance of 51.82 feet; thence North 89 degrees 17 minutes 01 seconds East for a distance of327.91 feet; thence North 87 degrees 38 minUles 19 seconds East for a distance of 183.97 feet; thence North 2 degrees 21 minutes 41 ·seconds West for a distance of 135.00 feet; thence North 87 degrees 38 minutes 19 seconds East for a distance of 318.02 feet; thence North 55 degrees 54 minutes 13 seconds West for a distance of 78.90 feet; thence North 24 degrees 10 minutes 07 seconds East for a distance of 272.00 feet to the point of beginning: From the point of beginning go North 24 degrees 10 minutes 07 seconds East for a distance of 415,10 feet; thence South 65 degrees 45 minutes 53 seconds East for a distance of 45.00 feet; thence North 24 degrees 10 minutes 07 seconds East for a distance of242.30 feet; thence North 17 degrees 10 minutes 07 seconds East for o distance of 428.90 feet; thence South 87 degrees 38 minutes 19 seconds West for a distance of I,173.30 feet; thence South 2 degrees 21 minutes 41 sccond8 East for a distance of 800.00 feet; thence North 87 degrees 38 minutes 19 seconds East for a distance of 508.00 feet; thence South 02 degrees 21 minutes 41 seconds East for a distBncc of 171,50 feet; thence North 87 degrees 38 minutes 19 seconds East fora distance Qfl55.61 feet back to the poi'nt ofbcginning. Containing 19.379 acres. Parcel U A 3.968 acre tract of land in Section l, Township 9 South, Range 14-East, St. Tammany Parish, Louisiana, more particularly described as follo'ws: From the intersection of Sections 1, 2, 11 and 12, Township 9 South, Range 14 East, St. Tammany Parish. Louisiana, go _North 89 degrees 13 minutes 10 seconds East for a distance of 403.66 feet along the north right of way line of Gause Road (Louisiana 1092) to the point of right of way line widening; thence North 00 degrees 42 minutes 59 seconds West a distance of 51.82 feet; thence North 89 degrees 17 minutes 01 seconds East a distance of327.91 feet along said right ofway line widening; thenec North 87 degrees 38 minutes 19 seconds East a distance of 143.97 feet to the point of beginning; thence North 02 degrees 21 minutes 41 seconds West a di ancc of200 feet; thence South 87 degrees 38 minutes J9 seconds West a distance of 150 feet; thence North 02 degrees 21 minutes 41 seconds West a distance of220 feet; thence North 87 degrees 38 minutes 19 seconds East a distance of 696.61 feet to 1he west right of way line of hlterstate 10; thence South 24 degrees 10 minutes 07 seconds West a distance of272 feet; thence South 55 degrees 54 minutes lJ seconds West a distance of 78.9 feet to a concrete highway marker; thence South 87 degrees 38 minutes 19 seconds West a distance of 317.10 feet to a concreae highway marker; thence South 02 degrees 21 minutes 41 seconds East a distance of 135.4 feet to a concrete highway marker; thence South 87 cgrees 38 minutes 19 s nds West a distance of 40 feet to the point of beginning. I of3

Parcel m A 2.00 acre tract of land in Section 1, Township 9 South, Range 14 East. St Tammany Parjsh, Louisiana, described as follows: From the intersection ofSections I, 2, II and 12, Townlihip 9 South. R8.Ilge 14 East, St Tammany Parish, Louisiana go North 89 degrees 13 minutes 10 seconds East a distance of 403.66 feet along the north right of way line of Gause Road (Louisiana 1092) to point of right of way line widening; thence North 00 degrees 42 minutes 59 seconds West a distance of 51.82 feet; thence North 89 degrees 17 minutes 0J seconds East a distance of.327.91 feet along said right of way line widening, thence North 87 degrees 38 minutes 19 seconds East. a distance of 143.97 feet; thence North 02 des 21 minutes 41 seconds West, a distance of200 feet; thence South 87 degrees 38 minutes 19 seconds West a distance of ISO feethence North 02 degrees 21 minutes 41 seconds West a distance of220 feet to Q point ofbegirming; thence North 02 degrees 21 minutes 41 seconds West a distance of 171.5 feet; thence North 87 degrees 38 minutes 19 seconds East a distance of 508 fcct; thence South 02 degrees 21 minutes 41 seconds East a distBnce of 171.5 feet; thence South· 87 degrees 38 minutes 19 seconds West a distance of 508 feet to the point of beginning. LESS AND EXCEPT the following parcel of ground sold by Union Oil Company of California to Willis A. Baker by act recorded August 2, 1973 and registered in COB 710, Folio 405 and more particularly described as follows: All that certain lot or parcel ofland situated in Section I, Township 9 South, Range 14 East, Parish of St. Tammany, State of Louisiana, more fully described as follows: Commencing at the s tion comer coiTUilon to Sections 1, 2, 11 and 12 of said Township md Range, go North 89 degrees 13 minutes 10 seconds East for a distance of 403.66 feet; lhcnce go North 00 degrees 42 minutes 59 seconds West for a distance of51.82 feet; thence go North 89 degrees 17 minutes 01 seconds East for a distance of 327.91 feet; thence go North 87 degrees 38 minutes 19 seconds East for a distance of 143.97 feet tthe point of beginning. Thence from said point of beginning go North 02 degrees 21 minutes 41 seconds West for a distance of200.0 feet; lhence go North 87 degrees 38 minutes 19 seconds East for a distance of 6.2 feet; thence go South 02 degrees 21 minutes 41 seconds East for a distance of 200.0 feet; thence go South 87 degrees 38 minutes 19 seconds West for a distance of6.2 feet. back to the point of beginning. FURTHER LESS AND EXCEPT the following parcel of ground sold by Special Wammty Deed by Union Oil Company of California to Fred H.Goodsen by act dated December 21, 1977, and recorded in COB 872, Folio 334, more fully described as follows: All that certain parcel of land situated in Section 1, Township 9 South, Range 14 East, Parish of St. Tammany, State of Louisiana, more· fully described as follows: From the section comer conunon to sections I, 2, 11 and 12, Township 9 South, Range 14 East, go North 89 degrees lJ minutes' 10 seconds West for a distance of 403.66 feet; thence go North 00 degrees 42 minutes 59 seconds West for a distance of 51.82 feet; thence North 89 degrees 17 minutes Ol seconds 2 of3

East for a distance of 327.91 feet; thence North 87 degrees 38 minutes 19 onds East for a distance of 150.17 feet to Point "A". Thence from Point "A" go North 02 degrees 21 minutes 41 seconds West for a distance of 200.0 feet to a point; thence South 87 degrees .38 minutes 19 seconds West for a distance of 156.2 feet to a point; thence North 02 degrees 21 minutes 41 seconds West for a distance of 776.72 feet to a point; thence North 87 degrees 38 minutes 19 seconds West for a distance of 199.35 feet to a point; thence South 02 degrees 21 minutes 41 seconds East for a distance of 841.32 feet to a point; thence South 87 degrees 38 minutes 19 seconds West for a distance of9.35 feet to a point; thence South 02 degrees 21 minutes 41 seconds East for a distance of 135.4 feet to a point; thence South 87 degrees 38 minutes 19 seconds West for a distance to Po1i4Ant'". Containing in all of 33.8 feet along the northerly right of way line of Gause Road. 3.72367 acres of land, more or less. Together with those certain incorporeal rights in favor of the land and established as fo11ows: (a) servitudes reserved by Union Oil Company of California to use a sewerage lift station, sewer and water lines, gas mains, etc. as contained in Special Warranty Deed by Union Oil Company of California to Fred H. Goodscn, dated December 2 I, 1977 and filed in COB 872, Folio 334; and (b) Declaration of Protective Covenants established by act dated December 21. 1977 between Union Oil Company of California and Fred H. Goodsen, registered in COB sn, Folia 337, (the UJncarporeaJ Rights"). Acquired by Cash Sale recorded under Registry No. 8551 I 7. 3 of3

EXHIBIT A-15 TA Elkton 1400 Elkton Road Elkton. MD Legal Description All of those lots or parcels of land located in Cecil COunty, Maryfand and more particularly desci1bed as follows: BEGINNING FOR lliE SAME AT A CONCRETE MONUMENT ON TiiE SOUTHEASTERLY SIDE OF MARYLAND ROUTE 279 (187 FEET WIDE),SAID POINT BEING A CORNER FOR LANDS NOW OR LATE OF EDISON L MERRILL AND LANDS HEREIN DESOUBED;THENCE TI-lE FOllOWING lWO (2) COURSES AND DISTANCES ALONG THE AFORESAID LAND OF MERRill! (1) SOUTH 7 DEGREES 02 MlNlJTES 20 SECONDS EAST, 1,420.44 FEET TO AN IRON PIPE; {2) NORlli B3 DEGREES 30 MINUTES .30 SECONDS EAST, 305.38 FEET TO AN IRON PIPE ON THE NORTHWESTERLY SIDE OF PHILADELPHIA BALTIMORE AND WASHINGTON RAILROAD COMPANY,SAID POINT BEING 125 FEET NORTHWESTERLY OF THE CENTER LINE OF SAID RAILROAD MEASURED RADIALLY THERETO; TliENCE BY THE AFORESAID SIDE OF THE RAILROAD,THE FOLLOWING FOUR (4) COURSES AND DISTANCES: (1) BY AN ARC OF A QRClE CURVING TO THE RIGHT 351.92 FEET (RADIUS 20,052.42 FEET) TO A CONCRETE MONUMENT; (2) SOUTH 41 DEGREES 16 MrNlJTES 10 SECONDS WEST,296.52 FEET TO A CONffiETE MONUMENT,SA1D POINT BEING 125 FEET NORTiiWESTERLY OF lliE CErfrER UNE OF THE RAILROAD (3) SOllTH 84 DEGREES 03 MINUTES SO SECONDS WEST,70.71 FEET TO AN IRON PIPE; (4) SOUTH 41DEGREES 23 MINUTES '19 SECONDS WEST 340.48 FEET TO A CONCRETE MONUMENT,SAID POINT BEING THE COMMON CORNER FOR THE AFORESAID RAILROAD,THE NORTiiERLY RIGHT-OF-WAY UNE OF THE NORTHEASTERN EXPRESSWAY (AS SHOWN ON MARYLAND STATE ROADS COMMISSION PLAT NOS. 21865, 21866 AND 26434), AND LANDS HEREIN DESCRIBED; TiiENCE, ALONG THE AFORESAID RIGHT OF-WAY UNE OF NOR EASTERN EXPRESSWAY THE FOUOWING THIRTEEN (13) COURSES AND DISTANCES; (1) NORTH 77 DEGREES 56 MINUTES 13 SECONDS WEST, 59.06 FEET TO A CONCRETE MONUMENT;(2) NORTii 72 DEGREES 13 MINlJTES 43 SECONDS WEST, 137.42 FEET TO·A CONCRETE MONUMENT; (3) NORTH 54 DEGREES 03 M!NlJTES 53 SECONDS WEST 89.94 FEET TO A CONCRffi MONUMENT;(4) NORTii 34 DEGREES 14 MINUTES 23 SECONDS WENT, 45.71 FEET TO A CONCRETE MONUMENT; (5) NORTH 37 DEGREES 25 MINUTES 33 SECONDS WEST, 132.24 FEET TO A CONCRETE MONUMENT;(6) NORTH 15 DEGREES 39 MINUTES 03 SECONDS WEST, 88.22 FEET TO A CONCRETE MONUMENT;{7) NORTH 18 DEGREES 17 MINUTES 03 SECONDS WEST, 41.65 FEET TO A CONCRm MONUMENT; (8) NORTli 16 DEGREES 00 MINUTES 43 SECONDS WEST 151.65 FEETTO A_ CONCRETE MONUMENT; (9) NORTii 30 DEGREES 05 MINUTCS 13 SECONDS WEST 103.06 FEET TO A CONCRm MONUMENT;(10) NORTii 16 DEGREES 00 MINUTES 43 SECONDS WEST 70.94 FEET.TO A CONCRffE MONUMENT; {11) BY AN ARC OF A ORCLE CURVlNG T0.THE RIGHT 386,38 FEET {RADIUS 540.00 FEET) TO A CONCRETE MONUMENT;(12) NOR.lli· 22 DEGREES 2 MINlJTES 22 SECONDS EAST, 102.22 FEET TO A CONCRETE MONUMENT;(13) NORlli 35 DEGREES 48 MINUTES 52 SECONDS EAST 65.62 FEET TO A CONCRETE MONUMENT,SAID POINT BEING ON THE SOUTiiEASTERLY SIDE OF MARYLAND ROUTE 279 (AS SHOWN ON MARYLAND STATE ROADS COMMISSION PLAT NOS. 19898, 19899 AND 26433);TliENCE, BY lliSAME THE FOUOWING {3) COURSES AND DISTANCE: (1) NORTli 35 DEGREES 34 MINUTES 52 SECONDS EAST, Sn.00 FEET to A CONCRmMONUMENT; (2) NORTH 34 DEGREES 50 MINUTES 12 SECONDS EAST,461.04 FEET TO A CONCRETE MONUMENT;(3) NORTii 35 DEGREES 34 MINUTES 52 SECONDS EAST, 95.02 FEET TO A CONCRETE MONUMENT,THE FIRST MENTIONED POINT OF PlACE OF BEGINNING. CONTAINING WITHIN SAID METES AND BOUNDS 30.071 ACRES, MORE OR LESS. SUBJECT TO THREE (3) PERPETUAL OPEN DITCH EASEMENTS AS SHOWN ON MARYlAND STATE ROADS COMMISSION PLAT NO. 19899, 26433, AND 26434.

EXHIBIT A-16

TA Foristell
3265 N. Service Road East
Foristell, MO

PARCEL I:

A tract of land being part of Section 19, Township 47 North, Range 1 East and being more particularly described as follows:

Commencing at an old stone marking the Southwest corner of the Southeast one quarter of the Northwest quarter of Section 19, Township 47 North, Range 1 East; thence from said point South 89 degrees 42 minutes 30 seconds East 1325.19 feet to a point on a curve on the Eastern right of way line of State Highway "W", said point marking the beginning point of the tract hereinafter described; thence along said Highway "W" right of way along a curve to the left an arc distance of 156.52 feet to a point marking the point of tangency of said curve, said curve having a radius of 766.72 feet and an included angle of 11 degrees 41 minutes 48 seconds; thence continuing along said right of way South 89 degrees 59 minutes 50 seconds West 15.00 feet to an iron pipe; thence North 2 degrees 19 minutes West along said right of way 20.93 feet to an iron pipe; thence South 89 degrees 57 minutes 30 seconds East 1049.11 feet to an old iron pin; thence South 0 degrees 03 minutes 40 seconds West 1139.10 feet to an iron pipe on the Northern right of way line of Interstate Highway 70; thence along the Northern right of way line of Interstate Highway 70 the following courses and distances: North 64 degrees 53 minutes West 7.00 feet; North 71 degrees 47 minutes 40 seconds West 769.10 feet; North 48 degrees 09 minutes 50 seconds West 189.60 feet; North 0 degrees 08 minutes 23 seconds East 176.71 feet; South 60 degrees 39 minutes West 139.58 feet; North 47 degrees 53 minutes West 22.21 feet; North 39 degrees 27 minutes 50 seconds West 93.49 feet and North 32 degrees 02 minutes 30 seconds West 123.34 feet to an iron pipe marking the intersection of the North right of way line and the Eastern right of way line of State Highway "W"; thence along the Eastern right of way line of State Highway "W" North 7 degrees 18 minutes 40 seconds East 71.96 feet to an iron pipe marking a point of curvature on said Highway "W"; thence along said right of way along said curve to the left an arc distance of 238.65 feet to the place of beginning, said curve having a radius of 766.72 feet and an included angle of 17 degrees 50 minutes 02 seconds all as per Survey and Plat made by St. Charles County Engineering & Surveying, Inc. dated October 1969, EXCEPTING THEREFROM that portion conveyed to Robert A. Kaiser by Special Warranty Deed recorded in Book 995 Page 1946.

PARCEL 2:

Also a Non-exclusive Permanent Easement for the construction and maintenance of underground effluent lateral line, across grantors' part of the Southeast quarter of the Northwest quarter of Section 19, Township 47 North, Range 1 East, which abuts the West right of way line of State Route "W", said easement to be twenty (20) feet wide and adjacent to and parallel with the West right of way line of State Route "W" and is described as commencing at an old stone marking the Southwest corner of the Southeast one quarter of the Northwest quarter of Section 19, Township 47 North, Range 1 East; thence from said point South 89 degrees 42 minutes 30 seconds East 1325.19 feet to a point on a curve on the Eastern right of way line of State Highway "W"; thence along said curve to the left along said highway right of way and arc distance of 156.52 feet to a point; said curve having a radius of 766.72 feet and an included angle of 11 degrees 41 minutes 48 seconds; thence continuing along said Highway "W" right of way South 89 degrees 59 minutes 50 seconds West 15.00 feet and North 2 degrees 19 minutes West 20.95 feet to an iron pipe on said right of way; thence North 89 degrees 57 minutes 30 seconds West 76.71 feet to a point on the Western right of way line of said State Highway "W"; said point also marking the beginning point of the easement herein described; thence along the Western right of way line of said State Highway "W" South 6 degrees 54 minutes 40 seconds West 17.00 feet to a point on said right of way; thence North 83 degrees 05 minutes 20 seconds West 20.00 feet to a point; thence North 6 degrees 54 minutes 40 seconds East 119.27 feet to a point being West

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of and 20 feet from the Western right of way line of said Highway "W"; thence North 0 degrees 00 minutes 10 seconds West being also 20 feet from and parallel to the Western line of said State Highway "W" 523.79 feet to a point in a creek; thence North 89 degrees 59 minutes 50 seconds East 20.00 feet to a point on the Western right of way line of said Highway "W"; thence along the Western right of way line of said Highway "W" South 0 degrees 00 minutes 10 seconds East 525.00 feet to a point on said right of way; thence continuing along said highway right of way South 6 degrees 54 minutes 40 seconds West 103.48 feet to the beginning point of said described easement.

PARCEL 3:

A Non-exclusive Easement over a tract of land being part of Section 19, Township 47 North, Range 1 East, St. Charles County, Missouri, and being described as follows:

Commencing at the Southwest corner of the Southeast quarter of the Northwest quarter of Section 19, Township 47 North, Range 1 East; thence South 89 degrees 42 minutes 22 seconds East, a record distance of 1325.19 feet to a point on the East line of Missouri State Highway "W"; thence along said East line along a curve to the left, 156.52 feet to an old iron pipe, said curve having a radius of 766.72 feet and an included angle of 11 degrees 41 minutes 48 seconds; thence North 89 degrees 48 minutes 29 seconds West 15.14 feet to an old iron pipe; thence North 02 degrees 07 minutes 19 seconds West, 20.93 feet to a point thence departing the East line of Missouri State Highway "W", South 89 degrees 57 minutes 35 seconds East, 10.42 feet to the point of beginning of the easement herein described; thence South 64 degrees 33 minutes 04 seconds East 207.26 feet to a point; thence South 26 degrees 54 minutes 47 seconds East, 386.20 feet to the terminus of said easement.

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Parcel 1 being the same as:

A tract of land being part of Section 19, Township 47 North, Range 1 East, and part of the same property conveyed to Union Oil Company of California as recorded in Book 552, Page 433 of the St. Charles County Missouri Recorder's Office, said tract being more particularly described as follows:

COMMENCING at an old stone marking the Southwest corner of the Southeast Quarter of the Northwest Quarter of Section 19, Township 47 North, Range 1 East; thence South 89 degrees 42 minutes 30 seconds East, 1325.19 feet to a point on a curve on the Eastern right-of-way line of State Highway W; thence along said right-of-way line along a curve to the right having a radius of 766.72 feet, a central angle of 17 degrees 51 minutes 25 seconds an arc length of 238.96 feet, the chord of which bears South 20 degrees 39 minutes 55 seconds West, 237.99 feet to a point; thence continuing along said right-of-way line, South 07 degrees 10 minutes 30 seconds West, 71.91 feet to the point of intersection of said Eastern right-of-way line with the Northern right-of-way line, the following; South 32 degrees 08 minutes 22 seconds East, 123.52 feet to a point; thence South 39 degrees 18 minutes 47 seconds East, 93.38 feet to a point; thence South 48 degrees 21 minutes 01 seconds East, 22.25 feet to a point; thence North 60 degrees 32 minutes 56 seconds East, 139.65 feet to the POINT OF BEGINNING of the tract of land herein described; thence leaving said Northern right-of way line and along the Eastern line of property now or formerly of St.Louis West 70 Inn, Inc., as recorded in Book 1060, Page 728 of the said Recorder's Office the following; North 51 degrees 39 minutes 41 seconds East, 285.00 feet to a point; thence North 16 degrees 53 minutes 04 seconds East, 435.00 feet to the Southern line of property now or formerly of Gibson Tract 1 as recorded in Book 1358, Page 50 of the said Recorder's Office; thence leaving said Eastern line and along the Southern line of said Gibson Property and also along the Southern line of property now or formerly of Garrett Tract 26 as recorded in Book 1358, Page 50 of the said Recordar's Office South 89 degrees 57 minutes 35 seconds East, 529.12 feet to the Northwest corner of property now or formerly of St. Louis West 70 Truck Wash, Inc., Parcel No. 2, as recorded in Book 1060, Page 728 of the said Recorder's Office; thence leaving said Southern line and along the Western line of said St.Louis West 70 Truck Wash, Inc. property and also along the Western line of property now or formerly of St.Louis West 70 Truck Wash, Inc. Parcel No. 1, as recorded in Book 1060, Page 728 of the said Recorder's Office, South 00 degrees 03 minutes 44 seconds West, 1139.10 feet to the Northern right-of-way line of the afore-mentioned Interstate Highway 70; thence leaving said Western line and along said Northern right-of-way line the following; North 64 degrees 53 minutes 00 seconds West, 7.00 feet to a point; thence North 71 degrees 47 minutes 40 seconds West, 769.10 feet to a point; thence North 48 degrees 09 minutes 48 seconds West, 189.60 feet to a point; thence North 00 degrees 08 minutes 17 seconds East, 176.71 feet to the POINT OF BEGINNING.

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EXHIBIT A-17 TAGrand Island 8033 W. Holling Road P.O. Box I 67 Aida (Grand Island). NE Legal Description The land referred to is situated in the State of Nebraska, County of Hall and1s described as follows: ALL THAT CERTAIN REAL PROPERTY LOCATED IN THE COUNTY OF HALL, STATE OF NEBRASKA, BEING MORE PARTICULARLY DESCRIBED AS; . A TRACT OF lAND COMPRISING A PART OF THE NE1/4, NE1/4 OF SECTION 36. TOWNSHIP 10 NORTH, RANGE 11WEST OF THE 6TH P.M.IN HALL COUNTY.NEBRASKA,MORJ: PARTICULARLY DESCRIBED AS FOLLOWS:BEGINNING AT A POINT ON THE NORTH LINE OF SAID SECTION'36, SAID POINT BEING 42.1 FEET WEST OF THE NORTHEAST CORNER OF SAID SECTION 36; THENCE RUNNING SOUTHWESTERLY ALONG A LINE FORMING AN ANGLE OF 49°46'45" WITH SAID SECTION LINE, AND ALONG THE NORTHWESTERLY HlGHWAY RIGHT.OF-WAY LINE, A DISTANCE OF 1,046.4 FEET,TO A POINT OF CURVATURE;THENCE SOLTTHWESTERLY ALONG THE ARC OFA CURVE TO THE RIGHT WHOSE RADIUS IS 718.61 FEET (INITIAL TANGENT OF WHICH COINCIDES W1TH THE LAST DESCRIBED COURSE),A OISTANCE OF 350.2 FEETi THENCE CONTINUING SOUTHWESTERLY ALONG THE ANAL TANGENT OF THE LAST DESCRIBED CURVE, AND ON SAID RIGHT-OF-WAY LINE. A DISTANCE OF 265.6 FEET TO THE WEST UNE OF SAID NE1/4,NE1/4, A DISTANCE OF 1,101.24 FEET TO THE NORTHWEST CO.RNER OF SAID NE1/4, NE1/4;THENCE EASTERLY ALONG THE NORTH LINE OF SAID SECTrON 36, A DISTANCE 1,243.92 FEET TO THE PLACE OF BEGINNING. ALL OF THE ABOVE-DESCRIBED LAND BBNG THE SAME AS THE FOLLOWING: LEGAL DESCRIPTION A TRACT OF LAND COMPRISING A PART OF THE NE1/4 NE1/4 OF SECTION 36,TOWNSHIP 10 NORTH, RANGE 11 WEST OF THE 6TH P.M., IN HALL COUNTY, NEBRASKA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE NORTH UNE OF SAJO SECTION 36iSAJO POINT BEING 41.2 FEET WEST OF THE NORTHEAST CORNER OF SAID SECTION 36; THENCE SOUTH 40" 13' 26" WEST ALONG AND UPON THE NORTHWESTERLY HIGHWAY RIGHT-OF-WAY LINE A DISTANCE OF 1,046.4 FEET TO A POINT OF CURVATURE;THENCE SOUTHWESTERLY ALONG THE ARC OF A CURVE TO THE RIGHT WHOSE RADIUS IS 718.51 FEET (INmAL TANGENT OF WHICH COINCIDES WITH THE LAST DESCRIBED C,OURSE), A DISTANCE OF 350.2 FEET (LONG CHORD 346.74 FEET·LONG CHORD BEARING SOUTH 54° 11" 12.5" WEST);THENCE CONTINUING SOUTHWESTERLY (SOUTH 68"08'69" WEST) ALONG AND UPON THE FINAL TANGENT OF THE lAST DESCRIBED CURVE AND ON SAID RIGHT OF WAY UNE A DISTANCE OF 265.44 FEET TO A POINT ON THE WEST LINE OF SAID NE1/4 NE1/4;THENCE NORTH 02"06'19" WEST ALONG AND UPON THE WEST LINE OF SAID NE1/4 NE1/4,A DISTANCE OF 1,101.38 FEET TO THE NORTHWEST CORNER OF SAID NE1/4 NE1!4; THENCE NORTH 90"00'00'• EAST ALONG AND UPON THE NORTH UNE OF SAID SECTION 36, A DISTANCE OF 1,243.75 FEET TO THE POfr'.fT OF BEGINNING. NOTI;:THE ABOVE BEARINGS ARE RELATIVE TO THE NORTH LINE OF THE NE1/4 NE1/4 WHICH WAS ASSUMED AS NORTH 90 00'00" EAST.

EXHIBIT A-18 TA Columbia 2 Simpson Road Columbia. NJ .,. Legal Description ALL that certain lot, parcel or tract of land, situate and lying in the Township of Knowlton, CoWlty of Warren, State of New Jersey, and being more particularly described as follows: TRACfl: -·. BEGlNNING at a corner in the Northeasterly right of way line of New Jersey State Highway Route 46 (1953) Section I (freeway) opposite base line station 246+57 +/-; said comer is located 30 feet Northeasterly (at right angles) from the centerline of a frone road known as "Service Road C" and running; thence (I) along lands now or formerly belonging to Garris Eliz.i eta, North 70 degr34 minutes and 12 seconds East nlistance of 4L19-feet..to a comer of the sat e; thence (2}along the same, North 19 degrees, 19 ininutes and 48 seconds West a distanc.e of 50.00 feet to a corner of the some; thence{3) along the same, North 70 degrees, 34 minutes and 12 seconds East a distance of 126.82 feet to a comer of the same; thence (4} along lands now or formecly belonging to G. ElizibetaJ Robert Schoonver, Albert Stackhouse and Robert Uruingst, North 19 degrees 19 minutes 48 seconds West a distance of 407.46 feet to an iron pipe (found) comer to Robert Unangst (now or formerly); thence (5) along the same, South 70 degrees 34 minutes 12 seconds West a distance of293.15 feet to a corner of the same, in the aforementioned right of way ofNJ. State Highway Route 46 (Service Road C); thence (6) Along said right of way line ofN.J. State Highway Route 46 by a curve to the right having a radius of 1955.16 feet an arc length of 53.01 feet and whose chord bears, North 26 degrees· 54 minutes 36 seconds West a distance of 53.01 feet to a point in said tight of way line (opposite base line station 241+26+/ ); thence (7) along said Northeasterly right of way line, North 19 degrees 13 minutes and 48 seconds West a distance of25.61 feet to a corner in said right of way line, comer to lands remaining to Grantor herein; thence (8) along lands remaining to Grantor, North 70 degrees 34 minutes 12 seconds East a distance of750.00 feet to a comer of the same; thence (9) along lands remaining to Grantor, South 32 degrees 31 minutes and 53 seconds East a distance of 815.46 feet to a comer of the same; thence (10) along lands remaining to Grantor, South31 degrees 53 minutes 19 seconds West a distance of 407.00 feet to a point of curvature; thence (11) along the same, by a curve to the right having a radius of 300.00 feet an arc length of 152.86 feet and whose chord bears, South 46 degrees 29 minutes and 9 seconds West a distance of I 51.22 feet to a point of tangency; thence (12) along the same.South 61 degrees 5 minutes and 0 scci>nds West a distance of43.19 feet to a comer of lands remaining to the Grantor in the Northeasterly right of way line of frontage road known as "Servico Road C" (formerly Peny Street}; said comer in located 50 feet more or less measured Northwesterly along said right of way line from tbe Northwest comer of lands now or formerly belonging to Ella Bucek; thence (13) along said right of way line. North 28 degrees 55 minutes and 00 seconds West a distance of220.00 feet to an angle point in sajdright of way line; thence (14} still along said right of way line of"Service Road C' South 61 degrees, 5 minutes and 0 seconds West a distance of 85.80 feet to a point on a curve; thence (15) by a curve to the right (parallel and 10 feet Northeasterly fc]dially from an ex.isting curb) having a radius of 140.00 feet an arc distance of 57.31 feet and whose chord bears, North 74 degrees 04 minutes 56 seconds West a distance of 56.91 feet to a point on said curve in the aforementioned right of way line of N.J. State Highway Route 46: thence (16) along said right of way (parallel and 30 feet Northeasterly at righl angles from the centerline of Service Road C), North 41 degrees 13 minutes and 56 seconds West a distance of371.61 feet to the place of beginning. 1 of4

TRACTTI: BEG.JNNJNG at an Iron on the Northerly sideline of Kitchen Street where the same is in.lersectecl by tho Wester!y line of land of Charles Dutt. said point being also the seconds comer described in a deed from He!eo A. Weller to Ladis L.Bucek and wife dated December 12, 1950 and recorded iri the Warren County Clerk"s Office in.Book 349 of Deeds page 457 and from said po alld place of beginning running thence; Along land of Charles Dutt North23 degrees 28 minutes 23 seconds West 419.62 feet to an.iron on the Southeasty sideline: of a 50 foot wide right of way thence; 1. 2. Along tJie Southeasterly sideline of said 50 foot wide right of way South1 <te53 nu es 19 secoiids West 156:81. feet to a·p:oint of ct.iiYatW-o;thence; StiU along the Southeasterly sideline of said 50 foot wide right of way on a cwve to the right having a radius of 350.00 feet for a d stance of 178.34 feet to a point of tangency, thence; Still along the Southeasterly sideline of said 50 foot wide right of way So61 degrees 05 minutes West 8.19 feet to a point of curvature, thence; 3. 4. S. On a curve to the left having a radius of 35.00 feet for a distance of 54.98 feet to a point of tangency on the Easterly sideline of Frontage Road (formerly Perry Street) theoce; Along the Easterly sideline of Frontage Road (follllerly Perry Street) South 28 degrees 55 minutes East 76.79 feet to a point of curvature, thence; 6. 1. Still along the Easterly sideline of Frontage Road (follllcrly Perry Street) on a curve to the left having a radius of 970.00 feet for a di ance of 186.14 feet to an iron on the Northerly sideline of Kitchen Street, thence; Along the Northerly sideline of Kitchen Street North 61 degrees 05 ntinntes East 293.20 feet to the point and place ofbegjnning. 8. Subject tQ a 10 foot wide water line easement running along courses 6 and 7 described above. Subject also to a triangular sight easement at the comer ofFrontage Road (fonnerly Perry Street), and the 50 foot wide right of way, said easement to run from a point whlch is on the Southerly sideline of the 50 foot wide right of way and 30 feet Easterly ftom the Easterly sideline of Frontage Road (formerly Peny St:recl) to the Southwesterly corner of the above: descn'bed property Together with Grantors right to use 50 foot right of way in common with others for ingress and egress as described in Deed Book 544, page 1147 of the Warren County Rflcords. 2 of4

TRACTlil: BEGINNING at a point in the line ofTruclcitops of America; the six following courses and distances from a comer in the Northeasterly right of way line of New JCI'Sey State Highway Route(1953) Seotion I (Freeway) opposHe baseli.Q.e state 246+57 (more or less)i said comer being located 30 feet Northeasterly and at right angles · from the centerline of a frontage road lcnoWn as "Service Road C"; thence · North·70 degrees 34 minutes 12 seconds East, along lands now or formerly belonging to Garris Elizabeta, for a distance of41,19 feet to a point for a comer; thence (A) (B) North 19 degrees 19 minutes 48 seconds West, stUg thsailine of" Garris ElizabetSt distanCe of so.o·o feet to a point for a "corner;' thence 1 for a North 70 degrees 34 minutes 12 seconds East, still along the said line of Garris Elizabeta, for a distance of 126.82 feet to a point for a comer; theoce (C) North 19 degrees 19 minutes 48 seconds West, along lands now or fonnerly belonging to Garris Elizabeta, Robert Schoonver, Albert Stackhouse and Rot?crt Unangst, 407.46 feet to an iron pipe for a comer; thence (D) (E) South 70 degrees 34 minutes 12 seconds Wesaloog lands now or formerly Robert Unangst, 293.15 feet to a point in the aforementioned Northeasterly right of way Jine of New Jersey State Highway Route 46 {Service Road C); thence Northwestwardly, along a curve to the right having a radius of 1955.16 feet, an arc length of 53.01 feet, and having a chord bearing of North 26 degrees 54 minutes 34 seconds West, and a chord distance of 53.01, along thed Northeasterly right ofway line of New Jmey State Highway Route 46 (Service Road C); thence (F) (G) North 19 degrees 13 minutes 48 seconds West, along the said Nof1heasterly right of way line ofNew Jersey State Highway Route 46 (Service Road C), for a distance of26.6l feet to a point for a corner; thence North 70 degrees 34 minutes 12 seconds East, along lands 525.00 feet to on iron pin set for a comer, said corner being the point and place of beginning; thence (H) (I) North 19 degrees 13 minutes 46 seconds West, for a distance of444.39 feet to a point for a comer; thence (2) North 80 degrees 55 minutes 12 seconds East, for a distance: of 344.58 feet to a point of curvature; tbence (3) Northeastwardly, along a curve to the right having a radius of200.00 feet, an arc length of 297.50 feet, and having a chord bearing of South 56 degrees 27 minutes 59 seconds East, and a chord distance of270.62 feet, to a point oftangencr, thence 3 of4

(4) South J3 degrees 51 minutes 09 seconds East, for a distance of965.10 feet to a point for a comer thence (5) North 34 degrees 31 minutes 53 seconds West.. along lands noor fonnerly belonging to Trocloitops of America, for a distance of815.46 feet to a int for a comer; thence (6) South 70 degrees 34 minutes 12 seconds West, stUI along the said lands ofTtucicstops of America, for a distance of225.00 feet it's the point and pofbeginning. 4 of4

EXHIBIT A-19 TA Albuquerque 250 J University Blvd. NE Albuquerque. NM Bernalillo cOunty Property: A certain Parcel of land situate within projected Sect.lon 9, Township 10 North, Range 3 East,New Mexico Prindpal Meridian, in the Town of Albuquerque Grant,in the Oty of Albuquerque, Bernalillo County, New Mexico,and being more particularly described by metes and bounds survey,using state plane grid bearings and ground distances, as follows: BEGINNING at the Southwest corner of the Parcel herein .described,a point on the Westerly rlght-of-way line of University Blvd. N.E., from whence the Albuquerque control Survey station 11 10 Hl5" bea S. 65° 06' 55" W., a distance of 1,212.88 feet; lliENCE, N. 00° 3r 30" E.,a c:Ustance of 486.06 feet along said Westerly rlght-of-way nne to the Northeaster1y comer of the Parcel herein described,a point of curvature; THENCE, Northwesterly,a distance of 545.92 feet along the arc of a curve bearing to the left having a radius of 238.88 feet, a DeJt:a Angle of 130°. 54' 53• and a long chord which tiears N. 6'1° 49' Sr' W.,434.60 feet distance along the right-of-way line of Interstate 25 to a point of tangency; lHENCE, S. 49° 42' 37" w., a distance of 67.56 feet continuing along said right-of-way line of Interstate 25 to a non-tangent point on curve; THENCE, Southwesterly, a distance of 325.32 feet continuing along said right-of-way of Interstate 25 along the arc of a curve bearing to the lett having a radius of 1,345.50 feet, a Delta Angle of 13° 51' 11" and a long chord which bearsS. 42° 46' 57" W., 324.53 feet distance to a non-tangent point on curve; TiiENCE, s. 28° 00' 47" W., a distance of 166.56 feet continuing along said right-of-way line of Interstate 25 to a non-tangent point on curve; rnENCE, Southwesterly, a distance of 371.31 feet oontinuing along said right-of-way of Interstate 25 along the arc of a curve bearing to the left having a radius of 2,765.00 feet,a Delta Angle of 7° 41' 39" and a chord which bears S. 24° 02' 30" W., 371.03 feet distance to a point on curve and the Southwest corner of the Parcel hereln described,TifENCE, N. 82° 44' 42" E. 1 a distance of 906.17 feet to the Southeast oorner and point of BEGINNING of the Parcelherein described. All OF THE ABOVE-DESCRlBED lAND BEING THE SAME AS FOllOWS: A certain Parcel of land situate within the Town of Albuquerque Granin the oty of Albuquerque, Bernalillo County, New Mexico, and being more particularly descrtbed by metes and bounds survey, as follows: BEGINNING at the Southeast corner of the Parcel herein described,a point on the Westerly fight-of-way line of University Blvd. N.E., WHENCE the 1/4 comer common to Sections 9 and 10, Township 10 North, Range 3 East, New Mexico Prlndpal Meridian bear.; S. 57° 33' 31" E., 769.45 feet distance;TiiENCE, N. ooo 26' 00" E., 486.06 feet distance along said Westerly right-of-way line to the Northeast romer; 1HENCE, Northwesterly, 545.58 feet distance along the arc of a curve bearing to the left (said arc having a radius of 238.88 feet and a long chord which bears N. 64° 59' 45" W., 434.50 feet distance) along the right-of way line of Interstate 2to a point of tangency; :WENCE, 1 of2

Exhibit A Legal Description (continued) S. 49° 34' 30" W., 67.55 feet distance along said rlght of way line of Interstate 25 to a point on curve (not tangent to beanng); ntENCE, Southwesterly,325.32 feet distance continuing along said right-of-way of Interstate 25 along the arc of a curve beartng to the left (Said arc having a radius of 1,345.50 feet and a chord which bears S. 42° 40' SO" W., 324.53 feet distance) to a point, (not tangent to curve); THENCE, S. 27° 52' 40" W., 186.56 reet distance continuing along said right-of-way line of Interstate 25 to a point on curve (not tangent to bearlng);THENCE, Southwesterly, 371.11 feet distance continuing along said right-of-way line of Interstate 25 along the arc of a curve bearina to the lett (said arc havina a rgdius of 2.765.00 feet and a chord which bearsS. 23° 54' 30" W.,370.83 feet distance) to a point on a rurve and Southwest corner; TiiENCE, N. 82° 36' 35.. E., 906.58 feet distance to the place of BEGINNING of the Parcel herein described. 2 ofZ

EXHIBIT A-20 TA Binghamton 753 Upper Court Street Binghamton, NY Legal Description ALL TiiAT TRACf OR PARCEL OF !,.AND, situate In the Town of Kirkwood, County of Broome and State of New York, being a part of lot Number 20 Bingham's Patent, bounded and described as follows: - Beginning-at a stake In the nor1tlerly 11ne of the·highway presently designated as U.S. Route No; 11 and New York Route No. lTwhlch said stake Is in the westerfy line of p"remlses conveyed to Byron layton by EzekielFinch by deed recorded In the Broome O>unty Oerk's Office January 28 1 1868 in Book. 75 of Deeds at page 216;thence North 7° 09' East and along the wester1y line of said premises 149.47 feet to an lron;thence South 74° 58' East 176.2 feet to an Iron, which said Iron is 362.4 feet From the center line of Court Street and measured along the westerty line of premises conveyed by Admiral P. layton,et alto Byron A. layton and Nellie H.Layton,his wife,by deed recorded In said Clerk's Office August 29, 1931in Book 413 of Deeds at page 121;thence f'!orth 6° 41' East 47.1 feet to an Iron now or fonneriy in the center of a brook;thence South 48° 09' East 211.72 feet to an iron now or formerly in ttle center of said book; thence South 6° 41' West 231 feet to an Iron In the northerly line of said highway; thence north 54" 42' West and along the northerly line of said highway 268+ feet to a point; thence north 58° West and along said highway line 125.5 feet to the point or place of beginning. PARCEL II: ALL THATTRACf OR PARCEL OF lAND situate.in the Town of Kirkwood, Broome County,New York being a part of premises ronveyed to Charles C.Morgan by Admiral P. layton Seprember 11,1928 by deed recorded in Broome County Oerk's Office fn Uber 382 of Deeds,page 36 and mare particularly described as Follows:Commencing at a point In the center of _the highway leading from Binghamton to Kirkwood on the north side of the SUsquehanna River and in the west line of said premises of Charles c. Morgan; thence southwardly passing through an Iron stake standing at or near the south line of the said highway and along the west line of the said premises of Olarles C. Morgan about 400 feet to a point,375 feet from the said Iron stake; thence eastwardly at right angles 174.6 feet; thence northwardly at an Interior angle of 90° OS' along a line marked with stakes about 362.4 feet to the center of the above mentioned highway, the last described course passing through an Iron stake standing at or near the south fine of the said highway; thence westwardly along the center of the said highway about 179 feet to the place of beginning. EXCEPTING AND RESERVING lliEREFROM1ALL rnAT TRAer OR PARCEL OF lAND, situated in the Town of l(irkwood, County of Broome and State of New York, In lot No. Twenty (20) of Bingham's Patent, bounded and described as follows:Beginning at an iron in the west line of lands formerly of Admiral Layton about four hun(:fred {400) feet southerly from the CEnter of Court Street at the soultlwest comer of a lot conveyed to Charles Morgan by deed recorded In Deed Book No. 413 at page 120; thence along the west line of said lot, North seven (7) degrees nine (9) minutes East, . twenty-six and twenty-seven hundredths (26.27) feet to an iron; runnlng thence South seventy-four (74) degrees fifty-eight {58) minutes East, one hundred seventy-six and two tenths (176.2) feet to an iron at the southeast corner of said lot; running thence along the south line of said lot North 1 of3 eighty·three (83) degrees thfrty..two (32) minutes West,. one hundred seventy-four and six tenths (174.6) feet to the point or place of beginning. PARCEl ill: All ntATTRACT OR PARCEl OF LAND situate in the Town of f(jrkwood, County of Broome and State of New Yon<, being a part of the·premises conveyed to Charles Morgan by AdmiralP. layton by deed dated Sept 11, 1926,and remrded In the Broome County Oerk's Office In Book of Deeds No.382,at page 36, and more partJrularly described as follows:Commencing at an Iron pipe In the southerly line of the highway leading form Binghamton to Kirkwood on the north side of the SUsquehanna River,and whldl point of beginning is the northeast rorner of the. premises now or formerly owned by Mitchell Shulman;thence along the southerly line of said highway a distance of 175.67 feet to an iron pipe; thence S 6° 41' W a distance of 392.12 feet to a point; thence N 48° 09' W a dfstance of 2.12.65 feet more or less Lo·an Iron pipe; thence N 6° 27' E·a distance or 284:97 feet to the polntof beginning. · · PARCEL IV: AU TiiATTRAIT OR PARCEL OF lAND situate In the Town of Kirkwood,Broome County, New York, bounded and described as follows: Commenting at a point in the northerly line of "Upper Court Street" presently designated as New York State Route No, 17 and U.S. Route 11,where the same Is intersected by the westerly line of premises formerly known as the "Byron Layton Farm"; thence north 4° 52' west 259.58 feet to an Iron pipe; thence south 85° 13' west 203.09 feet to an iron; thence south 4° 52' east 107.35 feet to a point in the north bounds of said highway at the center of a pipe siuiceway under said highway;thence southeastwardly and along the northerly line of said highway 254 feet to the point or place of beginning. PARCEL V: ALL TiiATTRACT OR PARCEL OF lAND, situate in the Town of Kirkwood, County of Broome and State of New York, bounded and descr1bed as follows: Beginning at a rebar (reinfordng rod} found at the intersection of the southerly boundary of Barlow Road with the easterly line of the parcel described in the deed to Olnton R. Wooo and Ralph V. Wood recorded in liber 1000 of Deeds at page 59; Thence along the lines of said Wood pan::el the following three rourses: South 06° 26' 59" West a distance of 166.96 feet to a rebar set; Thence South 79° 31' 52" East a distance of 203.41 feet to a rebar set; Thence South 05° 54' 061T West a distance of 80.75 feet to a pipe found at tile northeasterly comer of the first parcef descnbed In the deed to Ointon R. Wood and Ralph V. Wood recorded in Uber 781 of Deeds at page 55; Thence South 05° 38' 06" West along the easterly line of said Wood parcel a distance of 257.77 feet to a rebar set; Thence North 61a 09' 04" West through said Wood parcel a distance of 302.28 feet to a rebar set In the westerly line of said parcel; 2 of3

Thence North 05° 58' 59" East along the westerlyline of both 9f the above mentioned Wood parcels a distance of 40 .98 feet to a pipe found In the southerly boundary of Barlow Road; Thence South 81o 41' 33" East along said road boundary a distance of 75.47 feet to tf1e point of beginning_. PARCEL VI: ALL lHAT TRACf OR PARCEL OF LAND,situate In the Town of Kirkwood,County of Broome and State of New York, bounded and described as follows: - BEGINNING at a point In the renter of the highway leading from Klrkwood to Binghamton, commonly known as the lackawanna Trail at a point where the East line of the farm conveyed by Elizabeth S. Slattery to Henry·A. Bayless arnlUIIian A Bayless byWatreint{Deed oat&fFebfuar{l, 1"900 ·i:md·· recorded In a·roome County Oerk's Office February 3, i900 in Book 177-of Deeds at page 238; Thence South along the Easterly nne of the said farm to the North line of the right of way of the Erie Railroad Company; THENCE West along the North line of the right of way of. the Erie Railroad Company 214 feet to a point;THENCE Northerly In a line parallel with the first line herein described to the center of said highway leading from Kirkwood to Binghamtnn;THENCE Easterly along the center of the highway 214 feet tn the point of beginning. The premises hereby conveyed are bounded on the North by the Highway leading from Kirkwood to Binghamton, commonty known as the Lackawanna Trail; on the East by lands now or formerly of Nathan WoocJ; on the south by the right of way of Erie Railroad Company; and on the West by lands of said party of the first part. At50 AllTHAT TRACT OR PARCEL OF LAND,situate In the Town of Kirkwood,County of Broome and State of New York and being a parcel approximately 63.2 feet on Barlow Road,so called, formerly (Old Route 17) and having a depth of approximately 23.19 feet on the Westerly boundary and 236.6 feet on the Easterly boundary. EXPEffiNG THEREFROM the above two parcels of land,one parcel of land conveyed by Charles L Crawford and Eva J. Crawford to Nate Wood by Warranty Deed dated February 4, 1948 and recorded in Broome County Oerk's Office February 4,1948 In Book 667 of Deeds at page 229, said parcel containing Approximately 5 acres of land more or less;and one parcel of land conveyed by Eva J. Crawford to Ointon R. Wood and Ralph V. Wood by Warranty Deed dated May 25, 1959 and recorded in said Clerk's Office on May 2.5, 1959 in Book 1000 of Deeds at page 59. 3 of3

EXHIBIT A-21 TA Pembroke 8420 Alleghany Corfu (Pembroke). NY Legal Description AUlliAT TRACf OR PARCEL Of LAND, situate,lying and being In the Town of Pembroke,County of Genesee, State of Nev-York;being part of Lot 10,Township 12, Range 4 of the Holland land Compall'(s Survey and roore fully described as follows: COMMENONG at the pant of Intersection of the south line of the New York State Thruway and the west bounds of the lndlan falls-Corfu Road, - uchpolnt being the Polnt of Be.g_lr"!nlng. Thence, South 03° 52' 46'' West along the west bounds of the Indian Fans.:Corfu Road, 327.55 feet to a palf)t, sald point beJng the northeast comer of Map 40 Parcel 41of lands acquired by the State of Nev-t York; Thence, SOuth 06° 37' 02" West along the west nne of said Parcel 41, 203.80 feet to a point;Thence South 07° 14' 48" We334.55 feet to a point; Thence South 02° 24' 53" West, 285.05 feet to a point; Thence, South 43° 03' 02" Wert, 90.88 feet to a point In the north line of certain 50-foot wide rtght of way granted to the Niagara, Lod<port and Ontario Power Co. recorded In the Genesee County Oerk's Office In Uber 274 of Deeds at Page 166;Thence along said right of way north line, North 80° 28' 20" West, 699.13 feet to a point in said north line; Thence, on a line, North 02° 00' West to the point of Intersection of said line with the point in the south bounds of the N.Y. State Thruway, (Map 39 Parrel 40) which Is southeasterly 166.07 feet measured radially from station 129 + 68.47 of the survey base nne of construction of the N.Y. State Thruway1 a distance of 537.97 feet; Thence, Nort:h 53° 28' 30" East along the south bounds of the N.Y. State Thruway, 374.83 feet to a point; Thence, North 59° 26' '% 11 East wntlnulng along the south bounds of the N.Y. State Thl1J\ollay, to the Point of Beginning, a distance of 660.67 feet. Said premises being alternatively desaibed as follows: All THAT TRACf OR PARCEL OF _lAND, situate, lying and being In the Town of Pembroke, County of Genesee, State of New York, being part of lot 10,Township 12, Range 4 of the Holland Land Company's survey and more fully descrlbed as follows: · BEGINNING at the point of Intersection of the south line of the New York State Thruway and the west bounds of the Indian Falls-corfu Road;Thence South 03° 5?' 46' 1 West along the west bounds· of the Indian Falls-Corfu Road,327.55 feet to a point, said point being the northeast mmer of Map 40 Parcel 41 of lands acquired by the State of New York; Thence 1 South 6° 37' 02" West along the west nne of said Parcel 41, 203.80 feet to a point;Thence South 07° 14' 48" West, 334.55 feet to a point;Thence South 02° 24' 53" West, 285.05 feet to a point;Thence, South 43° 03' 02" West, 90.88 feet tn a point In the north line of certain SQ.-foot wide right of way granted to the Niagara, Lockport and Ontario Power Co. recorded In the Genesee County Clerk's Office in Uber 274 of Deeds at Page 166;Thence along said right of way north line,North 80° 28' 20" West 699.13 feet tO a point in said north line; Thence, on a line North 02°00'00'' est, to the point of lntersect1on of said line with the point in the !roUth bounds of the N.Y. State Thruway (Map 39,Pare40) which ls 1 of2 -

southeasterly 166.07 feet meas ed radially fram station 129 + 68.47 of the survey base line of construction of the N Y. State Thruw y,a·dlstatic:e of 537.97 feet; Thence,North 53°28'30" East along the south bour$. of the N.Y. State Thruway,374:83 feet to a point;Thence,North 591) 26' 46'• East continuing along the south bounds of the N.Y.S. Thn,Jway,. to the Point of Beginning, a distance of 660.67 feet. 2 of2

EXHIBIT A-22

TA Candler
153 Wiggins Road
Candler, NC

Legal Description

LYING IN UPPER HOMINY TOWNSHIP OF BUNCOMBE COUNTY, NC

Parcel One: Being all that certain tract or parcel of land conveyed by She-Can Co. to Roadway Motor Plazas, Inc. by deed recorded in the Office of the Register of Deeds for Buncombe County in Deed Book 1459, at Page 402, the description of which was corrected by deed recorded in Deed Book 1464, page 416, reference to each of which is made for purposes of a more particular description of said Parcel. Being all of Parcel One as shown on that certain plat prepared by Blue Ridge Surveying, Inc. dated 20 May 1999, Job No. 99-100-D, and entitled "ALTA/ACSM Urban Class Survey for TRAVELCENTERS OF AMERICA, INC."

Parcel Two: Being all that certain tract or parcel of land conveyed by She-Can Co. to Roadway Motor Plazas, Inc. by deed recorded in the Office of the Register of Deeds for Buncombe County in Deed Book 1459, at Page 399, reference to which is made for purposes of a more particular description of said Parcel. Excepting therefrom that portion of said tract conveyed by Roadway Motor Plazas, Inc. to Wyoming Realty, Inc. by deed recorded in Deed Book 1511, at Page 529. Being all of Parcel Two shown on that certain plat prepared by Blue Ridge Surveying, Inc. dated 20 May 1999, Job No. 99-100-D, and entitled "ALTA/ACSM Urban Class Survey for TRAVELCENTERS OF AMERICA, INC."

Parcel Three: Being all that certain tract or parcel of land conveyed by James M. Hall, Sr., and wife, Polly M. Hall to Roadway Motor Plazas, Inc. by deed recorded in the Office of the Register of Deeds of Buncombe County in Deed Book 1610, at Page 490, reference to each of which is made for purposes of a more particular description of said Parcel. Being all of Parcel Three as shown on that certain plat prepared by Blue Ridge Surveying, Inc. dated 20 May 1999, Job No. 99-100-D, and entitled "ALTA/ACSM Urban Class Survey for TRAVELCENTERS OF AMERICA, INC."

The above described survey describes Parcel One, Two and Three above, the combination thereof contains 20.315 acres, which said total area is described with particularity as follows:

BEGINNING at a maple stump with 6" double maple sprout growing from the rim of the stump, the Beginning Corner in that deed to Roadway Motor Plazas, Inc. recorded in the Office of the Register of Deeds for Buncombe County, North Carolina in Deed Book 1464 at Page 416; thence with the eastern line of the property off Terrell T. Garren as described in Deed Book 1498, at Page 457, North 07°13'08" East, 354.20 feet to a ¾" iron pipe; thence North 40°38'42" West, 392.76 feet to a ¾" pinched iron pipe, the northernmost corner of said Terrell T. Garren property; thence with another line of said Garren property and with a fence line, South 45°01'15" West, 252.93 feet, to a 5/8" rebar with plastic

1 of 3

cap marked "Stevenson, Morgan, Young; thence with the northeastern line of the property of James M.Hall as the same is described in Deed Book 784, at Page 154, North 45°53'58" West, 452.29 feet to a 6" locust fence post at a fence intersection; thence with the southeastern and southern line of the property of Lawrence W.Rogers as the same is described in Deed Book 1766, at Page 159, North 63°06'01" East, 301.22 feet to a 8" locust fence post at a bend in the fence and South 87°41'27'" East, passing a 5/8" rebar with plastic cap marked "Bfue Ridge Land SurveyingN at 203.27 feet, a total distance of 223.27 feet to a point in a branch; thence South 57°12'17'' Eas25.52 feet to a%" rel;mr in a branch; thence South 87°51'31" East 314.86 feet to a 5/8" rebarwrth a plastic cap marked "'Blue RJdge Land Surveying"; thence North 3°07'14" East, passing a 5/8H rebar with plastic cap marked ·slue Ridge Land Surveying" at 87.25 feet, a totaf distance of 107.25 feet to a point in the asphalt of Wiggins Road;thence South 44°17'20'' East 200.32 feet to a point In the asphalt of Wiggins Road;thence South 53°14'15" East 141.68 feat to a point In the asphalt of Wiggins Road; thence North 2°43'45.. East, passing a 5/8" rebar with plastic cap marked "Blue Ridge Land Surveying" at 20.00 feet, a total distance of 216.18 feet to a 1" iron pipe; thence wflh the southem line of the property of Mary M. Ward as the same is described in Deed Book 1530, at Page 689 and shown as Lot 5 on a plat recorded in Plat Book 16. at Page 116 and with a fence line, South 87°26'15" East 566.53 feet to a·iron pipe; thence with the western line of the property of Robert H. Gaddy as the same is described in Deed Book 1007, at Page 336, South 2°46'44.West 230.51 feet to the base of a bent stainless steel pipe; thence North 87°17'35" West 132.85 feet to a 5/8" rebar with plastic cap marked "Blue Ridge Land Surveying"; thence South 26 6'54" West, passing a 5/8" rebar with plastic cap marked "Blue Ridge Land Surveying" at 28.02 feet, a total distance of 34.02 feet to a pofnt In a steep cut bank; thence with two fines of the property of Wyoming Realty, Inc. as the same is described in Deed Book 1511, at Page 529,North 72°56'24" West, 134.87 feet to a 5/8" rebar with plastic cap marked "Blue Ridge Land Surveying'' and South 36°56'00'' West 143.10 feet to a P.K. naiJ in the north edge of the asphalt of Wiggins Roao: thence North 53°25'23" West 206.38 feet wHh the north edge of the asphalt of Wiggins Road, to a poJnt; thence North 8J026'15" West, 37.27 feet crossing Wiggins Road to a ·point on the south edge of the asphalt and shown as the southeastern corner of the Essie Dills property as shown on an unrecorded plat thereof dated December 5, 1'984 by Billy Ashley, Jr., R.L.S.; thence South 53<>29'17" East 66.00 feet with the south edge of the asphalt of Wiggins Road to a point; thence North 20°32'30" East 13.06 feet to a point In the asphalt of Wiggins Road; thence South 53°29'17'' East 174.29 feet to a point in the asphalt of Wiggins Road; thence South 52°11'45" East 193.03 feet to a point in the asphalt of Wiggins Roaa; the·nce running 274.44 feet along the arc of a curve to the right with a radius of 703.55 feet and a chord bearing and distance of South 41°01'15" East 272.70 feet to a point in the asphalt of Wiggins Road, said point being fn the northern margin of the right of way for Interstate Highway 40: thence along the northern margin of said right of way, the following seven (7) courses and distances, to wit: 2 of3

(1) South 59°52'32" West, passing a 5/8" rebar with plastic cap marked "Blue Ridge Land Surveying" at 20.00 feet, a total distance of 51.71 feet to a concrete right of way monument; (2) South 20°41'25" Wast, 70.75 feet; (3) South 68°24 '38" West, passing a 5/8' rebar with plastic cap marked "Blue Ridge Land Surveying" at 24.16 feet; a total distance of 230.37 feet to a concrete right of way monument; (4) North 21°44'44" West 50.09 feet to a concrete right of way monument; (5} South 68°32'36" West 204.57 feet to a 5/8'' rebar; (6) Running 268.36 feet along the arc of a curve to the right wfth a radius of 2036.31 feet and a chord bearing and distance of South 72°17'19" West 268.16 feet to a 5/8" rebar with plastic cap marked "Stevenson, Morgan, Young·;and (7) South 86°05'29" West 152.57 feet to the BEGINNING. Containing 20.315·acres, more or less. 3 of3

EXHIBIT A-23 l)()t:t::.;is Ashland '715 LS ]5() [nst ·\:-;hl:wd (Cioasis). 011 And "fjeing part of the Northeast Quarte -of.Secuon' 22Rangei6, To nship 22,also known as being all_ of that parcel or land conveyed to Sohio Oil Company from Homer M. Bush by Deed Volume 550, Page 433 and more fully bounded and described as follows to wit: Commencing for reference at a pk set at the lntersectlon of the centerllnes of County Highway No. 1575 and State Route 250,bearing North 8 degrees,50 minutes and 24 seconds West 693.25 feet distant from a 3/4" Iron rod found in a monument box marking a Point of Inter.iection of a curve in County Road 1575; Thence South 08 degrees 50 minutes 24 seoonds East, 42.70 feet along the centerline of said County Highway 1575 to a point on t11e North line of the Northeast Quarter of Section 22 which Is ltle True ,Place or Beginning for the parceJ of land herein described: Thence,South 89 degrees 24 minutes 49 seconds East, 437.49 feet along the North line of said Quarter Section 22 to a drill hGJe found In the West right-of-way fine of the ramp to Interstate Route 71; Thence,South 02 degrees 53 minutes 16 seconds West, 94.22 feet along said right-of-way line to a capped rebar set an an angle point therein; Thence, South 04 degrees 25 minutes 31seoonds East, 428.36 feet along said right-of-way line to a 5/8" rebar found at an angle point therein; Thence, South 21degrees 37 minutes 44 seoonds East, 203.29 feet along said right-of-way to a 5/8" rebar found at the Nortileast corner of a parcel of land now or formerly owned by Puissant Group,Inc. as recorded in Deed Volume 563, Page 942; Thence,South 69 degrees 13 minutes 07 seconds West, 385.86 feet along said Puissant Group's North line to a pk set in the centerline of said County Highway 1575 and passing over a 5/8" rebar found 53.70 feet from said centerline of County Highway 1575; Thence, Northwesterly,519.30 feet along the arc of a curve curving to the right and having a radius of 2864.79, a central angle of 10 degrees 23 minutes 09 seconds, and a chord of 518.59 feet bearing North 14 degrees 01minutes 59 seconds West to a pk set at.the P.T. of the curve, witnessed by a 5/8" iron pipe found on the North line of County Road 1575 bearing North 81 degrees, 09 minutes and 36 seconds East 25.00 feet; Thence, North 08 degrees 50 minutes 24 seconds West, 352.63 feet along the centerline of said County Highway 1575 to the true place of beginning and containing 7.114 acres of1and as determined by a survey made under the supetvisfon of Stephen P. Campbell P.l.S. No. 7330 of campbell and Assodates Inc. In September of 1993. The basis of Bearings for the above description are based on North 08 degrees 50 minutes 24 seconds West, as the centerline of County Highway 1575 and is the same Bearing found In Deed Volume 550,Page 433 Ashland County Records.

EXHIBIT A-24 TA Jeffersonville 12403 US Rt. 35 N\V Jeffersonville. OH Legal Description PARCEL ONE: All THAT CERTAIN REAL PROPERTY LOCATED IN THE TOWNSHIP OF JEFFERSON, COUNTY OF FAYElTE,SfATE OF OHIOr BEING MORE PARTICUlARlY DESCRIBED AS FOLLOWS: BEGINNING AT A RAILROAD SPIKE IN THE CENTER UNE OF THE WASHINGTUN COURT HOUSE AND JAMESTOWN PIKE (U.S.ROUTE 35) AND AT THE NORTHWESTERLY CORNER OF ntE SAID CARL C. AND MILDRED SfACKHOUSE PROPERTY OF RECORD IN DEED BOOK 71, PAGE 373, SAID PLACE OF BEGlNNING BEINGS. 6°30' E. A DISTANCE OF 27.n FT. FROM THE NORlliWESTERLY CORNER OF TliE ORIGINAL PARCEL;THENCE FROM SAID PLACE OF BEGINNING S. 30°00' E. AND ALONG TI1E ORIGINAl CENTER UNE OF U.S. ROlJTE 35 A DISTANCE OF 225.n FT. TO AN IRON PIN; TiiENCE S. 50°04'36" E. AND COWTNUING ALONG THE ORIGrNAL CENTER UNE OF U.S. ROUTE 35 A DISTANCE OF 99.00 FT. TO A POINT, SAID POINT BEING WITNESSED BY AN IRON PIN N. 62°02' W. A DISTANCE OF 12.54 FT.; THENCE S. 62°02' E. AND CONTINUING ALONG ntE CENTER UNE OF U.S.ROUTE 35 A DISTANCE OF 1519.11 FT. TO A POINT ATTiiE NORlltEASTERLY CORNER OfntE SAID CARL C. AND MILDRED STACKHOUSE PROPERTY; THENCE 5. l 00r W. AND ALONG THE EASTERLY UNE OF lliE SAID CARL C. AND MILDRED STACKHOUSE PROPERlY AND PASSING AN IRON PIN ON THE UNE AT 45.43 FEET A DISTANCE OF 254.16 FT. TO A CONCRffi POST AT THE SOUTHEASTERLY CORNER OF THE SAID STACKHOUSE PROPER1Y;11-IENCE N. 87°22'54" W. AND ALONG WE SOUTHERLY UNE OF THE SAID CARl C. AND MilDRED STACKHOUSE PROPERTY A DISTANCE OF 1394.63 FT. TO AN IRON PIN ATTHE SOIJTHWESTERLY CORNER OF THE SAID STACKHOUSE PROPERTY;THJ:NCE N. 6°30' W. AND ALONG THE WESTERLY UNE OF SAID STACKHOUSE PROPERTY A DISTANCE OF 1169.33 FT. TO THE PLACE Of BEGINNING, CONTAINING 20.468 ACRES, MORE OR LESS; SUBJECT TO All EASEMENTS AND RESTRICTIONS SUOWN OF RECORD, ALSO SUBJECT TO ALL LEGAL HIGHWAYS. BEING THE SAME PREMISES DESCRIBED IN DEED FROM CARL STACKHOUSE TO MILDRED SfACKHOUSE, DATED JANUARY 5, 1949,RECORDED lN VOL 80, PAGE 255, DEED RECORDS OF FAYETTE COUNTY,OHIO, AND IN DEED FROM FRANK W. EICHENBERG AND BESSIE PEARl EICHENBERG TO CARL C. STACKHOUSE AND MILDRED STACKHOUSE, DATED JUNE 29, 1943, AND RECORDED IN VOL 71, PAGE 373, DEED RECORDS OF FAYET11: COUNTY, OHIO. SAVE AND EXCEPT: SOUATED IN THE TOWNSHIP OF JEFFERSON, COUtm OF FAYETTE, STATE OF OHIO, AND BEING PART OF 20.468 ACRE TRACT IN VIRGINIA MiliTARY SURVEY #1361, DEEDED TO THE UNION OIL COMPANY OF CAUFORNIA (DEED BOOK 102, PAGE 356), AND BEING MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT A P.K. NAIL SET IN THE OW CENTERLINE OF U.S. ROUTE 35, SAID P.K. NAIL MARKS THE NORTHEAST CORNER OF SAID 20.468 ACRE TRACT AND THE NORnlWEST CORNER OF LEONORA HORROW'S 4.49 ACRE TRACT (DEED BOOK 103, PAGE 709); THENCE, SOUTH 1 DEGREE 07 MINUTES 44 SECONDS WEST, 254.26 FEET, ALONG THE EAST LIE OF SAID 20.<168 ACRE TRACT, AND TliE WEST UNE OF SAID 4.49 ACRE lRACTTO A CONCRffi POST FOUND MARKING THE SOUTHWEST CORNER OF SAID 20.468 ACRE TRACT, AND THE NORTHEAST CORNER OF CAROL H.JANES' 98.50 ACRE TRACT (DEED BOOK 80, PAGE 355) (PASSING AN IRON PIPE FOUND AT 45.43 FEET);THENCE, NORTH 87 DEGREES 22 MINVTES 5<1 SECONDS WEST,780.00 FEET, AlONG THE SOUTH UNE OF SAID 20.468 ACRE TRACT AND THE NORTI-1 LINE OF SAID 98.50 ACRE TRACT TO AN IRON PIPE SET;THENCE, NORTH 27 DEGREES 58 MINUTES 00 SECONDS EAST, 560.81 FEET,ACROSS SAID 20.468 ACRE TRACT TO A P.K. NAIL SET IN 11-IE OLD CENTERliNE OF U.S. ROUTE 35 (PASSING AN IRON PIPE SET AT 520.81 FEET); lliENCE, SOlJTH 62 DEGREES 02 MINUTES 00 SECONDS EAST, 590.11 FEET,ALONG SAID OLD CENTERUNE OF U.S. ROUTE 35, TO TiiE PLACE OF BEGINNING, a>NTAINING 6.074 ACRES, MORE OR LESS. Al50 SAVE AND EXCEPT: S!TVATED IN THE TOWNSHIP OF JEFFERSON, COUNTY OF FAYETIE, AND STATE OF OHIO, TO-WIT: BEGINNING AT A POINT IN THE SOUTHWEST CORNER OF A 20.468 ACRE TRACT OF LAND (OF WHICH lliE FOLLOWING IS A PART) CONVEYED TO THE PURE OIL COMPANY, NOW UNION OIL COMPANY OF CAUFORNIA (DEED BOOK 102,PAGE 356) SAID POINT OF BEGINNING ALSO BEING n-tE SOUTHEAST CORNER OF A TRACT OF LAND BELONGING TO CARL M. JANES (PARCEL 2) DEED BOOK 76,PAGE 630) AND IN THE UNES OF A 98.5 ACRE TRACT OF LAND ALSO BELONGING TO CARL W. JANES (DEED BOOK 78, PAGE 267); THENCE FROM SAID POINT l of4

OF BEGINNING NORTli 06°30'00" WEST ALONG TifE WESTERLY LINE OF UNION OIL PROPERTY AND EASTERlY UNE OF JANES PROPERTY,A DISfANCE OF 205.00 FEET TO A POINT; THENCE SOUTH 62°02'00" EAST ALONG A UNE THROUGH TliE UNION OiPl ROPERTY,A DISTANCE OF 359.28 FEET TO A POINT; THENCE SOUnt 06°30'00" EAST ALONG A UNE PARALLEL TO SAID WESTERLY UNE OF UNION Oil PROPERTY, A DISTANCE OF 49.21 FEET TO A POINT IN THE SOUTHERLY LINE OF UNION OIL PROPERTY AND NORlliERLY UNE OF JANES PROPERlY, THENCE NORllf 87°22'54" WESf ALONG SAID UNE,A DISTANCE OF 300.00 FEEf TO THE POINT OF BEGINNING. AU. OF THE AB0VE-DESCRIBED LAND BEING ntE SAME AS FOLLOWS: 11-IE FOLLOWING DESCRIBED REAL ESTATE SmJATES 1HE MfliTARY SURVEY 1361, JEFFERSON TOWNSHIP, FAYETIE COUNTY,OHIO,AND IS PART OFll-tE ORIGINAL 20.468 ACRE TRACT CONVEYED TO UN[ON OIL COMPANY OF CAUFORNIA, AS DESCRIBED IN DEED BOOK 108,PAGE 450,FAYETTE COUNTY RECORDER'S OFFICE:. BEGINNING AT AN IRON ROAD (SET) AT THE SOUTHEAST CORNER OF A 0.864 ACRE TRACT CONVEYED TO RATitESNAKE SEWER DISTlUCf (DEED BOOK 115, PAGE 488) AND IN A NORTH LINE OF A 171.5220 ACRE TRACT CONVEYED TO CARL H. & BERNICE I.JANES {DEED BOOK 170,PAGE 423}; THENCE WITH SAID 0.864 ACRE TRACf·ntE FOLLOWING 2 CALLS; lliENCE: NORTH 03 DEGREES 39 MINUTES 51SECONDS WEST, A DISTANCE OF 49.21 FEET TO AN IRON ROD (SEl),WITNESS A 3 INCH METAL POST AT NORTH 03 DEGREES 39 MINUTES 51 SECONDS WEST 0.70 FEET; . THENCE: NORllI 59 DEGREES 18 MINUTES 37 SECONUS WBT, A OISfANCE OF 356.•94 FEET TO AN IRON ROD (FOUND) IN lliE EAST UNE OF A 4.9807 ACRE TRACT CONVEYED TO SANDRA S. DAVIS (DEED BOOK 161, PAGE 497) AND IN THE UNE BETWEEN JEFFERSON TOWNSHIP AND VlUAGE OF OCTA; 11-tENCE: NORTH 03 DEGREES 35 MINUTES 51 SECONDS WEST AlONG SAID EAST UNE AND SAID CORPORATION UNE A DISTANCE OF 675.29 FEET TO A 1/2 INOl IRON ROD (FOUND) IN THE SOuni LINE OF ALLEN ROAD RELOCATED; THENCE: NORlli 70 DEGREES 59 MINUTES 14 SECONDS EAST ALONG ntE SOUlli UNE OF AllEN ROAD RELOCATED A DISTANCE OF 57.26 FEET TO A 6 INCH CONCRETE MONUMENT (FOUND) IN THE SOUTHWEST UNE OF U.S. ROUTE 35 RELOCATED; THENCE Wffi-lllfE SOUTHWEST UNES OF U.S.ROUlE 35 RELOCATED Wmt 11-fE FOLLOWING 3 CALLS; THENCE,SOUTH 57 DEGREES 57 MINUTES 16 SECONDS EAST,A DISTANCE OF 147.89 FEET TO A P.K. NAIL (SET); THENCE: SOUTH 58 DEGREES 39 MINUTES 46 SECONDS EAST ON A CURVE TO THE LEFT RADIUS OF 21585.92 FEET-ARC OF 533.27 FEET,A DlSTANCE OF 533.71 FEET TO A P.K. NAIL (SET); THENCE:SOlfTH 59 DEGREES 22 MINUTES 16 SECONDS EAST A DISTANCE OF 332.92 FEET TO AN IRON ROD (SET) IN TiiE WEST UNE OF A 6.074 ACRE TRACT CONVEYED TO GARNER FAMILY PARTNERSHIP (DEED BOOK 160,PAGE 163); lliENCE:SOlfTli 30 DEGREES 37 MINlfTES 56 SECONDS WEST ALONG SAID WEST UNE, A DISTANCE OF 497.77 FEET TO A 1/2 INCH IRON ROD (FOUND) IN SAID NORTH UNE OF SAID 171.5220 ACRE TRACT AND SOUTHWEST CORNER OF SAID 6.074 ACRE TRACT; TI-IENCE: NORll-t 84 DEGREES 41MINUTES 47 SECONDS WEST WITH SAID NORTli UNE A DISTANCE OF 314.56 FEET TO THE PLACE OF BEGINNING CONTAINING 11.7256 ACRES; ALL IRON RODS (SET) ARE 5/8 INCH DIAMETER WITH 1-1/4 INCH DIAMETER PLASTIC CAPS STAMPED "RLL 6106"; REFERENCE BEARING: NORll-t 70 DEGREES 59 MINUTES 14 SECONDS EAST,lliE CENTERUNE OF ALLEN ROAD RELOCATED A5 PER O.D.O.T. HIGHWAY PlANS; TOGE111ER Willi ALL RIGHT, TITLE AND INTEREST, IF ANY OFTHE MORTGAGOR TO lHE PRE ISES DESCRIBED IN DEED BOOK 102 PAGE 265,RECORDER'S OFFICE,FAYETTE COUNTY 1 OHIO (EASEMENT AREA WITHIN U.S. ROUTE 35 RElOCATED GRANTED TO THE STATE OF OHIO). . PARCEL TWO CONTAINING 2.27 ACRES: SITUATED IN lliE TOWNSHIP Of JEFFERSON, COUNlY OF FAYElTE, STATE OF OHIO,BEING A PART OF V.M.S.NO. 1361, AND BEING FURTHER BOUNDED AND DESCRIBED A5 FOLLOWS: 1 of4

COMMENCING AT A P.K. NAIL (FOUND) UNDER THE PAVEMENT IN THE OLD CEN"TCRUNE Of U.S.ROUTf 35,SAID P.K. NAIL BEING THE NORTHWESTERLY CORNER OF THE ORIGINAL 2.63 ACRES "THIRD TRAIT' AS CONVEYED TO lEENORA B. MORROW (D.B. 103, PAGE 709); lliENCE WITH lliE OLD CENfERUNE OF U.S. ROtJTT: 35 N 62 DEG. 02 MIN. 00 SEC. W, A DISTANCE OF 383.32 FT.TO lliE llWE POINT OF BEGINNING OF TiiE TRACT OF LAND HEREIN DESCRIBED; Wffif A NEW DIVISION UNE 5 27 DEG. 58 MIN. 00 SEC. W 1 PASSING A 5/8" IRON PIN (SET) AT 40.54 FT., A TOTAl DISfANCE OF 462.85 FT. TO A 5/8" IRON PIN (SE1) IN THE NORTiiERLY UNE OF TI-iE ORIGINAL 171.5220 ACRE TRACT AS CONVEYED TO JANES FAMILY PARTNERSHIP, LP. (O.R. 183, PAGE 769); THENCE WITH Tl1E NORTHERLY UNE OF JANES FAMILY . PARTNERSHIP, LP. N 87 DEG. 22 MIN. 54 SEC. W, A DISTANCE OF 228.82 Fr. TO A 1/2" IRON PIN (FOUND},SA1D IRON PIN BEING THE SOUTHEASTERLY CORNER OF ntE 11.756 ACRE TRACT AS CONVEYED TO NATIONAL AlffO{TRUCK STOPS, INC., (0.6. 174, PAGE 1093); THENCE WITH THE EASTERLY UNE OF NATIONAL AUTO[TRUCK STOPS, INC. N 27 DEG. 58 MIN. 00 SEC. E1 PASSING A 5/B" IRON PIN (FOUND) MARKING THE NORTHEASTERlY CORNER OF SAID NATIONAL AUTO{TRUCK STOPS, INC. AT 497.77 FT., AND CONTINUING WlTH THE NORTHWESTERLY UNE TO THE 6.074 ACRE TRACT OF WHIOi TI-tiS DESOUPTION IS A PART, A TOTAL DISTANCE OF 560.81 FT. TO A POINT IN llfE OlD CENTERliNE OF U.S. ROUTE 35; TiiENCE WITH THE OLD CENTERliNE OF U.S. ROUTE 35, S 62 DEG. 02 MIN. 00 SEC. E, A DISTANCE OF 206.79 FT. TO lliE TRUE POINT OF BEGINNING, THENCE WITH THE OLD CENTERUNE OF U.S. ROUTE 35, S., CONTAINING 2.430 ACRES OF LAND. BEAAJNGS ARE BASED UPON 11-iE RECORD BEARING (N 27 OEG. 58 MIN. 00 SEC. E) OF TliE WESTERLY LINE OF THE 6.07ACRE TRACT AS FOUND IN DEED BOOK 160, PAGE 163. TiiE ABOVE DESCRIPTION IS A PART OF lliE 6.074 ACRE TRACT AS CONVEYED TO GARNER FAMILY PARTNERSHIP AND RECORDED IN DEED BOOK 160, PAGE 163 OF TliE FAYETIE COUNlY RECORDER'S OFFICE. LAND SURVEYED IN JULY 1998,UNDER THE DIRECTION Of THOMAS E. PURTElL 1 REGISTERED PROFESSIONAL SURVEYOR NO. 6519, THE SURVEY PLAT OF WHICH IS REFERRED TO AS DRAWING NO. 598-812 ON FILE IN THE OFFICE Of MCCARTY ASSOCIATES, WASHINGTON C.H., OHIO. ALL IRON PINS (SET) ARE 5/8" DIAMETER WITH 1-3/4" DIAMETER PLASTIC CAPS STAMPED "MCCARlY ASSOCIATES." EXCEPTED lllEREFROM IS THE FOLLOWING TRACT: SITUATED IN THE TOWNSHIP OF JEFFERSON, COUNlY OF FAYmE, STATE OF OHro, AND IN lliE SURVEY NO. 1361, VlRGlNIA MILITARY DISTRICT, AND BOUNDED AND DESCRIBED AS FOLLOWS: PARCEL NO. l62WD BEING A PARCEL OF LAND lYING ON ntE RIGHT SlOE OF THE CENTERUNE OF A SURVEY, MADE BY TliE DEPARTMENT OF TRANSPORTATION, AND RECORDED IN BOOK PAGE ------OF lliE RECORDS OF FAYETTE COUNTY AND BEING lOCAlCD Win-liN THE FOLLOWING DESCRlBED PO{NT IN TifE BOUNDARY lliEREOF. BEGINNING AT A RAILROAD SPIKE FOUND AT THE NORTHWfSTERLY CORNER OF A 2.31 ACRE TRACT CONVEYED TO LEENORA B. MORROW f'.S RECORDED IN DEED BOOK 96, PAGE 515 AND DEED BOOK 103, PAGE 709, lliE SOUTHEAS'TERLY CORNER Of A 5.299 ACRE TRACf CONVEYED TO CROWN PROPERlY DEVELOPMENT, AN OHIO CORPORATION PS RECORDED IN DEED BOOK 168, PAGE 93, AND IN THE EASTERLY UNE OF TliE VIRGINIA MIUTARY DISTRICT SURVEY NO. 1361, AND ON TiiE EXISTING CENTERUNE OF EXISTING US-35, AND BEING 12.00 FEET RIGHT OF STATION 66+89.94, PROPOSED CENTERUNE OF EXISllNG US-35. THENCE AlONG TiiE CENTERLINE OF EXISTING US-35 AND THE SOUTHERLY UNE OF SAID CROWN PROPER1Y DEVELOPMENT, NORTH 59° 22' 43" WEST A DISTANCE OF 382.79 FEET TO THE GRANTOR'S NORTiiEASTERLY CORNER, AND llfE NORTHWESTERLY CORNER OF AVt30 3 of4

ACRE TRACT CONVEYED TO MICHAEL J. GARNER AS RECORDED IN OFFICIAL RECORD 41,PAGE 692, SAID POINT BEING 12.00 FEET RIGHT OF STATION 63+07.15 PROPOSED CENTERUNE OF EXISTING US-35 AND BEING 111E TRUE PO£rff OF BEGINNING: THENCE ALONG THE GRANTOR'S EASTT:RLY UNE AND THE WESTERLY UNE OF SAID 2.430 ACRE TRACTSOUTl-f 30° 38' 09" WEST A DISTANCE OF 63.00 FEETTO A POINT 75.00 FEET RIGHT OF STATION 63+07.13 PROPOSED CENTERUNE OF EXISTING US-35; THENCE NORlH 59" 22' 43" VIlEST A OISfANCE OF 107.66 FEET TO A CONCRETE MONUMENT FOUND AT THE CORNER OF THE EXISllNG SOt.mfERLY RIGHT-OF-WAY liNE OF EXISTING US-35, 75.00 FEET RIGHT OF STATION 61+99.'17 PROPOSED CENTERUNE OF EXISTING US-35; TiiENCE NORTH 30° 37 17" EAST A DISTANCE OF 63.00 FEET TO A P.K. NAIL FOUND IN THE GRANTOR'S NORlliERLY UNE AND TifE SOUTHERLY UNE OF SAID CROWN PROPERTY DEVELOPMENT, 12.00 FEET RIGHT OF STATION 61+99.47 PROPOSED CENTERUNE OF EXISTING US-35; THENCE ALONG THE GRANTOR'S NORTiiERLY UNE AND THE SOUTHERLY UNE OF SAID CROWN PROPERTY DEVaOPMENT,SOUlH 59° 22' 43" EAST A DISTANCE OF 107.67 FEET TO niE.TRUE POINT OF BEGINNING. lHE ABOVE DESCRIBED AREA CONTAINS 0.156 ACRES MORE OR LESS INCLUDING THE PRESENT ROAD WHICH OCOJPIES 0.099 ACRES MORE OR LESS AND IS FROM AUDITOR'S PARCEL NO. 060-015-0-00-013-02 WHICH PRESEN11.Y CONTAINS 2.430 ACRES. THE BEARINGS ARE BASED UPON A SURVEY MADE FQR FAY-35-2.57 AS RECORDED IN PLAT BOOKPAGECOUNTY RECORDER'S OfFICE. TlUS DESCRIPTION IS BASED ON A SURVEY MADE BY ERIKSSON ENGINEERING FOR lliE DEPARTMENT OF TRANSPORTATION IN 1995, WILLIAM G. YOUNG,REGISTERED SURVEYOR NO. 6109.· SAID STATIONS BEING THE STATION NUMBERS AS STIPUlATED IN THE HEREINBEFORE MENTIONED SURVEY AND AS SHOWN BY PLANS ON ALE IN THE DEPARTMENT OF TRANSPORTATION,COLUMBUS,OHIO. 4 or4

EXHIBIT A-25

TA North Canton
4450 Portage St., NW
North Canton, OH

Situated in the Township of Jackson, County of Stark and State of Ohio and being part of the southeast quarter of Section 12, Township 11 (Jackson) Range 9 and being further described as follows:

Commencing for reference at a county monument at the southwest corner of the southeast quarter of section 12; thence S 87°37'55" E along the south line of section 12, a distance of 407.88 feet to a 5/8" steel rod set at the true place of beginning;

1) Thence N 12° 26' 11" W, a distance of 419.36 feet to a 5/8" steel rod set;

2) Thence N 00° 16' 33" E, along the right-of-way of Interstate 77, a distance of 568.04 feet to a 5/8" steel rod set;

3) Thence N 11° 04' 30" W, continuing along said right-of-way, a distance of 112.87 feet to a 5/8" steel rod set;

4) Thence N 56° 47' 40" E, along a right-of-way of Portage Street N.W., a distance of 151.89 feet to a 5/8" steel rod set;

5) Thence S 14° 19' 55" E, along lands now or formerly owned by M. Kittoe, a distance of 224.00 feet to a 5/8" steel rod set;

6) Thence N 75° 40' 06" E, along lands now or formerly owned by M. Kittoe, a distance of 200.06 feet to a point witnessed by a 5/8" steel rod set S 75° 40' 06" W, a distance of 5.00 feet;

7) Thence S 14° 19' 54" E, along the west line of North Canton Homesites as recorded in Plat Book 14, Pages 80-88 and lands now or formerly owned by D. Kitson, a distance of 1058.83 feet to a steel rod found (and passing over a 5/8" Steel rod set at 5.00 feet);

8) Thence N 87° 37' 55" W, along the south line of Section 12, a distance of 529.66 feet to a 5/8" steel rod set at the true place of beginning and containing 11.199 acres or 487,849 square feet, more or less.

The Bearings are based on the centerline survey plat for Interstate 77.

EXHIBIT A-26 i.A Sayre !--+0 E:\it 2() Sa:rc. OK A trad:of land being part of the Southeast Quarter (SE/4) of SectJon fourteen {14), and a part of the Northeast Quarter (NE/4} of Section Twenty-three (23),Township Ten {10) North, Range Twenty-three (23} West# of the Indian Base and Merfdlan, Beckham County, Oklahoma, being more particularly desaibed by metes.and bounds as follows: Beginning at a point on the East Une and fi7.47 feet South of the Northeast Corner of said Northeast Quarter (NE/4) of Section Twenty·three (23}; Thence South 01°05'45.. West, along t;fle East Une of said Section Twenty-three (23), a distance of 263.16 feet; · Thence North 88°50'23" West, a distance of 572.43 feet; Thence South 26°26'57" West,a distance of 550.47 feet; Thence North 89°08'58" West, a distance of 726.58 feet, to the Easterly RJghtwof-Way Une of Interstate 40; Thence North 35°42'52" East, along the Easterly Right-of Way Une of Interstate 40, a di5tance of 440.,5 feet; Thence on a curve to the tfght having a radius of 5504.58 feet, with a DeJta Angle of 01°47'49" and an arc length of 172.64 feet; Thence South 88°29'25" East, a distance of 350.74 feet; Thence North 26°26'57" East, a distance of 361.62 feet to the North Une of the Northeast Quarter (NE/4) of Section Twenty-three (23); Thence continuing North 26°26.57• East, a distance of 10.19 foot, Into the Southeast Quarter (SE/4} of Section Fourteen {14), Township Ten (10} North, Range Twenty-three (23) West, of the Indian Base and Meridlan1 Beckham County, Oklahoma; Thence North 49°06'54n West" a distance of 181.89 feet, to the Southeasterly Right-of· Way line of Interstate 40; Thence on·a curve to the right having a radius of 5504.58 feet, with a Delta Angle of 02°02'51" and an arc length of 196.71feet1 along the Southeasterly Rlght·of·Way Une of Interstate 40: Thence North 59°31'32" Eastf along the Southeasterly Right-of-Way Une of Intersta e 40, a distance of 341.66 feet; Thence North 71°37'53" East;. along the Southeasterly Right-or-way Une of Interstate 401 a distance of 290.10 feet; Thence South 67a16'41n Eaalong the Southerly RJght of-Way Une of Interstate 40, a distance of 50.46 feet; I of2

Thence Sou051J06'41" East 1 along the Westerly Right-of-Way tine of Interstate 40,a distance of 191.05 feet; Thence South 00°53'45" West, along the Westerly Right-of-Way Une of Interstate 40, a distance of 332.57 feeti Thence Soutfl 09°00'sa• East, along the Westerfy Right-of-Way Une of Interstate 40, a dfstance of 68.34 feet, to the South line of SOutheast Quarter {SE/4) of said Section Fourteen {14); Thence South 881154'15" East, a otstance of 33.00 feet to the Point of Beginning. 2 of2

EXHIBIT A-27 Barkeyville, PA (TA) 5644 SR8; PO Box 333B Harrisburg, PA All that certain parcel or parcels of land situate in Barkeyville Borough, Venango County, Pennsylvania, bounded and described as follows: Parcel1: Beginning at the intersection of the centerline of State Route 8 (SR0008) and the centerline of Township Road No. 313 (T-313); thence South 86 degrees 29 minutes 31 seconds West along the centerline of T-313 a distance of 1853.15 feet to a point; thence continuing along the centerline of T-313 along the arc of a curve to the left said curve having a radius of 2121.15 feet, a chord of 230.56 feet and a chord bearing of South 83 degrees 22 minutes and 35 seconds West, a distance of 230.67 feet to a point; thence South 80 degrees 15 minutes 40 seconds West continuing along the centerline of T313, a distance of 187.00 feet to a point; thence continuing along the centerline of T-313 along the arc of a curve to the right said curve having a radius of 1850.47 feet, a chord of 142.85 feet and a chord bearing of South 82 degrees 28 minutes 23 seconds West, a distance of 142.88 feet to point; thence North 0 degrees 20 minutes 56 seconds West a distance of 948.80 feet to a point; thence South 86 degrees 12 minutes 33 seconds West a distance of 192.58 feet to a point; thence North 0 degrees 03 minutes 28 seconds East a distance of 819.63 feet to the South right of way line of Interstate Route 80 (1-80); thence along the South line of 1-80 along the arc of a curve to the right said curve having a radius of 3711.83 feet, a chord of 73.28 feet and a chord bearing of South 71 degrees 46 minutes 57 seconds East a distance of 7328 feet and a chord bearing of South 71 degrees 46 minutes 57 seconds East a distance of 73.28 feet to a point; thence South 71 degrees 13 minutes 01 second East along the South line of 1-80 a distance of 258.69 feet to a point; thence South 0 degrees 20 minutes 10 seconds East a distance of 541.28 feet to a point; thence North 88 degrees 48 minutes 44 seconds East a distance of 1773.00 feet to the South right of way line of Interstate 80 eastbound exit ramp; thence South 75 degrees 03 minutes 00 seconds East along the South line of 1-80 eastbound exit ramp a distance of 511.11 feet to the centerline of State Route 8; thence South 3 degrees 42 minutes 59 seconds West along the centerline of Route 8, a distance of 234.18 feet to a point; thence continuing along the centerline of Route 8 along the arc of a curve to the right said curve having a radius of 5729.65 feet, a chord distance of 419.91 feet and a chord bearing of South 5 degrees 48 minutes 59 seconds West a distance of 420.01 feet to a point; thence South 7 degrees 54 minutes 59 seconds West a along the centerline of Route 8, a distance of 140.47 feet to the centerline of Township Road No. 313 and the point of beginning. CONTAINING 61.040 acres of land more or less.

Parcel 2: Beginning at Northwest corner of land now or formerly of C.P. Gritzmaker at the Southwest corner of land now or formerly of D. Hilliard and the Southeast corner of land now or formerly of W. P. Whelldon; thence South 0 degrees 20 minutes 10 seconds East a distance of 342.28 feet to the North right of way line of Interstate 80 (1-80); thence North 71 degrees 13 minutes 01 seconds West along the North line of 1-80 a distance of 249.15 feet to a point; thence continuing along the North line of 1-80 along the arc of a curve to the left said curve having a radius of 4027.83 feet, a chord of 179.33 feet and a chord bearing of North 72 degrees 29 minutes 33 seconds West an arc distance of 179.34 feet to a point; thence North 0 degrees 03 minutes 28 seconds East a distance of 208.92 feet to a point; thence South 89 degrees 53 minutes 06 seconds East a distance of 404.68 feet to the Northwest corner of land now or formerly of C. P. Gritzmaker and the point of beginning. Also encumbering the following described land to the extent not included in the aforedescribed land: All that certain piece or parcel of land situate in the Borough of Barkeyville, formerly the Township of Irwin, County of Venango and Commonwealth of Pennsylvania, bounded and described as follows: Beginning at a point in the center of Legislative Route 233 (Traffic Route 8) at its intersection with Township Road No. 313; thence South 85 degrees 22 minutes West along the center-line of Township Road 313, for a distance of 2000.00 feet to a point in the center of Township Road 313; thence South 78 degrees 2' West (interior angle 187 degrees 20 minutes along the Township Road 313 for a distance of 419.2 feet to a point in the center of Township Road 313; thence North 01 degrees 30 minutes West (interior angle 79 degrees 32 minutes) for a distance of 958.2 feet to an iron pin; thence North 99 degrees 1 minute West (interior angle 266 degrees 31 minutes) for a total distance of 193.0 feet to an iron pin; thence North 05 degrees 45 minutes east (interior angle 86 degrees 14 minutes) for a distance of 1359.0 feet to a stone with a chiseled cross and guarded with an iron pin; thence South 84 degrees 15 minutes East (interior angle 90 degrees 0' minutes) for a distance of 405.0 feet to an iron pin; thence South 01 degrees 25 minutes West (interior angle 94 degrees 20 minutes) for a distance of 1183.1 feet to an iron pin; thence North 87 degrees 39' East (interior angle 273 degrees 46 minutes) for a distance of 2176.0 feet to a point in the center of Legislative Route 233 (Traffic Route 8); thence South 02 degrees 30 minutes West (interior angle 85 degrees 09 minutes) along the centerline of L. R. 233 for a distance of 581.92 feet to a point on L. R. 233; thence South 06 degrees 42 minutes West (interior angle 175 degrees 48 minutes) for a distance of 355.22 feet to said point of beginning (interior angle 101 degrees 20 minutes) Excepting and reserving from the above described premises, that portion of the property that was conveyed to the Pennsylvania Department of Highways.

Being Map No. 31-001-018 (Parcell) and 31-001-009 (Parcel2) BEING the same premises which TA Operating LLC, a Delaware limited liability company, by Deed dated 01/29/2007, and recorded 02/05/2008 in the Office of the Recorder of Deeds in and for Venango, County, Pennsylvania in Book 0482 Page 0313, granted and conveyed unto HPT TA Properties Trust, a Maryland real estate investment trust, in fee.

EXHIBIT A-28 TA Lamar 5600 Nittany Valley Drive Lamar. PA Legal Description l J AUTHAT CERTAIN piece,parcel and lot of land situate in Porter Township, Ointon County, Commonwealth of Pennsytvania bounded and described as fofl9ws: BEGINNING at a point at the intersection of the easterly right of way line of S.R. 0054 (50.00 feet from centerline) wfth the southerfy right of way line of Ramp D of S.R. 0080 (90.00 feet from centerline). TI-fENCE from·said,point of beginning and continuing along said southerly right of way fine of Ramp 0 of S.R. 0080 North n degrees 04 minutes 26 seconds Ea1212.09 feet to set an iron pin. THENCE along the line of lands of Ralph E. & Vema R. Dotterer by the following five courses and distances: 1. South 32 degrees 32 minutes 00 seconds East, 798.00 feet to a set iron pin. 2. South 29 degrees OS minutes 00 seconds West, 680.00 feet to a set iron pin. 3. South 47 degrees·ot minutes 10 seconds West, 1828.25 feet to a set Iron pin. 4.North 26 degrees 52 minutes 57 seconds West,432.25 feet to a point ln the center of S.R. 0064! said point being further located North 30 degrees 23 minutes 36 seconds East 525.63 feet from the intersection of the centerline of S.R. 0064 with the centerline of former L.R.18044, said Intersection being the southwesterly comer of lands of Ralph E. & Vema R. Dotterer as described in D.B. 265 P.1030. THENCE continuing along tne centerline of S.R. 0064 North 30 degrees 23 minutes 36 seconds East, 1116.83 feet to the point of beginning. CONTAINING therein 68.262 acres of land as above desoibed. THE above described property Is that same as desoibed in First American Trt:le Insurance Company Commitment No. ALS 226. ALSO encumbering the following described land to the extent not lnduded in the afore described land: PARCEL NO. 1: ALL THOSE (3) CERTAIN pieces or parcels of land situate In Porter Township, Ointon County, Pennsylvania, bounded and described as follows, to wit: NO. 1 Ali That Certain piece or parcel of land situate on the South side of the State Highway, Route No. 64, known as the Turnpike, bounded and described as follows, to wit: BEGINNING at a post on the South side of the said State Highway, Route No. 64, on comer of land formerly of Herbert Hayes,now or late of George Cummo;thence along line of land now or late of George Cummo and also along line of land formerly of Edward Maurer, now or late of Ralph Funk, South 27-1/2 degrees East, a distance of ninety (90) perches to a line on comer of land now or late of Ralph Funk and land fonnerfy of Uyod Maurer,now or late of Harry Shilling; thence along said line, North 63-1/2 degrees East, a distance of one hundred two and 8/10 (102.8) perches to a post on comer of land now or late of Hany Shilling; thence along line of land now or late of Thomas Rlchell and land formerly of Lavine Smith, now or late of Willard E. Smith,North 27 1/2 degrees West, a distance of one hundred thirty-nine and one-half (139-1/2) perdles to a post on the South side of State highway, Route No. 64; and thence along said State Highway, South 38 degrees West, a distance of one hundred thirteen and one-half (113-1/2) perches to a post, the place of beginning. Containing seventy-three (73) acres, more I of4 ·

or less. EXCEPTING AND RESERVING,therefrom and thereout that portion of the above described premises taken for highway purposes and containing one (1) acre,more or less. NO. 2 BEGINNING at a stone comer on line of land now or late of Thomas Richeii and being also a comer of the land now or late of the Shilling Estate; thence along land now or late of the said Thomas Richell. North 29-1/4 degrees West,a distance of forty-five (45) perches to a stone; thence along land formerly of A N. Heckman,now or late of C.L Strunk, South 61-3/4 degrees West, a distance of forty-two and eight-tenths (42.8) perches to a stone; thence along land now or late of C.L Strunk, South 29-1/4 degrees East,a distance of forty-four and seven-tenths (44.7} perches to a stone In lane; thence along land now or late of A.D. Moyer and Shilling Estate, North 62-1/4 degrees East, a distance of forty-two and eight-tenths (42.8) perches to a stone,the place of beginning containing twelve (12) acres, neat measure. NO.3 BOUNDED on the North by lands now or late of Uyod Maurer;on the West by land now or late of John Shilling, deceased;on the South by lands now or late of J.M.Oumm; and on the East by lands now or late or Thomas Rishell. Containing three (3) acres, more r less. BOUNDED on the North by lands now or late of Uyod Maurer;on the West by lands now or tate of A.D. Moyer; on the South by lands now or late of J. M. Dumm; and on the East by lands now or late of the Shilling Estate.Containing five (5) acres,more or less. The Three (3) above described parcels of land are also described according to a survey thereof made by Westmoreland Engineering Co.,Inc., dated December 1966, as follows: BEGINNING at a point In the Center Une of Pennsylvania State Highway LR. 58 (T.R. 64); thence along lands now or formerty of Dale E. Bair and Mary A. Bair, S. 34 degrees 20 minutes 25 seconds E, a distance of 2274.55 feet to a point; thence 34 degrees 20 minutes 25 se<:onds E, a distance of 29.74 feet to a point; thence 34 degrees 32 minutes 46 seconds E, a distance of 1309.60 feet to a point; thence 56 degrees 53 minutes 00 seconds W,a distance of 623.62 feet to a point; thence N 34 degrees 52 minutes 35 seqJ.n.ds W,a distance of 551.57 feet to a point; thence 56 degrees 38 minutes 39 seconds W, a distance of 75.11 feet to a paint; thence N 35 degrees 00 minutes 10 seconds W, a distance of 746.44 feet to a point; thence S 54 det]rees 33 minutes 28 seconds W 1 a distance of 988.59 feet to a point; thence N 34 degrees 29 minutes 02 seconds W, a distance of 1503.18 feet to a point In the Center Une of Pennsylvania State Highway LR.58 (T.R. 64);thence along the Center Line of State Highway, N 30 degrees 25 minutes 09 seconds E, a distance of 952.64 feet to a point ;thence continuing along the Center Une of said Highway, N 30 degrees 28 minutes 24 seconds E. a distance of 926.'18 feet to the place of beginning. The above described tract contains 94.082 acres. Excepting And Reserving therefrom and thereout approximately 1/36 of an acre taken by the Commonwealth of Pennsylvania for the amstruction of Interstate Highway 60. PARCEl NO. 2: FIRST: ALL THAT CERTAIN LOT OR TRACT Of lAND situate in the Township of Porter, County of Clinton and Commonwealth of Pennsylvania( bounded and described as follows: 2 of4

BEGINNING at a point in the center line of Pennsylvania State of Highway Legislative Route 58 (Traffic Route 64); thence along lands now or former1y of J. Gaylord Confer and Fannie J. COnfer,SOuth 34 degrees 20 minutes 25 seconds East a distance of 162.37 feet to a point, said point be1ng on the legal right-of-way fine for Umited Access fur Pennsylvania State Highway legislative Route 100'11 Section 45 (Intenrtate Route 80) and also being the place·of beginning; thence along said right-of-way nne, North 72 degrees 07 minutes 06 seconds East, a distance of 1181.30 feet to a point; thence continuing along said right-of-way line on a rurve to the left having an arc length of 3n.22 feet and a radius of 3969,83 feet (chord bearing North 74 degrees 57 minutes 34 seoonds East-chord length Jn.to feet) to a point; thence along lands now or forrnerfy of Aaron Stem, South 34 degrees 43 minutes 02 seconds East, a distance of 643.15 feet to a point; thence along same lands, north 57 degrees 39 minutes 47 seconds East1 a distance of 2.94.07 feet to a point;thence along same lands South 33 degrees 23 minutes 10 seconds East a distance of 1072.12 feet to a stonei thence along lands now or formerly of MabelDumm and Thomas Rishel, South 56 degrees 30 minutes 30 seconds West a distance of 1764.29 feet to a point; thence along lands now or forrnerfy of J. Gaylord Confer and Fannie J. Confer, north 34 degrees 20 minutes 25 seoonds West, a distance of 2112.18 feet to the place of beginning. THE above described tract contains 71.92S9 acres. SECOND: ALL mAT CERTAIN TRAIT OF lAND situate in the Township of Porter,County of Ointon, and Commonwealth of Pennsylvania,bounded and described as follows: BEGINNlNG at a point in the Southeasterly line of Pennsylvania State Highway Legislative Route SB (Traffic Route 64)1 80 feet w1de,at the Westerly line of land now or late of Aaron Stem; thence along said land South 34 degrees 43 minutes 02 seconds East 685.72 feet to a point on the Northerly right-of way line of State Highway Legislative Route 1009 (also known as Interstate Route 80);thence by said right-of way line Westwardly by a curve to the right having a radius of 2794.93 feet and an arc length of 408.16 feet (chord bearing South 84 degrees 089 minutes 49 seconds West,chord length 407.60 feet) to a point; thence continuing by said right-of-way line South 88 degrees 20 minutes 30 seconds West 194.55 feet to the line of land of Willard E. Smfth; thence by said land of Smith, the following two courses and distances; North 36 degrees 23 minutes 56 seconds East 157.63 feet to a point; thence North 58 degrees 42 minutes 03 seconds West 138.02 feet to a point In the Southeasterly line of State highway legislative Route 58; thence along said nne of said Highway,North 30 degrees 28 minutes 24 seconds East 139.31 feet to a point; thence continuing along said Highway, by a curve to the left having a radius of 7679.<t9 feet and an arc length of 334.66 feet (chord bearing North 29 degrees 13 minutes 29 seconds East,dlord length 334.65 feet) to the place of beginning. CONTAlNING 4.5659 acres. EXCEPTING AND RESERVING from the above described parcel the following two (2) parcels: 1) Deed of Boron Oil Company to Tri-County Oil Corporation, dated 12/6/1972 and recorded in dinton County, Pennsylvania,in Deed Book 239 page 866. 2) Deed of Ohio Oil Company (formerly B. P. Oil Inc., formerly Boron Oil Company}, dated 10/29/1987, and Page 834. ALSO Excepting and Reserving from both Parcels 1 and 2 above 97.354 acres conveyed by B.P. Oil Compcmy, Inc. (formerly Boron Oil Company) to Ralph E.Dotterer and Vema R. Dotterer,his wife, on q/18/1978, in Ointon County, Pennsylvania, in Deed Book 265 Page 1030. ALSO Excepting and Reserving from the above described premises the following two (2) parcels: 3 of4

1) Deed to the Commonwealth of Pennsylvania, Department of Transporation recorded 2/23/2001 in Instrument No. 2001-809.

2) Deed to East Nittany Valley Joint Municipal Authority recorded 05/16/2001 in Instrument No. 2001-2207.

TOGETHER with the benefits and subject to the burdens for the reservation of drainage right of way and water well as reserved in deed from B.P. Oil Company, Inc. (formerly Boron Oil Company) to Ralph E. Dotterer and Verna R. Dotterer, his wife, on 4/18/1978, in Clinton County Pennsylvania, in Deed Book 265 Page 1030.

BEING Tax Parcel No. 02-01-0021.

BEING the same premises which BP Exploration & Oil Inc., an Ohio Corporation by Deed dated 12/9/1993 and recorded 12/15/1993 in the County of Clinton in Record Book 655 Page 153, conveyed unto TA Operating Corporation, a Delaware Corporation, in fee.

ALSO BEING the same premises which BP Exploration & Oil Inc., an Ohio Corporation, by Quit Claim Deed dated 12/9/1993 and recorded 12/15/1993 in the County of Clinton in Record Book 655 Page 161, conveyed unto TA Operating Corporation, a Delaware Corporation, in fee.

4 of 4

EXHIBIT A-29 TA Manning 30 I 4 Paxville Highway iv1anning, SC PROPERTY DESCRIPTION Tax Map No. 137-00-04-001 All that certain piece, parcel or tJact ofland with improvements thereon. located in the North Manning area, containing 15.1 0 acres: POINT OF BEGINNING: a concrete monument (old mark) on the eastern US Interstate 95 right of way and the northern right of way of SC Highway 261 intersect: THENCE along the I-95 right-of-way North 13-31-00 East a distance of 242.57 feet to a concrete monument (old mark);· 11-IENCE continuing along the 1-95 right-of-way North 13·30-14 East a distance of222.30 feet to a concrete momnnent (old mark); TH ENCE continuing along the 1-95 right-of-way North 13-41-15 East a distance of 124.98 feet to a concrete monument (old mark); THENCE continuing along the I -95 right-of-way along the arc of a curve - 339.86 feet with a radius of 1030,70 feet the chord bearing of North 23-00-06 East a distance of 338.33 feet to a concrete monwnent (old mark); THENCE continuing along the I -95 right--of way North 30-39-12 East a distance of 173.29 feet to a concrete monument (old mark); THENCE continuing along the I -95 right-of-way North 41-53-33 East a distance of 549.29 feet to a concrete monument {old mark.); THENCE along a transition right-of-way South 65-32-54 East a distance of 28. I 4 feet to a concrete monument {old mark); TiffiNCE along the original I -95 frontage road now South Carolina Highway 8-14-758 (A.M. Mash Road) South 09-19-09 West a distance of 18 t 7.65 feet to a railroad spike (set in pavement); THENCE along a right-tum lane South 69-33-00 West a distance of 49.50 feet to a railroad spike (set in pavement) on the northern right-of-way South Carolina Highway-261: THENCE along the northern right-of-way of S.C. 261 North 50-06-00 West a distance of353.60 feet to an iron pipe comer; TIIENCE continuing along the right-of-way of S.C. 261 North 42-15-00 West a distance of206.90 feet to the point ofbegirming. This being the identical property conveyed to National Autoffruckstops, Inc by deed of Union Oil Company by deed dated April 13, 1993 and recorded April23, 1993 in Deed BookA-238 at page 68.

EXHIBIT A-30

Denmark, TN (TA)
155 Hwy 138
Denmark, TN

LYING AND BEING SITUATED IN THE 7TH CIVIL DISTRICT OF MADISON COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A STAKE IN THE WEST MARGIN OF WHAT IS KNOWN IN THE YEAR 1953 AS THE PROVIDENCE ROAD AND 30 FEET FROM THE CENTER OF SAME, AND BEING 710 FEET AS MEASURED ALONG PROVIDENCE ROAD IN A SOUTHERLY DIRECTION FROM THE CENTER OF THE OVERPASS, AND BEING FURTHER LOCATED AND DESCRIBED AS BEING THE NORTHEAST CORNER OF THE HAWKINS CEMETERY; RUNS THENCE WITH THE NORTH LINE OF THE CEMETERY SOUTH 87 DEGREES 52 MINUTES WEST 76 FEET; THENCE SOUTH 02 DEGREES 06 MINUTES EAST 75 FEET TO A STAKE, THE SOUTHWEST CORNER OF THE CEMETERY; THENCE ACROSS THE OPEN FIELD SOUTH 44 DEGREES 22 MINUTES WEST 647.25 FEET TO A STAKE ON A HIGH BANK; THENCE NORTH 80 DEGREES 23 MINUTES WEST 670.00 FEET TO A STAKE IN THE SOUTH MARGIN OF THE INTERSTATE HIGHWAY NO. 40 AND 150 FEET FROM THE CENTER LINE OF SAME; THENCE WITH THE EXISTING FENCE ROW NORTH 59 DEGREES 37 MINUTES EAST 450 FEET TO A STAKE; THENCE NORTH 72 DEGREES 22 MINUTES EAST 445.00 FEET TO A CONCRETE HIGHWAY MONUMENT; THENCE SOUTH 15 DEGREES 08 MINUTES EAST 141 FEET TO A HIGHWAY MONUMENT RIGHT-OF-WAY MARKER IN THE WEST MARGIN OF THE ABOVE MENTIONED PROVIDENCE ROAD; THENCE WITH SAID ROAD SOUTH 02 DEGREES 08 MINUTES EAST 264.00 FEET TO THE BEGINNING.

ALSO DESCRIBED AS FOLLOWS:

DESCRIPTION OF THE UNION OIL COMPANY OF CALIFORNIA, DBA UNOCAL PROPERTY IN MADISON COUNTY, TENNESSEE RECORDED IN BOOK 480, PAGE 234:

BEGINNING AT A FOUND T-POST IN THE SOUTH RIGHT OF WAY LINE OF U. S. HIGHWAY I-40 (150 FEET FROM THE CENTERLINE), SAID POINT BEGIN IN THE WEST LINE OF PROPERTY RECORDED IN BOOK 480, PAGE 234; THENCE NORTH 59 DEGREES 37 MINUTES 00 SECONDS EAST WITH THE SOUTH RIGHT OF WAY LINE OF U. S. HIGHWAY I-40, 449.69 FEET TO A POINT; THENCE NORTH 72 DEGREES 02 MINUTES 42 SECONDS EAST WITH THE SOUTH RIGHT OF WAY LINE OF U. S. HIGHWAY I-40, 444.59 FEET TO A FOUND RIGHT OF WAY MONUMENT; THENCE SOUTH 15 DEGREES 48 MINUTES 42 SECONDS EAST WITH THE WEST RIGHT OF WAY LINE OF PROVIDENCE ROAD, 141.00 FEET TO A SET IRON PIN (30 FEET FROM THE CENTERLINE); THENCE SOUTH 02 DEGREES 16 MINUTES 14 SECONDS EAST WITH THE WEST LINE OF PROVIDENCE ROAD, 262.19 FEET TO A SET IRON PIN IN THE NORTH LINE OF HAWKINS FAMILY CEMETERY; THENCE NORTH 88 DEGREES 59 MINUTES 56 SECONDS WEST WITH THE NORTH LINE OF HAWKINS FAMILY

CEI\fETERY, 75.00 FEET TO A SET IRON PIN; THENCE SOUTH 01 DEGREES 00 I\.1INUTES 04 SECONDS WEST \VITI-I THE WEST LINE OF HAWKINS FAtvfiL Y CEl'v1ETERY, 75.00 FEET TO A SET IRON PIN IN THE SOUTH LINE OF PROPERTY RECORDED IN BOOK 480, PAGE 234; THENCE SOUTH 43 DEGREES 20 MINUTES 31 SECONDS WEST WITH THE SOUTH LINE OF PROPERTY RECORDED IN BOOK 480, PAGE 234,647.53 FEET TO A FOUND T-POST IN THE WEST LrNE OF PROPERTY RECORDED IN BOOK 480, PAGE 234; THENCE NORTH 30 DEGREES 23 l'vfiNUTES 53 SECONDS WEST \VITI--I THE WEST LINE OF PROPERTY RECORDED IN BOOK 480, PAGE 234, 669.84 FEET TO THE POINT OF BEGI1\ ING AND CONTAINING 434,276 SQUARE FEET OR 9.970 ACRES OF LAND.

EXHIBIT A-31 TA Nashville 111 N. First Street Nashville. TN LYING IN THE FIRST OVIL DISTRICf,METROPOUTAN NASHVILLE,DAVIDSON COUN1Y,TENNESSEE, BEGINNING AT AN IRON ROD SET ON THE NORTH RlGt-rr-OF-WAY UNE OF MAIN STREET ON JAMES ROBERTSON PAAKWAY FRONTAGE ROAD1AT THE SOtffiiEASTERLY END OF ntE RETURN CURVE FOR NORTli FIRST STREET; TifENCE, 1. Willi ID RETURN CURVE TO THE RIGHT, HAVIr-IG A RADIUS OF 18.86 FEET, A DELTA ANGLE OF 94 DEGREES 35 MINUTES 11 SfCONDS,A OiORD OF NORTH 62 DEGREES 02 MINUTES 06 SECONDS WEST, 27.71 FEET, AND AN ARC DISTANCE OF 31.13 FEET TO AN IRON ROD SET AT TilE POINT OF TANGENCY AND BBNG ON THE EAST RIGHT-QF-WAY UNE OF NORTI-1 FIRST STREET,11-iENCE, 2. Wmt SAID EAST RIGtfT-QF-WAY UNE OF NORTH FIRST STREET, NORTli 14 DEGREES 44 MINlJTES 31SECONDS WEST,A DISTANCE OF 626.29 FEET TO A TACK SET IN LEAD,THENCE 1 · 3. OONTINUING WITH SAID EAST RIGHT-QF-WAY LINE OF NORTH FIRST SlREET,NORTH 00 DEGREES 46 MINUTES 54 SECONQS EAST, A DISTANCE OF 268.94 FEET TO AN EXISTING P.K. NAIL AT E SOUTHWEST CORNER OF THE LAND OF FRANCES B. SWIFT,/AS OF RECORD IN DEED BOOK 8494,PAGE 740,TN SAID REGISTER'S OFFICE, THENCE; '1. WITH llfE SOUTH UNE OF SAID SWIFT l.AND1 NORTH 73 DEGREES 47 MINUTES 55 SECONDS EAST, A DISTANCE OF 417.00 FEET TO AN IRON ROD SET AT THE SOUTHEAST CORNER THEREOF, TiiENCE, 5. WITH THE EAST UNE Of SAID SWIFT LAND,NO.RTH 35 DEGREES 42 SECONDS 55 MINUTES EAST, A DISTANCE OF 75.00 FEET TO AN IRON ROD SET,THENCE, 6. CONTINUING WITH mE EAST UNE OF SAID SWIFT LAND, NORlli 10 DEGREES 31 MINUTES OS SECONDS WEST, A DISTANCE OF 66.17 FEET TO AN IRON ROD SET ON THE SOUTI-1 RIGI-IT-Of.WAY UNE OF CSX RAILROAD; THENCE, 7. WITH SAID SOUlH RJGHT-GF-WAY UNEOF CSX RAILROAD,NORTH 72 DEGREES 58 MINUTES 55 SECONDS EAST1 A DlSTANCE OF 424.87 FEET TO AN EXISTING IRON ROD ON Tl-iE WEST RIGHT-OF WAY UNE OF INTERSTATE 65;THENCE, B. CONTINUING WITH SAID WEST RIGHT-QF-WAY OF INTERSTATE 65, AND WITH A FENCE, SOUTH 16 DEGREES 12 MINUTES 18 SECONDS WEST, A DISTANCE OF 141.68 FEET TO AN IRON ROD SET; THENCE, 9. CONTINUING WITH SAID WEST RIGHT-oF-WAY OF INTERSTATE 65, AND WITH SAID FENCE,SOUTH l6 DEGREES 47 MINUTES 52 SECONDS EAST,A DISfANCE OF 272.95 FEET TO AN IRON ROD SET AT THE NORTHEAST CORNER OF THE LAND Of TATG,INC. OF RECORD IN DEED BOOK 7488, 776 fN SAID REGISTER'S OFFICE;THENQ:, . 10. WITH THE NORTii UNE OF SAID TATG LAND, SOIJfH 73 DEGREES 46 MINUTES 24 SECONDS WEST, A DISTANCE OF 240.90 FEET TO AN IRON ROD SET AT ll-fE NORTHWEST CORNER THEREOF;THENCE, . 11. WITH THE WEST LINE OF SAID TATG LAND,SOUTH 16 DEGREES 28 MINUTES 05 SECONDS EAST, A DISTANCE OF 9.02 FEET TO AN IRON ROD SET ON THE RIGHT-QF-WAY UNE OF THE NORTilERLY END OF SECOND STREET; THENCE, . 12. WITH SAID RIGHT-oF-WAY UNE OF NORTii SECOND STREET,AND WITH A TANGENT CURVE TO THE LEfT HAVTNG A RADIUS OF 50.00. FEET,A DELTA ANGLE OF 152 DEGREES 25 MINUTES 50 SECONDS, A CHORD OF SOUTH 09 DEGREES 10 MINUTES SO SECONDS WEST, 97.12 FEET, AND ARC DISTANCE OF 133.02 FEET TO AN IRON ROO SET AT THE POINT OF REVERSE OJRVA11JRE;THENCE, 13. CONTINUING Wffif SAID RIGHT·OF-WAY UNE OF NORTH SECOND STREET, AND WITli A TANGENT CURVE TO THE RIGHT,HAVING A RADIUS OF 18.44 FEET, A DELTA ANGLE OF 50 DEGREES 34 MINUTES 00 SECONDS,A CHORD OF SOUTH 41 DEGREES 45 MINlfTES OS SECONDS EAST,15.75 FEET, AND ARC DISfANCE OF 16.27 FEET mAN IRON ROD SET AT THE POINT OF TANGENCf, TIIENCE, 14. CONTINUfNG WITH SAID WEST RIGHT-QF-WAY UNE OF NORTH SECOND STREET,SOUTH 16 DEGREES 28 MINllTES 05 SECONDS EAST,A DISfANCE OF 492.27 FEET TO AN IRON ROD SET AT THE POINT OF CURVATURE OF THE FOLLOWING TANGENT CURVE;THENCE, 1 of3

15. WITH SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 19.09 FEET, A DELTA ANGLE OF 94 DEGREES 21 MINUTES 00 SECONDS. A CHORD OF SOUTli 30 DEGREES 42 MINUTES 25 SECONDS WEST, 27.87 FEET, AND AN ARC DISTANCE OF 31.29 FEET TO AN IRON ROD SET AT THE POINf OF TANGENCY AND ON THE NORTH UEN OF SAID MAIN STREET, THENCE; WITH SAID NORTH RIGHT-OF WAY UNE OF MAIN STREET AND THE FOLLOWING 9 CALlS (UNES 16 THROUGH 24}; 16. SOUTH 77 DEGREES 45 MINUfES 18 SECONDS WEST, A DISTANCE Of 178.61 FEET,TO AN IRON ROO SEf AT TiiE POINT OF OJRVATURE OF THE FOLLOWING TANGENT CURVE;THENCE, 17. Wffii SAID CURVE TO lliE LEFT,HAVING A RADIUS OF 150.20 FEET, A DaTA ANGLE OF 17 DEGREES 05 MINUTES 25 SECONDS,A a-fORD OF SOVTH 63 DEGREES 59 MINUTES 12 SECONDS WEST, 44.62 FEET, AND AN ARC DISTANCE OF 44.80 FEET TO AN IRON ROD SET AT lliE POINT OF TANGENCY;THENCE, 18. SO\ffi-l 51DEGREES 52 MINLITES 42 SECONDS WEST,-A DISTANCE OF 25.H FEET TO AN IRON ROD SEf AT THE POINT OF CURVATURE OF THE FOLLOWlNG TANGENT CURVE; THENCE, 19. WITl-1 SAID CURVE TO 11iE LEFf, HAVING A RADIUS OF 121.97 FEET, A DELTA ANGLE Of 25 DEGREES 52 MINUTES 00 SECONDS,A OiORD OF SOlffH 64 DEGREES 27 MINUTES 55 SECONDS WEST, 54.60 FEET, AND AN ARC DISTANCE OF 55.07 FEET TO AN IRON ROD SET AT n-tE POINT OF TANGENCY;THENCE, 20. SOUTH 77 DEGREES 23 MINUTES 55 SECONDS WEST 1 A DISTANCE OF 42.94 FEET TO AN IRON ROD SET AT THE POINT Of CURVATURE OF THE FOLLOWING TANGENT CURVE,THENCE, 21. WITH SAID CURVE.TO THE LEFT, HAVING A RADIUS OF 4583.38 FEET, A DELTA OF 01DEGREE 15 MINUTES 01SECONDS,A CHORD OF SOlJfH 76 DEGREES 46 MINUTES 24 SECONDS WEST,100.01 FEET, AND AN ARC DISTANCE OF 100.02 FEET TO AN IRON ROD SET AT THE POINT OF COMPOUND OJRVATIJRE; 11-iENCE, 22. WITH A NON-TANGENT CURVE TO THE LEFT,HAVING A RADIUS Of 881.37 FEET,A DELTA ANGLE OF 05 DEGREES 31MINUTES 31SECONDS, A CHORD OF SOurn 73 DEGREES 23 MINUTES 08 SECONDS WEST, 84.96 FEET, AND AN ARC DISTANCE OF 8"t.99 FEET TO AN IRON ROD, THENCE, 23.SOUTH 71 DEGREES 50 MINLTTES 19 SECONDS WEST, A DISTANCE OF 61.01 FEET TO AN IRON ROD SET; THENCE, 24. SOUn-t 70 DEGREES 40 MINUTES 02 SECONDS WEST, A DISTANCE OF 74.69 FEET TO THE POINT OF BEGINNING. . ALSO ENCUMBERING THE FOLLOWING DESCRIBED LAND TO TilE EXTENT NOT INCLUDED IN THE AFOREDESCRIBED lAND; lAND IN DAVIDSON COUNTY, TENNESSEE1 BEING LOT NOS. 1, 2, 3 AND 4 ON THE PlAN OF RESUBDIVISION OF LOT NUMBER OF PART OF LOT NUMBER 1THRU 15, 66 THRU 93 AND PORTIONS OF STREETS AND AllEYS SHOWN ON SHELBY'S FIRST ADDffiON TO EDGEFIELD,AS OF RECORDING BOOK 12, PAGE 514, REGISTER'S OFFICE FOR DAVIDSON COUNlY, TENNESSEE, AS OF RECORD IN PLAT BOOK 5200,PAGE 72,REGISTER'S OfFICE FOR DAVIDSON COUNTY, TENNESSEE. BEING THE SAME PROPERTY CONVEYED TO TRUCKSTOPS CORPORATION Of AMERICA,BY DEED FROM MARTHA WHffi FOODS, INC. AS OF RECORD IN BOOK 5302, PAGE 842;-BY DEED FROM WAYNE WALLACE, ET AL, AS OF RECORD IN BOOK 5302,PAGE 846; BY DEED FROM THIRD NATIONAL BANK IN NASHVILLE, SUCCESSOR TRUSTEE, AS OF RECOD IN BOOK 5302 1 PAGE 849;BY DEED FROM E.B. SMITH,JR., AND WIFE,KATHRYN EENAN SMffi-f, AS OF RECORD IN BOOK 5302,PAGE 852;BY DEED FROM LOUISVILLE AND NASHVILLE RAILROAD COMPANY, AS OF RECORD IN BOOK 5305,PAGE 564;BY DEED FROM JOHN E. PATION AND WIFE,RITA PATION, AS OF RECORD IN_ BOOK 5256, PAGE 798,BY DEED FROM RAMEL ADVERTISING ASSOCIATES OF TENNESSEE,A UMITED PARTNERSHIP, AS OF RECORD IN BOOK 5357,PAGE 994, BY DEED FROM RYDER SYSTEM,INC. OF RECORD IN BOOK 6225, PAGE 944,REGISTER'S OFFICE FOR DAVIDSON COUNTY, TENNESSEE. BEING AlSO DESCRIBED ACCORDING TO A SURVEY MADE BY INTERNATIONAL lAND SURVEYING, INC., DATED SEPTEMBER 13, 1993, DWG. NO. 93-08-01;027 fJS FOLLOWS: 2 of3

LYING IN THE FIRST CIVIL DISTRICT, METROPOLITAN NASHVILLE-DAVIDSON COUNTY, TENNESSEE, BEING THE LAND OF TRUCKSTOPS CORPORATION OF AMERICA, AS OF RECORD IN DEED BOOK 5302, PAGE 842, DEED BOOK 5302, PAGE 846, DEED BOOK 5302, PAGE 849, DEED BOOK 5302, PAGE 852; DEED BOOK 5305, PAGE 564; DEED BOOK 5256, PAGE 798; DEED BOOK 5257, PAGE 994; AND DEED BOOK 6225, PAGE 944 ALL IN THE REGISTER'S OFFICE FOR DAVIDSON COUNTY, TENNESSEE, SAID LAND ALSO BEING ALL OF LOTS 1, 2, 3 AND 4 ON THE PLAN OF "RESUBDIVISION OF LOT NUMBER OR PART OF LOT NUMBERS 1 THRU 15, 66 THRU 93 AND PORTIONS OF STREETS AND ALLEYS SHOWN ON SHELBY'S FIRST ADDITIONS TO EDGEFIELD, AS OF RECORD IN BOOK 12, PAGE 524, R.O.D.C." SAID RESUBDIVISION AS OF RECORD IN BOOK 5200, PAGE 72, IN SAID REGISTER'S OFFICE.

BEING THE SAME PROPERTY CONVEYED TO TA OPERATING CORPORATION, A DELAWARE CORPORATION BY SPECIAL WARRANTY DEED FROM TRUCKSTOPS CORPORATION OF AMERICA, A DELAWARE CORPORATION OF RECORD IN BOOK 9188, PAGE 50 AND BY QUITCLAIM DEED OF RECORD IN BOOK 9188, PAGE 60, BOTH IN THE REGISTER'S OFFICE FOR DAVIDSON COUNTY, TENNESSEE.

3 of 3

EXHIBIT A-32 lA Dallas South 7751 Bonnie View Road l) tll 1s. TX _ .•:,r.f,J1r";i".'. w.· Being Lot-lB, in Block A/8267 ,·. of TRAVELCENTERS OF AMERICA ADDITION No. 2, an Addition to the City of Dallas, Texas, according to the Map thereof recorded in Volume 190787, Page 2006, of the Plat Re ords of Dallas County, Texas

EXHIBIT A-33 Laredo, TX 1010 Beltway Parkway Laredo, TX 78045 Being Lot Number One (1), in Block Number (1), Travel Centers of America Plat recorded in Volume 26, Page 10, \Vebb County Plat Records, Texas. Together with easement rights pursuant to Access Road Easement, dated November 3, 2003 and recorded January 8, 2004 as Document No. 822166 in Volume 1523, Page 387, \Vebb County Deed Records.

EXHIBIT A-34 TA Nevv Braunfels 4g 1-7 I-35 North Ne\v Braunfels. TX •' LOT 1, HERITAGE PARK UNIT ONE, COMAL COUNlY,TEXAS, ACCORDING TO WE MAP OR PLAT THEREOF RECORDED IN VOLUME 11,PAGE 241OF TiiE MAP AND PLAT RECORDS OF COMAL COUNlY, TEXAS, AND BEING MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT A 5/ff' REBAR IN THE SOUTHEAST CORNER OF SAID LOT ONE AT THE INTERSECTION Of THE WEST'ERLY RIGHT OF WAY UNE OF IH·JS FRONTAGE ROAD AND lliE NORTHERLY RlGHT OF WAY OF CONRADS ROAD, TiiENCE NORTH 87 DEGREES 45 MINUTES 57 SECONDS WEST A DISTANCE OF 101.57 FEET TO A 1/2REBAR lN THE RIGHT OF WAY OF CONRADS ROAD,THENCE NORTli 56 DEGREES 57 MINUTES 10 SECONDS WEST A DISTANCE OF 35.35 FEET TO A S/B" REBAR Will1 CAP INSCRIBED MICHAEL F.FElDBUSCH LS 5213 IN nfE RIGHT OF WAY OF CONRADS ROAD,lliENCE Wffif A CURVE TURNING TO lHE RIGHT WTTH AN ARC lENGTH OF 251.93 FEET Wmt A RADIUS Of 1106.30 FEET Wffif A CHORD BEARING OF NORiH 51DEGREES 39 MINlJTES 57 SECONDS WEST WITH A CHORD lENGTli OF 251.82 FEET TO A nX" IN CONCRmIN THE RIGHT OF WAY OF CONRADS ROAD, THENCE NORTH 45 DEGREES 10 MINUTES .qz SECONDS WEST A DISTANCE OF .33 FEET TO A 1/?:' REBAR IN 11iE RIGfff OF WAY OF CONRAOS ROAD, lliENCE NORlli 44 DEGREES 58 MINUTI:S 47 SECONDS WEST A DlSTANCE Of 379.71FEET TO A 5/8q REBAR Wffif CAP INSCRIBED MICHAEL F. FfLDBUSOf lS 5213 IN THE RIGHT Of WAY Of CONRADS ROAD,TiiENCE NORTH 43 DEGREES 28 MINUTES 19 SECONDS EAST A DISTANCE OF 1099.98 FEET TO A l[l• REBAR,ntENCE SOUTii 45 DEGREES 13 MINUlCS 35 SECONDS EAST A DISTANCE OF 428.07 FEET TO A 1/2" REBAR,THENCE SOUTH 31 DEGREES 58 MlNVTES '57 SECONDS WEST A DISTANCE OF 556.07 FEET TO A 1{2" REBAR1 lliENCE SOUTH 45 DEGREES 36 MINI.ITES 51SECONDS EAST A DISTANCE OF 505.14 FEET TO A 1/2." REBAR ON·iHE WESTERLY RIGHT OF WAY UNE OF IH<35 FRONTAGE ROAD,lliENCE SOtmt 34 DEGREES 36 MINUTES 45 SECONDS WEST ALONG SAID RlGHT OF WAY A DISTANCE OF 82.21FEET TO A 5/Bq REBARr THENCE SOUlli 29 DEGREES 26·MINVTES 07 SECONDS WEST ALONG SAID RIGHT OF WAY A DISTANCE OF 390.<17 FEET TO THE POINT OF BEGINNING HAVING AN AREA OF 871,569.92 SQUARE FEET, 20.01 ACRES. NOTE: THE COMPANY IS PROHIBITED FROM INSURING THE AREA OR QUANTITY OF lliE lAND DESCRIBED HEREIN. ANY STATEMENT IN n-tE ABOVE LEGAL DESOUPTION OF 1HE AREA OR QUANTlTY Of LAND IS NOT A REPRESENTATION THAT SUCH AREA OR QUANTITY IS CORRECT, BVT IS MADE ONLY FOR INFORMATIONAL AND/OR IDEN11F1CATION PURPOSES AND DOES NOT OVERRIDE ITEM 2 OF SCHEDULE B HEREOF.

EXHIBIT A-35 Wheeling, WV (TA) RR 1; PO Box 712 Valley Grove, WV The following tract of land situate at the intersection of the Dallas Pike Road (\Vest Virginia Route No. 41), with the Covenanter Church Road (\Vest Virginia Route No. 41/3), on the n01th side of Interstate Route No. 70, Libe1ty-Triadelphia District, Ohio County, West Virginia and being more particularly bounded and described as follows: Beginning at a point at the intersection of the northerly controlled access right of way line of Interstate Route No. 70 with the easterly right of way line of the Covenanter Church Road (West Virginia Route 41/3) and the northerly right of way line of the Dallas Pike Road (West Virginia Route 41), said beginning point being 77 feet distant, measured at right angles in a northerly direction from the Dallas Pike Road centerline station 52+44, as shown on Interstate Route No. 70 plan sheet No. 8, Federal Project No. I-70-I (14) 14, said plan being on tile in the oftice of the Department of Highways, at Charleston, West Virginia; thence from said beginning point and with the easterly right of \vay line of the Covenanter Church Road (West Virginia Route 41/3), as shown on relocated Route 41/3, plan sheet 5, West Virginia Project No. 6706, said plan being on tiled in said office of the Department of Highways, the following two (2) bearings and distances: N. 12° 29' 20" E. 137 and 28/100 feet to a point 90 feet distant, measured at right angles in an easterly direction from relocated Route 41/3 centerline station 2 + 33; thence N. 04° 33' 05" E. 295 and 22/100 feet to a point 40 feet distant, measured at right angles in an easterly direction from relocate Route 41/3 centerline station 5 + 0; thence with the northerly line of said project No. 6706, N. 86° 50' 23" W. 40 feet to a point in the centerline ofthe Covenanter Church Road (West Virginia Route 41 /3); thence with said centerline the following twenty-nine (29) bearings and distances: 1\'. 04° 12' 30" E. 113 and 99/l 00 feet to a point; thence N. 05° 1 5' E. 50 feet to n point; thence N. 12° 06' E. 50 feet to a point; thence N. 26° 20' E. 50 feet to a point; thence N. 38° 18' E. 50 feet to a point; thence N. 45° 03' E. 50 feet to a point; thence N. 49° 42' E. 50 feet to a point: thence N. 51 a 30' E. 50 feet to a point; thence N. 56° 11' E. 50 feet to a point; thence N. 58° 47' E. 50 feet to a point; thence N. 61° 35' E. 50 feet to a point; thence N. 62° 01, E. 50 feet to a point; thence N. 66° 25' E. 50 feet to a point; thence N. 71o 13' E. 50 feet to a point; thence N. 74 a 37' E. 50 feet to a point; thence N. 76° 01' E. 165 feet to a point; thence N. 70° 02' E. 50 feet to a point; thence N. 67° 00' E. 50 feet to a point; thence N. 63° 48' E. 175 feet to a point; thence N. 64° 42' E. 50 feet to a point; thence N. 67° 30' E. 50 feet to a point; thence N. 67° 07' E. 37 feet to a point; thence N. 69° 39' E. 65 and 191100 feet to a point; thence N. 75° 1 0' E. 56 and 091100 feet to a point; thence N. 77° 47' E. 54 and 04/1 00 feet to a point; thence N. 80° 46' E. 51 feet to a point; thence N. 86° 29' E. 45 and 64/100 feet to a point; thence S. 86° 20' E. 68 and 05/100 feet to a point; thence S. son 42' E. 215 and 82/100 feet to a point in the northerly controlled access right of way line of Interstate Route No. 70; thence leaving said Covenanter Church Road (West Virginia Route 41/3), and with said nmiherly controlled access right of way line, the fo!lo\ving three (3) bearings and distances: S. 47° 49' 1 0" W. 1108 and 831100 feet to a point 186 feet radially left of Interstate Route No. 70 centerline station 542 + 00; thence S. 58° 28' 30" W. 675 and 59/100 feet to a point 225 feet radially left of Interstate Route 70 centerline station 535 + 00; thence S. 61° 44' 20" W. 226 and 24/100 feet to the place of beginning, containing 18 and 29/100 acres, more or less, as compiled from survey and calculations made by Stegman & Schellhase, Inc., Civil Engineers and Surveyors, Wheeling, West Virginia.

Together with the right to use the sanitary sewer line leading from the above described lands over other lands owned by Suder, Inc., to the sanitary lagoons north of Covenanter Church Road together with the right to use the roadway leading from Covenanter Church Road, through other lands now owned by Suder, Inc., as descri bed in said leases dated December 27, 1977.

Also described as and including:

The following tract of land situate at the intersection of the Dallas Pike Road (West Virginia Route No. 41), with the Covenanter Church Road (West Virginia Route No. 41/3), on the north side of Interstate Route No. 70, Liberty - Triadelphia District (formerly Triadelphia District), Ohio County, West Virginia and being more particularly bounded and described as follows:

Beginning at a point at the intersection of the northerly controlled access right of way line of Interstate Route No. 70 with the easterly right of way line of the Covenanter Church Road (West Virginia Route 41/3), and the northerly right of way line of the Dallas Pike Road (West Virginia Route 41), said beginning point being 77 feet distant, measured at right angles in a northerly direction from the Dallas Pike Road centerline station 52 + 44, as shown on Interstate Route No. 70 plan sheet No. 8, Federal Project No. I-70-1 (14) 14, said plan being on file in the office of the Department of Highways, at Charleston, West Virginia; thence from said beginning point and with the easterly right of way line of the Covenanter Church Road (West Virginia Route 41/3), as shown on relocated Route 41/3, plan sheet 5, West Virginia Project No. 6706, said plan being on file in said office of the Department of Highways, the following two (2) bearing and distances: N. 12° 29' 20" E. 137 and 28/100 feet to a point 90 feet distant, measured at right angles in an easterly direction from relocated Route 41/3 centerline station 2+33; thence N. 04° 33' 05" E. 295 and 22/100 feet to a point 40 feet distant, measured at right angles in an easterly direction from relocated Route 41/3 centerline station 5+0; thence with the northerly line of said project No. 6706, N. 86° 50' 23" W. 40 feet to a point in the centerline of the Covenanter Church Road (West Virginia Route 41/3); thence with the centerline, the following twenty-nine (29) bearings and distances: N. 04° 12' 30" E. 113 and 99/100 feet to a point; thence N. 05° 15 E. 50 feet to a point; thence N. 12° 06' E. 50 feet to a point; thence N. 26° 20' E. 50 feet to a point; thence N. 38° 18' E. 50 feet to a point; thence N. 45° 03' E. 50 feet to a point; thence N. 49° 42' E. 50 feet to a point; thence N. 51° 30' E. 50 feet to a point; thence N. 56° 11' E. 50 feet to a point; thence N. 58° 47' E. 50 feet to a point; thence N. 61° 35' E. 50 feet to a point; thence N. 62° 01' E. 50 feet to a point; thence N. 66° 25' E. 50 feet to a point; thence N. 71° 13' E. 50 feet to a point; thence N. 74° 37' E. 50 feet to a point; thence N. 76° 01' E. 165 feet to a point; thence N. 70° 02'E, 50 feet to a point; thence N. 67° 00' E. 50 feet to a point; thence N. 63° 48' E. 175 feet to a point; thence N. 64° 42' E. 50 feet to a point; thence N. 67° 30' E. 50 feet to a point; thence N. 67° 07' E. 37 feet to a point; thence N. 69° 39' E. 65 and 19/100 feet to a point; thence

N. 75° 1 0' E. 56 and 09/100 feet to a point; thence N. 77° 47' E. 54 and 041100 feet to a point; thence N. 80° 46' E. 51 feet to a point; thence N. 86° 29' E. 45 and 64/100 feet to a point; thence S. 86° 20' E. 68 and 05/1 00 feet to a point; thence S. 80° 42' E. 215 and 82/100 feet to a point in the northerly controlled access right of way line of Interstate Route No. 70; thence leaving said Covenanter Church Road (West Virginia Route 41/3), and with the northerly controlled access right ofway line, the following three (3) bearing and distances: S. 47° 49' 10" Vl. 1108 and 83/100 feet to a point 186 feet radially left of Interstate Route No. 70 centerline station 542 + 00; thence S. 58° 28' 30' \V. 675 and 59/100 feet to a point 225 feet radially left of Interstate Route 70 centerline station 535 + 00; thence S. 61o 44' 20" \V. 226 and 241100 feet to the place of beginning, containing eighteen and twenty-nine hundredths (1 8 and 29/1 00) acres, more or less, as compiled from survey and calculations made by Stegman & Schellhase, Inc., Civil Engineers and Surveyors, \\'heeling, \Vest Virginia. There is excepted and reserved from the said 18 and 29/100 acre tract of land so much of the coal underlying same together with such mining rights and privileges that have heretofore been excepted and/or conveyed. The said 18 and 29/100 acre tract being subject to the part of the right of way for the said Covenanter Church Road (West Virginia Route 41/3), that is included within the boundary lines of the said 18 and 29/100 acre tract. The said 18 and 291100 acre tract being subject to any and all conditions, exceptions, reservations, stipulations, rights of way, etc. as may be contained in fom1er deeds of conveyance. The said 18 and 29/100 acre tract being all of the land nmv or fom1crly owned by Suder Inc., lying east of the Dallas Pike Road between the Covenanter Church Road and the northerly controlled access right of way lines of Interstate Route No. 70. -1-The Windmill All that certain two (2) story concrete block structure with a one (1) story addition, and partial basement having a ground t1oor area of approximately 11,000 square feet and a gross floor area of approximately 25,500 square feet, currently being used as a Restaurant, Store, tv1otel and tire storage area, known as ''the Windmill." -2-The \Vindmill Jr. A II that certain two (2) story concrete block structure with a one (1) story addition, having a ground floor area of approximately I,800 square feet and a gross t1oor area of approximately 3,500 square feet, currently being used for Restaurant, Store and Office purposes and known as '"the Windmill Jr." -3-The Repair Garage

All that certain one (1) story reinforced concrete structure with a mezzanine, having a ground floor area of approximately 7,900 square feet and a gross floor area of approximately 9,100 square feet, currently being used as a truck Repair Garage and known as "the Repair Garage."

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Fuel Station Canopy

All that certain fuel station canopy measuring approximately 42' x 236' with I beam columns and supports, slight double pitched roof with I beam rafters, corrugated motel panel roofing, and 24 mercury vapor streetlights attached to structure, currently being used as a truck refueling station and known as "the Windmill Canopy."

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Windmill Jr. Canopy

All that certain fuel state canopy measuring approximately 24' x 80' with I beam columns and supports, slight double pitched roof with I beam rafters, corrugated metal panel roofing and six (6) mercury vapor street lights attached to structure, currently being used as a truck refueling state and known as "the Windmill Jr. Canopy."

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Other Plot Improvements

All those certain other lot improvements, not specifically described above, including but not limited to the following:

1. Approximately 481,000 square feet of bituminous paving;
2. Surface fuel spill collection system with collection and separating tank;
3. Storm sewer drainage system with catch basin and piping;
4. Sanitary sewer system;
5. Fuel storage tank prepared base and dyke;
6. Approximately 700 lineal feet of metal ground rail;
7. 2 – elevated illuminated stop signs with steel columns and arms;
8. Approximately 9,152 square feet of reinforced concrete fuel station pads;
9. Reinforced concrete truck bumpers.

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Fuel Storage Tanks

The steel fuel storage tanks each of 508,376 gallon capacity with explosion proof pumphouse and metered pump, buried lines from pumphouse, OPW loading rack and arm, hoses, pipelines and tank conections, surrounded by prepared bose and eight foot steel fence \.Vith steel gates.

XliltlJT A-36 TA Ft. Bridger I-80 Exit 30 Ft. Bridger, WY Parull: A pan:eJ of land situate in tho NW% of Section 4 and the NEY.. of-'Section 5, To\'VIlship IS North, RDnge 116 West oftha 6th P.M, Uinta County 7 Wyoming, according to an official plat of snid kmd filed in the District Lnnd Office, bounded nod descnvcd ns fo11ows: Commencing at the cOmer common to SectiotJS 32 and 33, Township 16 North, Range 116 West B.lld Sections 4 nnd. 5, Township 1 S North, Range 116 West, suid point being on tho north line of 1hat certain parcel of Jnnd deeded by Upl!lild Industries Corporntion to Earl K. Cook by deed dated August 12, 1976, U.I.C. Audit No. 21434; thence along the north line of said SectionS lllld nloug the north line of said deeded purccl N 50'57" W, 339.39 feet to the TRUE POINT OF BEGINNING; thence along the southwesterly line of said deed parcel S 23a09'38" E, 935.38 feet {N 23°0T W, 937.00 feet. more or less, F deed) lo the most southerly comer of snid deeded pat«l, S:Jid point olso being a point on the northwestaiy right-of-way lioo of Interstate Highway 1-80, ns snid right-ot:way iB dcscnoed in that certain Quitcluim Deed, recorded in Book 208, Pag<3 JOJ. Qfiicinl Rccoros of Uinm County, Wyoming; them:oiQTlg said northwesterly right-of-way line, S 83°35' W, 32.98 feel to a point on the east lino of said Section 5; thence continuing along said.oorthwestcrly right-ot:way line S 83°3S W, 16.10 feet; thence continuing along snid northwesterly rlght-of-wuy line S 54"46'45'' W, 642.0 feet; thence IC<tving said nortl1westerlyright-of-way lineN 0000'27" W, 1236.12 feel to a poinl oo the .north line of said Section 5;·thence along said north lineS 8 50'57" E, 205.40 feet to the TRUE POINt OF BEGINNING. Pan;el2: A parcel of land situate in lhe NWof Section 4 and in the NEof Section 5, Township IS North. Range 116 West of 1he 6th P.M., Uinta County, Wyoming. uccording to on official plat of said land filed in the District Land Office, bounded and described as follows: Commencing at the quorter comer common to said Sections 4 and 5; thence along lhc section line common to suid sections, N OgJ TOO" E, I 138.99 feet to a point on the northwesterly lim: of that certain parcel of land deeded by Uphmd Industries Corporolion to the Stato of Wyoming by deed dntcd April 11, 1977, U.tC. 0 A. No. 26101, {N 0"17'00" E. 1110.5 feet; per deed) said point also being '\point on the soutllellstcrJy right.of·way line ;f lnlerstEtle 1-lighwny 1·80 hs described in that certain:Quitclaim Deed recorded in Book 208, Page 303, Official Records of Uinta Cmmty; thence along the northwesterly line of said deeded parcel and uloog snid southeasterly right-of·way line N 78°59' E, 226.70 fi:et; thence cmrtinuing along said northellSterly line of said deeded pmcel and along said southeasterly right-of-way lineN 50°11'00" E, 62.64 feet 1o the TRUE POINT OF BEGINNING; thence leaving said southeasterly right-of.way line and continuing along tho eustc:rly line of said deeded parcel S 23°07'00" B, 118.00 feut; thence nlong the somheasterly fino of id deeded parcel S 66°53' W, 380.46 feet to the beginning of o purve concave southa stcrly having a radius of 894.93 feet; thcnca continuing nlong said southcqstcrly Hoc nnd nloog Silid cu.rvo tbraugh D ccntrnl angle of 32..38'00", 509.72 reet; thence Enst, 1007.53 feet; thence::, North 915.20 feet to a point on s:: id southeasterly right-of-way line of lntc:rstate llighwuy I-BO; thence 11Iong said southeasterly right-of-way lineS 5001 0'54.. W, 441.50 feet to the TRUE POINT OF BEGINNING-1 of2

Exhibit A Legal Description (continued) Parcel3: A parcel of land situated in the NWof Section 4 and the NEof Section 5, Township 15 North, Rnnge 116 West of the 6th P.M.. Uinta County, Wyoming. more particularly described ns follows: Beginning ot the: norlhwest. C(Dl)er of said Section 4, tllence Easterly aloog th6 nor1h line of said Section 4.S sgo33'03" B, 2344.19 feet, more or less, to tho inten;ection orthc North line of said Section 4 with tho northerly right-of-way line of lnlerstntc Highw11y 1-80; thetJce Southwcsta-ly aloogsaid northerlyright-of-wuy fino, S 661153' W, 2006.8 feet, IT10I""e or Jess; thence continuing along said rigbl-i>f..WlJY lim: S 8.3"35' W, 472.92 feeC; thence N 23°07' W, 937.0 fc l11QI"C or less, lo the north tine of said Section 5; thence easterly nlong said north lino of Section 5,339.39 teet to the Point ofBeginning. 1 : ParccJ4: A p11rcel of land mtunted io the SEY-INEof SectionS, Township 15 North. Range 116 West of the 6th P.M., Uinta County, Wyoming, being more particularly described as foUows: _ Commencing at the EY4-Section comer of soid Section 5; running thence N 0"1 r E, along the east line of said Section S, 1106.2 feet; thence N 89°43' W, 171.8 feet to the POINT OF BEGINNING, said point of beginning being the point of lnten>ection of the southerly rigbt-of wny line of lntmrtnte Higbwoy 1-80 with the northerly rigbt-of-w11y line of Old U.S. Higbwuy 30S. and said point being marked by 3/4" steel T-B!lf drivm in the ground topped with a stec] identification cap inscnbed "RLS 641 "; running thence S 78°59' W, along said soulberly lntcrstnte right-of-wny line, 314 feet to u standm-d Wy. Highwily Department right-of-way marker inscnbed, "Sfaj424 + 00''; thence S 66a53• W, along snW southerly tnrormate right-of·way line, 599.43 feet to 11 point marked by a T-Bar as described nbavc; thence S 55"45' 544.25 feet to said northerly Highway US 30S right-of-way lim;snid point marked by o T-Bnr as cbcnbcd llbove; thence N 34°15' E, 727.86 feet to the POINT OF BEGTNNlNG. LESS AND EXCEPT from the above described parcels those lnnds conveyed to The Transportntion Commission of Wyoming in instrument recorded July 29, 1994 in Book 635, Page 349. ParcelS: AU oftlle SV1SWof Section 33, Township 16 North, Rmtgo 116 West of the 6th PM. Uinta County, Wyuming1 lying northwesterly of the northerly boundary of lntastatc Highway 80. 2 of2

EXHIBIT B

New Properties

TA Site No.	Property Address
346	28991 West Gonzaga Rd., Santa Nella, CA 95322.
367	5915 Monee Rd., Monee, IL 60449.
252	2775 US Hwy 75, Lebo (Beto Junction), KS 66856.
153	1010 Beltway Parkway, Laredo, TX 78045.

EXHIBIT C

Petro Properties

TA Site No.	Property Address
346	28991 West Gonzaga Rd., Santa Nella, CA 95322.
367	5915 Monee Rd., Monee, IL 60449.

EXHIBIT D

Trade Area Restriction Waivers

TA Site No.	Property Address
397	426 Alabama Highway 69 S, Hanceville, AL 35077.
399	2842 SE Frontage Rd., Johnstown, CO 80534.
377	10200 Old Federal Rd., Carnesville, GA 30521.
376	1035 W. State Road 42, Brazil, IN 47834.
244	5884 S. Wilbur Wright Rd., New Lisbon, IN 47366.
250	1441 W. US Hwy 20, Porter, IN 46304.
382	4230 W. Highway 24, Remington, IN 47977.
243	15587 M-60, Tekonsha, MI 49092.
385	14150 Hwy 418 SW, Deming, NM 88030.
251	1670 U.S. Hwy 601 North, Mocksville, NC 27028.
378	98 Grove St., DuPont, PA 18641.
253	849 Victory Hwy. West, West Greenwich, RI 02817.
255	289 Howard Baker Hwy, Pioneer, TN 37847.
340	101 Cornelius Road North, Hillsboro, TX 76645.
394	110 Interstate 35 Frontage Rd., Pearsall, TX 78061.